UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Leidos Holdings, Inc.
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leidos

A BRILLIANT MIND IS SMART.

A BRILLIANT TEAM IS SMARTER.

2024

PROXY STATEMENT

Notice of Annual Meeting
of Stockholders

April 26, 2024
9:00 a.m. ET

making smart smarter

Everything we do is built on a commitment to do the right thing for our customers, our people, and our community. Our **Mission, Vision**, and **Values** guide the way we do business.

Mission

Leidos makes the world safer, healthier, and more efficient through technology, engineering, and science.

Vision

Become the global leader in the development and application of technology to solve our customers' most demanding challenges.

Engage, develop, and empower our diverse and valued people to foster a culture of creativity and growth.

Strengthen our communities through volunteerism, sustainable operations, and the advancement of equality.

Our Values are Embodied by Our Employees

Our mission, vision, and values are demonstrated by our 47,000 employees each and every day they are helping our customers execute on important missions on the front lines of the world's most complex markets.

- **INTEGRITY** is having the courage to make tough ethical decisions, taking pride in our work, being transparent with our team, and being respectful of everyone.
- **INCLUSION** is fostering a sense of belonging, welcoming all perspectives and contributions, and providing equal access to opportunities and resources for everyone.
- **INNOVATION** is not limited to our engineers and scientists. It is acting as a catalyst. Being tenacious and curious to help us excel and be a part of a learning organization.
- **AGILITY** is being flexible, creative, and resilient. It is our ability to think and act small while using the size and strength of our balance sheet to our advantage.
- **COLLABORATION** is being team-oriented and proactively engaging to meet shared objectives. It is about building relationships and staying connected with each other.
- **COMMITMENT** is being accountable, taking ownership, modeling servant leadership, and operating with a sense of urgency to our customers and teams.

Letter to Our Stockholders

DEAR FELLOW STOCKHOLDERS,
I am honored to write to you for the first time as Chief Executive Officer of Leidos. In my first eight months as CEO during 2023, I’m proud to have witnessed firsthand the dedication, drive, and determination of our team to deliver on our internal and external commitments. Our successful 2023 positions us well to undertake a year of deep strategic thinking regarding where we will take Leidos in solving our customers’ most vexing challenges through the decade to come.
Despite a slow start in 2023, for the full year, Leidos attained record-breaking revenue of $15.4 billion, a 7% increase on the prior year. Along with our strong bottom-line and cash performance through the last three quarters of 2023, 2023 provides us with a good foundation as we seek our full potential moving forward.
In 2023, we were awarded a $7.9 billion contract to provide the U.S. Army with tactical information technology hardware, unseating a 28-year incumbent. This whole-of-Leidos win, leveraging collaboration across the enterprise to deploy an advanced, AI-enabled logistics platform, further enhances the Army’s full mission readiness. We also expanded our work protecting and defending the United States with a new $918 million contract to enhance the Department of Homeland Security’s networks with capabilities like quantum-resistant cryptography and AI tools to detect and solve network issues.
In a triumph for naval autonomy, four unmanned surface vessels—two completely Leidos designed and all four outfitted with critical Leidos autonomy software—made history by autonomously transiting to the western Pacific Ocean for U.S. Navy exercises. We also executed the successful launch of our newest hypersonic systems program – a new test bed that will help the Department of Defense determine which hypersonic platforms are worth investment. In a short 49 days, our team created this innovative technology demonstration, which showcases our agility and entrepreneurialism. To close out a year of success, our Enduring Shield program delivered the first lot of launchers to the U.S. Army. These are only a few of the many examples of Leidos delivering vital support for critical customer missions in this fast-changing world.
In addition, in 2023 we were again named one of the World’s Most Ethical Companies by Ethisphere—our 6th consecutive year for this honor. Leidos debuted on the inaugural U.S. News list of “Best Companies to Work For.” And we earned the No. 16 spot in the 2023 Defense News Top 100 list.
Central to our success has been our relentless pursuit of operational excellence and agility. We have taken bold steps to streamline our organizational structure to build an even better future, promoting faster decision-making and tighter alignment with our core technology differentiators. We’re currently focused on creating our new ”North Star” vision, which will guide our strategy for the next decade.

“ I am confident in our ability to seize opportunities, overcome challenges, and deliver value that exceeds expectations.”

LEIDOS	1

Lastly, we recently launched a branding campaign for Leidos: “Making Smart Smarter.” This campaign’s three simple words seek to catapult understanding of what Leidos does differently and better than anyone else in the market. “Making Smart Smarter” is about our people and how they set us apart by creating breakthrough technologies in a unique ecosystem with our customers and partners.
Looking ahead, we are committed to maintaining momentum and driving profitable growth across all facets of our business – setting the stage for another year of achievement. As we continue to navigate the evolving landscape of the defense technology industry, I am confident in our ability to seize opportunities, overcome challenges, and deliver value that exceeds expectations. Together, we will chart a course toward a future defined by innovation, resilience, and unparalleled success.
With a “promises made, promises kept” culture becoming more evident every day at Leidos, we’ve delivered on my original commitments made to you. From advancing financial excellence, to amplifying our collective intelligence that is uniquely Leidos, we will continue striving to become a more focused, successful organization. New commitments in this New Year will follow the same line as my previous ones – made and kept.
Thank you for your investment in, steadfast support, and trust of Leidos.
THOMAS A. BELL
Chief Executive Officer

2	2024 PROXY STATEMENT

Letter to Our Stockholders

DEAR FELLOW STOCKHOLDERS,
The Leidos Board of Directors is grateful for your continued investment and interest in our company. We take pride in Leidos’ strong financial performance in the fiscal year 2023, a testament to the unwavering dedication of our 47,000 employees towards your interests and our strategy for sustainable growth. Thank you for being a part of our journey.
As your Board of Directors, we are committed to robust governance practices. We are dedicated to safeguarding Leidos’ continued success and championing the interests of our stockholders. The Board has eleven independent members, including the Board Chair and all Committee Chairs. With the appointment of three new members in the past two years, our Board blends fresh perspectives and seasoned experience. This allows us to harness our collective diversity in experiences, perspectives, and skills, enabling us to guide Leidos in navigating risks and capitalizing on strategic opportunities in an ever-evolving world.
We are delighted to welcome Vice Admiral (Retired) Nancy A. Norton to our team as the newest member of our Board. Admiral Norton brings a wealth of experience and a distinguished career in the U.S. Navy, which we believe will be invaluable in guiding our strategic decisions. We also extend our heartfelt gratitude to Dr. Mim John, who will retire from our Board on April 26, 2024, following our 2024 annual meeting. Since 2007, Dr. John has been an invaluable director, offering profound knowledge and thoughtful insights on technology transformation. Her many contributions to Leidos are deeply appreciated and will continue to resonate within our organization.
In 2023, we were also pleased to execute a successful CEO transition. After a comprehensive and thoughtful process, we welcomed Tom Bell as our new Chief Executive Officer. Tom has brought a wealth of experience and a proven track record of leadership, which will be instrumental in guiding Leidos toward new heights. We are very pleased with Tom’s performance over his first eight months and confident that under Tom’s stewardship, Leidos will continue to thrive and deliver on our commitments to our stockholders, employees, and customers.
We continue to prioritize proactive engagement with our stockholders. In the fiscal year 2023, I, along with senior management, interacted with a diverse group of shareholders who collectively own the majority of our shares. Our discussions spanned various topics, from the CEO succession and human capital management to executive compensation and political engagement. The feedback we received has been key in shaping our practices and directing our attention toward crucial issues.
We are grateful for the trust you have placed in us and your continued investment in the future of Leidos. It is our privilege to serve you and Leidos in our capacity as directors.
ROBERT S. SHAPARD
Independent Chair

“ As your Board of Directors, we are committed to robust governance practices. We are dedicated to safeguarding Leidos’ continued success and championing the interests of our stockholders.”

LEIDOS	3

Notice of Annual Meeting of Stockholders

DATE AND TIME: Friday, April 26, 2024, 09:00 A.M. Eastern Time	LOCATION: 1750 Presidents Street, Reston, Virginia 20190	RECORD DATE: March 6, 2024

ITEMS OF BUSINESS	YOUR VOTE IS IMPORTANT!

PROPOSALS		VOTE RECOMMENDATIONS	FOR FURTHER DETAILS	VOTING METHODS

1	Election of twelve directors	“FOR” each nominee	See page 21
INTERNET www.proxyvote.com

2	Advisory vote to approve the compensation of our named executive officers	“FOR”	See page 48

3	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025	“FOR”	See page 88

TELEPHONE 1-800-690-6903

4	Consider a stockholder proposal, if properly presented	“AGAINST”	See page 91

Stockholders will also transact such other business as may properly come before the meeting or any adjournments, postponements, or continuations of the meeting.
This proxy statement is being furnished to the stockholders of Leidos Holdings, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held at the Company’s office at 1750 Presidents Street, Reston, Virginia, on Friday, April 26, 2024, at 9:00 a.m. Eastern Time and at any and all adjournments, postponements or continuations of the meeting. This proxy statement is first being sent or made available to our stockholders on or about March 12, 2024.
Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 8:00 a.m. Eastern Time. Valid government-issued picture identification and proof of stock ownership as of the record date must be presented to attend the meeting. If you hold shares of Leidos common stock through a broker, bank, trust, or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the record date, follow any instructions provided by them in order to attend the annual meeting of stockholders, and must present a legal proxy from your bank, broker, trust or other nominee in order to vote. Cameras, recording devices, and other large electronic devices such as tablets or laptops, as well as backpacks or other large bags or packages, are not permitted in the meeting. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at 1750 Presidents Street, Reston, VA 20190.
By Order of the Board of Directors,
JERALD S. HOWE, JR.
General Counsel and Corporate Secretary
March 12, 2024

MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

IN PERSON Attend the meeting in Reston, Virginia

If you hold your shares of Leidos common stock in street name, you should follow any instructions provided by your broker, bank, trust, or other nominee.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 26, 2024. The proxy statement and the annual report are available at www.proxyvote.com.

4	2024 PROXY STATEMENT

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

LEIDOS	5

Our Company
Company Overview
Leidos, recognized as a member of the Fortune 500®, is a dynamic innovation company that is at the forefront of addressing the world’s most challenging issues in the national security and health sectors. With a global workforce of approximately 47,000, Leidos is committed to developing smarter technology solutions, particularly for customers in highly regulated industries. We bring domain-specific capabilities and innovations to customers in each of these markets by leveraging five technical core capabilities: digital modernization, cyber operations, mission software systems, integrated systems and mission operations. Applying our technically-advanced solutions to help solve our customers’ most difficult problems has enabled us to build strong relationships with key customers. Our customers include the U.S. Department of Defense, the U.S. Intelligence Community, the U.S. Department of Homeland Security, the Federal Aviation Administration, the Department of Veterans Affairs, National Aeronautics and Space Administration and many other U.S. civilian, state and local government agencies, foreign government agencies and commercial businesses. With a focus on delivering mission-critical solutions, Leidos generated 87% of revenues for the fiscal year ended December 29, 2023, from U.S. government contracts, either as a prime contractor or a subcontractor to other contractors engaged in work for the U.S. government.

KEY STATISTICS	MARKETS

Headquarters: Reston, Virginia 47,000+/- employees worldwide

WORKFORCE

52% Have a U.S. Security Clearance

$3.0B
HEALTH We are a leading provider of healthcare solutions for federal and commercial customers. We deliver secure, whole health solutions across ever-changing sites of care to improve patient outcomes and system efficiencies.
$3.7B
CIVIL We are helping to modernize infrastructure, systems, and security by offering transformative information technology, expert logistics, and proven inspection technologies for government and highly regulated commercial customers.
$8.7B
DEFENSE SOLUTIONS We provide global customers with an innovative portfolio of secure, seamless systems, solutions, and services for multi-domain dominance and informed decision-making in every environment.

23% Have Advanced Degrees

19% Employees Are Military Veterans

Operation MVP is our company-wide initiative to hire, train, and support returning veterans.

6	2024 PROXY STATEMENT

OUR COMPANY
Strategic Focus
Our business model continues to differentiate us in the marketplace and lead to strong revenue growth, adjusted EBITDA, and cash generation based on our:

SCALE	POSITIONING	TALENTED PEOPLE
▶Largest government technology services provider ▶Past performance and resources to pursue any opportunity	▶Prime positions on programs of national and global significance ▶Diversified portfolio with differentiated technology solutions	▶Focus on employee growth and development ▶Investing to be an employer of choice
Business Performance Highlights for
2023 Relating to Pay
Our business performance in 2023 was strong. We ended fiscal 2023 with reported revenues of $15.4 billion, an increase of 7% compared to the prior fiscal year. Our performance builds on Leidos’ success as a leading provider of inventive solutions, with the goal of addressing the world’s most vexing challenges in national security and health. Our diversified and resilient portfolio and our investments in technology and innovation are positioning us for growth in key customer missions, including digital modernization, cyber operations, mission software systems, integrated systems and mission operations. In fiscal 2023, we delivered on our financial commitments to investors, allocated capital to deliver value for our stockholders, won programs that position us for future growth, and grew our talent base.
The data set forth below include the performance metrics that form a significant part of our 2023 compensation targets. We achieved 101.4% of our book-to-bill compensation target, demonstrating a strong foundation for growth. Adjusted operating income reached 107.8% of compensation target. We also achieved 166.4% of our operating cash flow compensation target, reflecting strong performance across the enterprise. We provide additional information regarding these compensation metrics, including a definition of such metrics and adjustments made for our compensation programs from the reported metrics, in “Annual Cash Incentive Awards for Fiscal 2023” on page 62.(1)(2)
2023 COMPENSATION TARGETS

BOOK-TO-BILL	ADJUSTED OPERATING INCOME	OPERATING CASH FLOW

(1)Amounts shown for fiscal 2023 are adjusted metrics as used in our compensation targets.
(2)We use financial measures in this proxy statement that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. We provide a reconciliation of non-GAAP measures used as compensation targets in this proxy statement on page 64.

LEIDOS	7

OUR COMPANY

DELIVERING STRONG FINANCIAL RESULTS	DEPLOYING CAPITAL TO CREATE STOCKHOLDER VALUE	WINNING BUSINESS TO SET THE STAGE FOR CONTINUED GROWTH	INVESTING IN OUR PEOPLE AND BUILDING A MARKET LEADER

▶Robust revenue growth, margins and cash collections ▶Exceeded 2023 financial guidance for all metrics ▶Momentum on key financial metrics	▶Balanced, consistent approach to capital allocation ▶Increased quarterly dividend to $0.38/share ▶Strong balance sheet with flexibility to return capital to stockholders	▶Robust backlog with record $8.8B funded ▶Strategic wins including $7.9B AI-enabled logistics contract ▶R&D and product partnerships driving competitive advantage	▶Improved retention rates to pre-pandemic levels ▶Accelerating technical upskilling with a focus on AI/ML, software, cyber, cloud and digital
Environmental, Social and Governance (ESG) Highlights
Our mission to make the world safer, healthier, and more efficient, means that we are helping to build a future where our people and technology make a real impact, greatly improving quality of life and promoting inclusive well-being. As a company, we are mindful of our opportunities and responsibilities as we grow. With our deep expertise in technology, science, and engineering, we look at the world using a systems approach, setting objectives to sustain our business, our communities and our world.
Leidos is committed to serving all of our stakeholders, including employees, customers, supplier partners, communities and stockholders. This commitment, combined with our strong sense of purpose, enables us to connect deeply with our customers and also respond to changing requirements for enhanced sustainability disclosures and transparency throughout our business.
Our focus is on making meaningful impacts across three key areas:

CULTIVATING INCLUSION	ADVANCING ENVIRONMENTAL SUSTAINABILITY	PROMOTING HEALTHIER LIVES

▶Building a strong business foundation that welcomes all perspectives and provides equitable access and resources for everyone.	▶Implementing sustainable solutions to reduce the company’s environmental footprint.	▶Investing in initiatives and resources that promote the health and well-being of employees and communities.

8	2024 PROXY STATEMENT

OUR COMPANY
2030 SUSTAINABILITY GOALS

Focus Area	2030 Target

Increase representation of women and ethnically diverse employees by 10% by 2030(1)
CULTIVATING INCLUSION Through our efforts, we seek to cultivate inclusive talent practices in hiring, promotion, development, leadership, and team management.
Interview at least two diverse candidates for all senior management positions(2)
Ensure that 100% of managers and executives take inclusion training
Hire 15,000 veterans and military spouses by 2030
Award 16% of supplier contracts to diverse suppliers by 2030

Reduce GHG emissions 25% by 2030 relative to a 2021 baseline(3)
ADVANCING ENVIRONMENTAL SUSTAINABILITY
As stewards of the environment, we seek to advance environmental sustainability by doing our part to preserve natural resources, reduce emissions, and limit waste.

Reduce waste by 50% in Leidos facilities by 2030

Increase renewable energy to 25% of total electricity use by 2030

Source 20 of Leidos’ biggest commodities more sustainably by 2030
PROMOTING HEALTHIER LIVES Our employees are our greatest resource; through our efforts, we will invest in initiatives and resources that promote their health and well-being.

Increase investment by 60% in initiatives aimed at enhancing employee health and well-being by 2030

(1)The baseline for this goal is fiscal year 2021 demographics for Leidos employees that identify as female and ethnically diverse.
(2)Senior Management is defined as all roles classified as an M3 or higher in Leidos’ job classification system.
(3)Greenhouse gas emissions target is to reduce market-based scope 1 and 2 emissions by at least 25% by 2030, subject to third-party verification.
CULTIVATING INCLUSION

▶100% of our employees completed Inclusion Acumen 2.0 training and more than 2,500 people leaders completed the Inclusive Leader Learning Program (ILLP) through the end of 2022. ILLP equips managers to lead inclusively by creating and fostering environments in which inclusion and diversity are welcomed and leveraged with intention.
▶Leidos hired 2,260 veterans and military spouses in 2022 and continued to be honored with numerous awards and rankings such as Forbes’ America’s Best Employers for Veterans and Military.com’s Top 25 Veteran Employers.
▶Cultivating a workplace that embraces diversity, equity, and inclusion hinges on transparency. During 2022, we witnessed a 1% increase in the representation of female employees globally, while concurrently achieving a 2% enhancement in the diversity of our U.S.–based workforce.
▶Our efforts in diversity, equity, and inclusion contributed to Leidos achieving numerous best-in-class rankings, including the Drucker Institute’s list of the 250 Best Managed Companies, Newsweek’s Greatest Places to Work for Diversity, Fortune’s Most Admired Companies, Forbes’ Best Employers for New Grads, and Ethisphere’s Most Ethical Companies List for the sixth consecutive year.

LEIDOS	9

OUR COMPANY
ADVANCING ENVIRONMENTAL SUSTAINABILITY

▶The company was awarded a “B” score by CDP for its commitment to transparency and governance around climate change, ranking above the sector (IT and software development) average and exceeding the North American regional average.
▶We achieved a 7.5% reduction in Scope 1 and 2 emissions in 2022, compared to the 2021 baseline, and increased our renewable electricity utilization from 5.0% in 2021 to more than 8% in 2022.
▶With more than 50 years of environment, energy and critical infrastructure experience, one of every four Fortune 500® companies is a valued Leidos client. In 2022, we managed $1.48 billion of support to clients across our environmental and energy markets, including nine federal agencies and all five U.S. military branches.
▶Between 2001 and 2022, Leidos provided more than $1.5 billion in energy efficiency savings to industries.
▶Working with our partners, we diverted 194.7 tons of workplace furniture, fixtures, and equipment from landfills and diverted 283,104 pounds of electronics waste from landfills.

PROMOTING HEALTHIER LIVES

▶Leidos debuted on the inaugural U.S. News Best Companies to Work For list, earning especially high marks on work-life balance.
▶We are deeply committed to improving the lives of our employees and their families. In 2022, we invested more than $3 million in programs and initiatives that enhance and support our employees’ mental and physical well-being.
▶We introduced an upgraded maternity care initiative aimed at bolstering the physical welfare of our mothers and their infants and made substantial enhancements to our assistance for Leidos families by extending the duration of our paid parental leave offering to 4 weeks. This program is for any staff member—of any gender—who wishes to bond with a new eligible dependent.
▶Leidos is a leader in the field of environmental health and safety (EH&S) and places a strong emphasis on EH&S activities both internally and on behalf of our clients. Over the past 5 years, we have achieved injury and illness rates well below the industry average. We have received 55 National Safety Council Awards in the past ten years.
▶We donated approximately $5 million to charitable partners, and our employees contributed approximately 90,000 volunteer hours to a wide variety of company-sponsored and personal causes, including science, technology, engineering, and mathematics (STEM) education, basic needs and wellness, ethics and leadership, and support to our military and intelligence personnel and their families.

10	2024 PROXY STATEMENT

OUR COMPANY
TRANSPARENCY AND ACCOUNTABILITY
The Board believes that transparency and accountability are a critical part of our ESG strategy. Leidos publishes reports annually in accordance with the latest GRITM Sustainability Reporting Standards and strives for continuous improvement, alignment with industry best practices and leadership in corporate sustainability and responsibility. The Company periodically re-evaluates and updates its sustainability and corporate responsibility programs and how it shares progress with stakeholders.
▶In 2019, Leidos produced its first Sustainability Accounting Standards Board (SASB) Disclosure Supplement.
▶In 2021, Leidos partnered with outside experts to conduct a formal ESG assessment, including a stakeholder engagement initiative. This engagement, alongside an analysis of internal and external trends and aligned with business priorities, helped us develop our “Next Level Leidos” ESG Goals. The goals will form the basis of the Company’s Sustainability Management Plan and drive progress in priority areas.
▶In 2023, Leidos released its 14th Annual Report covering the calendar year 2022, integrating its GRITM Index and SASB Standards into one document to provide a comprehensive view of corporate practices in this area.
▶Leidos publishes its annual EEO-1 report, which includes information regarding its workforce diversity.
We provide additional information regarding our ESG goals on our corporate website at https://www.leidos.com/company/ responsibility-and-sustainability/. The reports mentioned above, or any other information from our website, are not part of, or incorporated by reference into this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

ESG information and related disclosures are available on our website, including the following:

NEXT LEVEL LEIDOS

Annual Sustainability Report

Cultivating Inclusion, Advancing Environmental Sustainability, and Promoting Healthier Lives

leidos

Annual Sustainability Report	ESG Performance Index

LEIDOS	11

OUR COMPANY
AWARDS AND RECOGNITION
In 2023, our ESG practices continued to be recognized by a wide range of organizations and publications:

#36 on Forbes’ Change the World	US News Best Companies to Work For

World’s Most Ethical Companies Honoree from Ethisphere (six consecutive years)	Military.com’s Top 25 Veteran Employers

Gold Medallion from the U.S. Labor Department HIRE Vets program	#15 on U.S. Black Engineer Magazine’s Top Supporters of HBCU Engineering Schools

Best of the Best on U.S. Veteran Magazine’s Top Veteran-Friendly Companies	USA Today’s 2023 America’s Climate Leaders

Best Places to Work for Disability Inclusion from the Disability Equality Index (100% score)	Careers & The Disabled Magazine’s Top 50 Employers #29

Leading Disability Employer Seal from the National Organization on Disability	Military Spouse Friendly Employer from MilitaryFriendly.com

#115 on Forbes’ America’s Best Employers for Diversity	#20 on Washington Business Journal’s Corporate Diversity Index - Large Companies

Newsweek’s America’s Greatest Workplaces	Best Places to Work for Minority STEM Professionals from STEM Workforce Diversity Magazine

12	2024 PROXY STATEMENT

Proxy Summary
This summary highlights selected information provided in more detail throughout this proxy statement. This summary does not contain all the information you should consider before voting. Please read the complete proxy statement and our annual report carefully before casting your vote.

PROPOSAL 1
Election of Directors
Why the Board recommends you support our nominees
We believe our nominees reflect a broad range of experience, knowledge and judgment beneficial to the broad business diversity of the company.
▶All of our nominees are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or their earlier retirement, resignation or removal.
The Board of Directors recommends a vote FOR each nominee. See page 21 for additional information

OUR NOMINEES AT A GLANCE

THOMAS A. BELL Chief Executive Officer	GREGORY R. DAHLBERG Independent	DAVID G. FUBINI Independent	NOEL B. GEER Independent	ROBERT C. KOVARIK, JR. Independent	HARRY M. J. KRAEMER, JR. Independent
Director Since: 2023 Age: 63	Director Since: 2016 Age: 72	Director Since: 2013 Age: 70	Director Since: 2013 Age: 69	Director Since: 2018 Age: 74	Director Since: 1997 Age: 69

Former President of Defense – Rolls-Royce plc; Former Chair and Chief Executive Officer – Rolls-Royce North America, Inc.	Former Senior Vice President for Washington Operations – Lockheed Martin	Director Emeritus – McKinsey & Company, Inc.	Retired President – HCA Information Technology & Services, Inc.	Former Partner – Ernst & Young, LLP	Executive Partner – Madison Dearborn Partners, LLC

TIS	AF CGE	CGE HRS	CGE HRS (Chair)	AF* HRS (Chair)	AF* CGE

COMMITTEES:
AF – Audit and Finance	CGE – Corporate Governance and Ethics	* Financial Expert
TIS – Technology and Information Security	HRS – Human Resources and Compensation

LEIDOS	13

PROXY SUMMARY

GARY S. MAY Independent	SURYA N. MOHAPATRA Independent	NANCY A. NORTON(1) Independent	PATRICK M. SHANAHAN Independent	ROBERT S. SHAPARD Independent Chair	SUSAN M. STALNECKER Independent
Director Since: 2015 Age: 59	Director Since: 2016 Age: 74	Director Since: 2024 Age: 59	Director Since: 2022 Age: 61	Director Since: 2013 Age: 68	Director Since: 2016 Age: 71

7th Chancellor – University of California at Davis	Former Chair, President and Chief Executive Officer – Quest Diagnostics Incorporated	Vice Admiral (Retired), U.S. Navy	Former (33rd) Deputy Secretary of Defense; CEO Spirit AeroSystems	Chair and Former CEO – Oncor	Former Vice President, Corporate Productivity and Hospitality – E.I. du Pont de Nemours & Co.

HRS TIS	HRS TIS		HRS TIS	AF* CGE (Chair)	AF* TIS

COMMITTEES:
AF – Audit and Finance	CGE – Corporate Governance and Ethics	* Financial Expert
TIS – Technology and Information Security	HRS – Human Resources and Compensation
(1)Vice Admiral Norton was appointed to the Board effective January 1, 2024.
BOARD COMPOSITION OVERVIEW
Each year, the Corporate Governance and Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue to oversee the success of our business and advance stockholders’ interests.
In addition, the Corporate Governance and Ethics Committee will consider candidates with a diversity of race, ethnicity and/or gender, and will ensure that such candidates are included in each pool from which Board nominees are chosen. The Board is committed to ensuring that it remains composed of directors who have the appropriate skills to oversee the success of the business and striving to maintain an appropriate balance of diversity, experience, and tenure in its composition, and intends to increase the proportion of gender and racially/ethnically diverse directors over the next few years. For additional information regarding our director nominees and our criteria for Board membership, see “Nominees for Election to the Board of Directors” on page 22 and “Criteria for Board Membership” on page 21.(1)
INDEPENDENCE
GENDER
BOARD DIVERSITY

14	2024 PROXY STATEMENT

PROXY SUMMARY
RACIAL AND ETHNIC DIVERSITY
AGE
TENURE
(1)Charts reflect Vice Admiral Norton’s appointment to the Board, effective January 1, 2024, and Dr. John’s retirement.
BOARD SKILLS AND EXPERIENCE
Our directors collaboratively contribute significant experience in areas that are relevant for appropriate oversight of our business and strategy. For additional information regarding our director nominees’ experience, see “Nominees for Election to the Board of Directors” on page 22.

Senior Leadership Experience	Public Company Experience

Financial Expertise	Government and Military Expertise

Innovation, Technology and Cyber Expertise	Risk Management Experience

International Business Experience	Human Capital Management Expertise
CORPORATE GOVERNANCE HIGHLIGHTS
Leidos recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies:
▶Independent Chair with robust and well-defined responsibilities
▶Executive session during every Board meeting led by the Independent Chair without management present
▶No supermajority stockholder voting requirements in our charter or bylaws
▶Proxy access right for stockholders
▶Annual election of all directors
▶Majority voting with resignation policy for directors in uncontested elections
▶Annual Board and Committee evaluations, periodic, third-party facilitated evaluations
▶Risk oversight by Board and Committees
▶Independent directors focus on executive succession planning
▶Independent Committee chairs
▶Annual advisory vote on executive compensation
▶Meaningful stock ownership requirements for directors and executives
▶Robust board refreshment process, including a focus on skills, diversity and ethics
▶Annual review of Committee charters and Corporate Governance Guidelines
In 2023, the Board split the roles of CEO and Chair, and appointed Mr. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this leadership structure is appropriate at this time because it effectively allocates authority, responsibility, and oversight between management and independent members of our Board.

LEIDOS	15

PROXY SUMMARY
STOCKHOLDER ENGAGEMENT
Throughout the year, members of our Investor Relations team and our business leaders have engaged with many of our top stockholders to seek their input and feedback, remain well-informed regarding their perspectives, and help increase their understanding of our business. Management also routinely engages with investors at conferences and other forums. This outreach complements our Investor Relations team’s numerous touchpoints with stockholders each year. Depending on the circumstances, one or more independent directors may also engage in these conversations with stockholders. In addition, our Board receives reporting on a quarterly basis related to feedback from investors, as well as stockholder voting results.
During the past year, we engaged with our stockholders, as well as a broad range of our stakeholders, on a variety of topics.

70 million We engaged with stockholders owning nearly 70 million of our shares	70% We engaged with 70% of our top 20 stockholders

Stockholder Engagement Topics	Sustainability Engagement with Stakeholders	Commitment to Transparency

Management and, where appropriate, directors engage with stockholders through various means, including in the boardroom, at conferences, and via video conference and telephone on a variety of topics. The exchanges we and our Board have had with stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share views with them.
	We welcome the views of a broad range of stakeholders who serve as critical partners in identifying our key sustainability areas of impact. We regularly engage with these stakeholders to better understand their views and sustainability concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.	Our website disclosures address critical matters of interest to our stakeholders, including our commitment to social responsibility.
▶Business strategy ▶Compensation practices ▶Political engagement ▶Human capital management ▶Talent and culture ▶Sustainability ▶Risk oversight ▶Board refreshment ▶Diversity, equity and inclusion	▶Stockholders ▶Employees, financial institutions, vendors and customers ▶Suppliers ▶Governments and regulators ▶International organizations ▶Community and non-governmental organizations	▶Human Rights Statement ▶Modern Slavery Statement ▶Center for Inclusive Growth ▶Political engagement ▶Sustainability Report ▶Diversity, equity and inclusion ▶Talent and culture ▶Privacy and data protection

Engagement and Transparency

ASSESS AND PREPARE
Our Board analyzes the results of our annual meetings, continuous stockholder feedback, and trends in corporate governance and compensation. This analysis guides the development of our stockholder engagement priorities. Additionally, our directors and management team participate in various conferences throughout the year to stay informed about corporate governance trends.

REACH OUT AND ENGAGE
We extend invitations to our stockholders for engagement sessions at least twice a year. We also establish connections with stockholder proponents to understand the concerns they raise. During these engagements, we share crucial updates about our corporate governance and other aspects, and actively seek feedback from our stockholders.

RESPOND TO STOCKHOLDER FEEDBACK
In response to stockholder feedback, we enhance our policies, practices, and disclosures, guided by our ongoing conversations with our stockholders. We communicate significant updates and improvements made during the fiscal year through our proxy statement.

EVALUATE STOCKHOLDER FEEDBACK
Our Board regularly reviews stockholder feedback and identifies key themes. It also assesses opportunities to respond to stockholders, taking into account relevant best practices and trends in corporate governance.

16	2024 PROXY STATEMENT

PROXY SUMMARY

PROPOSAL 2
Advisory Vote on Executive Compensation
Why the Board recommends you support this proposal
▶Our executive compensation programs are designed to align the interests of senior management with stockholders by tying a significant portion of their potential compensation to the achievement of challenging financial performance goals.
▶A small portion is contingent on personal and leadership goals and behaviors, which include the achievement of ESG metrics.
The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement. See page 48 for additional information

EXECUTIVE COMPENSATION OVERVIEW
We believe that executive pay should be largely variable, equity-based, and tied to preset performance goals, and this is demonstrated in our pay mix and design.
(1)Base salary disclosed does not reflect hourly rate associated with consulting employee status.
EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct or fails to manage or monitor conduct or risk, as determined by the Committee;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.

LEIDOS	17

PROXY SUMMARY
The following table summarizes certain highlights of our executive compensation practices and policies:

What We Do

  Use predominantly equity-based pay
  Use rigorous goal setting aligned with pre-established targets
  Use “clawback” provisions to promote accountability
  Use balanced performance metrics that consider absolute and relative performance
  Conduct annual compensation review and risk assessment
  Use meaningful equity ownership guidelines
  Retain an independent compensation consultant
  Minimum one-year vesting requirement for all equity award types

What We Don’t Do

  No excessive perquisites
  No “golden parachutes”
  No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control
  No multi-year guaranteed incentive awards for senior executives
  No excise tax “gross-ups” upon a change in control
  No discounting, reloading or repricing of stock options without stockholder approval
  No liberal share recycling

For additional information regarding our compensation programs and decisions for fiscal 2023, see “Compensation Discussion and Analysis” on page 50.
2023 SAY-ON-PAY VOTE

At our last annual stockholders’ meeting in April 2023, we held a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of stockholder votes cast in favor of our say-on-pay resolution.

2023 Say-on-Pay 95%	3-Year Average Say-on-Pay 96%

2024 COMPENSATION PROGRAM
Each year, we perform a comprehensive review of our executive compensation program in consideration of our performance, the performance of our peer group, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design. We believe the changes for the 2024 compensation program are in the best interest of Leidos’ stockholders, and are aligned with our pay for performance philosophy and the dynamic nature of executive compensation practices and developments in our business and industry.
2024 Short-Term Incentive Plan
Beginning in 2024, we will update our short-term incentive program by incorporating new financial performance metrics that we believe are more closely aligned with how our stockholders assess the Company’s performance. To qualify for a payout, we will introduce a 70% adjusted EBITDA margin percentage threshold. Additionally, we will modify the financial results weighting for our short-term incentive program from 80% to 100%, while including a +/- 20% modifier based on personal goals and behaviors.

Changes to Short-Term Incentive Plan
2023 Program		2024 Program
Metric	Weight	Metric	Weight
Adjusted Operating Income	40%	Adjusted EBITDA Margin (%)	40%
Operating Cash Flow	30%	Operating Cash Flow	30%
Book-to-Bill	30%	Revenue	30%

18	2024 PROXY STATEMENT

PROXY SUMMARY

Enterprise Functions

Enterprise Financial Results (100%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

Sector Presidents

Enterprise Financial Results (25%)	+	Sector Financial Results (75%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

ESG Role in Annual Cash Incentive
We will introduce a +/- 20% modifier to our short-term incentive plan. This modifier will be assessed based on personal goals and behaviors, and measure the employees on how they lead their teams, business, work and themselves. The evaluation of these behaviors and actions will be conducted within the context of the Company’s six core values: integrity, inclusion, innovation, agility, collaboration, and commitment. When warranted, we may apply downward discretion to the modifier. We believe that these changes will further align our executive compensation program with sustained stockholder performance and hold our executives accountable for making progress towards our commitment to fostering a strong, inclusive culture at Leidos.
2024 Long-Term Incentive Plan
In 2024, we will refine our long-term incentive program by introducing Cumulative Adjusted EBITDA ($) as a new metric, which will replace revenue. This change is designed to encourage the acquisition of high-quality contracts over an extended period.

Changes to Long-Term Incentive Plan
2023 Program		2024 Program
Metric	Weight	Metric	Weight
Revenue	50%	Cumulative Adjusted EBITDA Dollar ($)	50%
Relative Total Shareholder Return	50%	Relative Total Shareholder Return	50%
The chart below shows our performance share plan payout scale considering the changes above:

	Payout	Cumulative Adjusted EBITDA ($)	Relative TSR Achievement
Threshold	50%	80% of 3-Year Target	30th Percentile of Peer Group
Target	100%	3-Year Target	50th Percentile of Peer Group
Maximum	200%	120% of 3-Year Target	75th Percentile of Peer Group
We will continue to utilize a negative Total Shareholder Return (TSR) cap. This means that if the Company’s absolute TSR is negative, the payout will be limited to 100%. This structured approach ensures that the executives are incentivized based on the Company’s performance against predetermined targets and industry benchmarks. It also aligns the interests of stockholders with the Company’s growth objectives, promoting a long-term perspective and accountability in achieving financial and stockholder return goals. For additional information regarding changes in our compensation program, see “Compensation Discussion and Analysis” on page 50.

LEIDOS	19

PROXY SUMMARY

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm
Why the Board recommends you support this proposal
▶The Audit and Finance Committee reappointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025. We are asking you to ratify this appointment.
▶One or more representatives of Deloitte will be present at the meeting and will be available to respond to appropriate questions.

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025.
See page 88 for additional information

PROPOSAL 4	Stockholder Proposal Regarding Special Shareholder Meeting Improvement ▶You will have the opportunity to vote on this stockholder proposal, if properly presented at the meeting.	The Board of Directors recommends stockholders vote AGAINST this stockholder proposal. See page 91 for additional information

20	2024 PROXY STATEMENT

PROPOSAL 1
Election of Directors
At the annual meeting, stockholders will vote on the election of twelve nominees to serve for one-year terms to hold director positions until their successors are elected and qualified unless any such director retires, resigns or is removed prior to the end of their term. All nominees have been nominated by the Board of Directors (the “Board”) based on the recommendation of the Corporate Governance and Ethics Committee. Each nominee has consented to be named in this proxy statement and to serve if elected.
Vote Required
The election of directors at the 2024 annual meeting is uncontested. In an uncontested election, nominees must receive a majority of votes cast (meaning the number of votes “FOR” a nominee must exceed the number of votes “AGAINST“ a nominee). For additional information with respect to the Company’s resignation policy for directors who do not receive a majority of votes cast, see “Majority Voting Standard in Uncontested Director Elections.” Abstentions and broker non-votes are not counted as votes cast. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific voting instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “FOR“ each nominee.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR each nominee.
Board Overview
CRITERIA FOR BOARD MEMBERSHIP
To fulfill its responsibility to identify and recommend to the full Board nominees for election as directors, the Corporate Governance and Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to further enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue the success of our business and advance stockholders’ interests. In evaluating the suitability of individual nominees, the Corporate Governance and Ethics Committee and the Board consider many factors, including:
▶Expertise and involvement in areas relevant to our business such as defense, intelligence, science, healthcare, technology, finance, government or commercial and international business;
▶Interpersonal skills, substantial personal accomplishments and diversity as to gender identity, age, race, ethnic background, sexual orientation, culture and experience;
▶Commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;
▶Demonstrated leadership, with the ability to exercise sound judgment informed by a diversity of experience and perspectives; and
▶Benefits from the continuing service of qualified incumbent directors in promoting stability and continuity, contributing to the Board’s ability to work together as a collective body and giving Leidos the benefit of experience and insight that its directors have accumulated during their tenure.

LEIDOS	21

PROPOSAL 1: ELECTION OF DIRECTORS
Retirement Age and Board Refreshment
The Board recognizes the importance of periodic board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board. The Board values the contributions of both new directors as well as directors who have developed extensive experience and insight into the Company during their service on the Board. Accordingly, the Board has established a retirement age for independent directors of 75 and has not granted any exemptions or waivers to this policy. Over the next few years, certain of our current Board members will retire due to our mandatory retirement age. With this in mind, our Board has been actively engaged in succession planning. The Board also believes that the evaluation and nomination processes will ensure that the Company has a properly constituted and functioning Board and considers, at least annually, upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, along with other factors the Board deems appropriate as part of Board succession planning and the nomination of director candidates.

Board Diversity Commitment
The Board and the Corporate Governance and Ethics Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. The Board is committed to actively seeking directors who are diverse with respect to gender, race and ethnicity for the pool from which director candidates are selected. Presently, 5 of 12 Board nominees are women or come from a diverse background. The Board is committed to ensuring that it remains composed of directors who have the appropriate skills to oversee the success of the business and striving to maintain an appropriate balance of diversity, experience, and tenure in its composition, and intends to increase the proportion of gender and racially/ethnically diverse directors over the next few years.

Board Diversity Policy
The Board’s overall diversity is a significant consideration in the director nomination process and a component of our direction to the independent search firm that helps us identify potential candidates. The Corporate Governance and Ethics Committee will consider candidates with a diversity of race, ethnicity and/or gender, and will ensure that such candidates are included in each pool from which Board nominees are chosen.

Nominees for Election to the Board of Directors
Set forth below is a brief biography of each nominee for election as a director and a discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the nominee should serve as a director of our Company. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to stockholders a group of nominees with complementary skills and a diverse mix of backgrounds, perspectives and expertise beneficial to the broad business of our Company. Vice Admiral Norton was appointed to the Board effective January 1, 2024, upon recommendation of non-management directors. Dr. John is retiring and will not be standing for re-election as a member of our Board. Our Board membership criteria and director nomination process are described in the “Corporate Governance” section of this proxy statement.

22	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Thomas A. Bell

Chief Executive Officer Director Since: 2023 Age: 63 Leidos Committees: ▶Technology and Information Security
Mr. Bell serves as Leidos’ Chief Executive Officer since May 2023. Before joining Leidos, he served since February 2018 as President – Defense Rolls-Royce plc; Chair and CEO – Rolls-Royce North America (Rolls-Royce). Mr. Bell was responsible for overseeing Rolls-Royce’s full range of business in North America, with responsibility for all U.S.-based employees, facilities and customers. He also led Rolls-Royce’s U.S. government, state, and local stakeholder management for employees and presence in 26 states and Canada. Previously, Mr. Bell was senior vice president of global sales and marketing for defense, space and security at The Boeing Company (Boeing). Before joining Boeing in 2015, Mr. Bell was President of Rolls-Royce Defense Aerospace, having joined as President, Customer Business, North America in mid-2012. He spent over two decades with Boeing in a variety of leadership positions within the defense, space and security business and began his aerospace career with Lockheed Martin in human space flight.

EXPERTISE
Mr. Bell brings to our Board a distinguished career spanning more than four decades in the Global Aerospace and Defense sector. Mr. Bell has cultivated a wealth of experience and demonstrated success in numerous senior leadership and professional capacities. His global perspective is informed by extensive international experience, having resided in multiple locales across the U.S. and abroad. His career is marked by significant contributions to industry companies including Rolls-Royce, Boeing, and Lockheed Martin, where his strategic leadership has consistently driven innovation and growth. Our Board believes that the Chief Executive Officer should serve on the Board to help communicate the Board’s priorities to management and management’s perspective to the Board.

Gregory R. Dahlberg

Director Since: 2016 Age: 72 Leidos Committees: ▶Audit and Finance ▶Corporate Governance and Ethics
Mr. Dahlberg has nearly 40 years of experience in federal budgeting, congressional legislation, executive management and military affairs with congressional committees, federal agencies, and private industry. As Lockheed Martin Corporation’s Senior Vice President for Washington Operations between 2009 and 2015, he was responsible for devising and implementing advocacy, marketing, and legislative strategies for the corporation’s largest programs and for directing the corporation’s liaison activities with Congress, the White House, federal departments, industry associations, state governments and foreign embassies. Mr. Dahlberg also served for over 20 years as a senior House Appropriations Committee staff member, including seven years as Minority Staff Director of the House Appropriations Defense Subcommittee with jurisdiction over programs of the Department of Defense and intelligence agencies. Mr. Dahlberg also was confirmed as the 26th Under Secretary of the Army, serving as the principal advisor to the Secretary of the Army on all matters related to the management and operation of the U.S. Army, including programming and budgeting, weapons systems, manpower, personnel, reserve affairs, installations and logistics. He was appointed Acting Secretary of the Army in early 2001.

EXPERTISE
Mr. Dahlberg brings to our Board executive management background in government and industry, and his expertise in federal budgeting and congressional affairs provides the Board with experience that is highly relevant and valuable to our business as a government contractor.

LEIDOS	23

PROPOSAL 1: ELECTION OF DIRECTORS

David G. Fubini

Director Since: 2013 Age: 70 Leidos Committees: ▶Human Resources and Compensation ▶Corporate Governance and Ethics
Mr. Fubini is a Senior Lecturer at Harvard Business School and a Director Emeritus at McKinsey & Company, a global management consulting company. Previously, he was a Senior Partner at McKinsey, where he worked for over 33 years. He was McKinsey’s Managing Director of the Boston Office, the past leader of the North American Organization Practice and the founder and co-leader of the Firm’s Worldwide Merger Integration Practice.

EXPERTISE
Mr. Fubini brings to our Board expertise in architecting and executing organizational transformations. His extensive involvement in a wide array of corporate transactions and his executive management experience at McKinsey offer valuable insights to our Board.

Current Public Company Directorships: ▶Bain Capital Specialty Finance, Inc. ▶Bain Capital Private Credit

Noel B. Geer

Director Since: 2013 Age: 69 Leidos Committees: ▶Human Resources and Compensation (Chair) ▶Corporate Governance and Ethics
Ms. Geer is the retired President of HCA Information Technology & Services, Inc., a wholly owned subsidiary of Nashville-based Hospital Corporation of America. Ms. Geer has over 35 years of experience in healthcare IT. She spent 30 years in HCA’s Information Service Department in a variety of positions. Ms. Geer has previously served on the boards of Franklin Road Academy, the United Way of Middle Tennessee, The Nashville Alliance for Public Education, the National Alliance for Health Information Technology, The HCA Foundation and the American Hospital Association Working Group for Health IT Standards. Ms. Geer is an emeritus member of the Vanderbilt University School of Engineering Committee of Visitors and a member of the Leadership Nashville class of 2010. She also served as an adjunct professor in the Owen School of Management of Vanderbilt University for several years.

EXPERTISE
Ms. Geer brings to our Board extensive leadership experience in healthcare information technology. She provides insights and perspectives that our Board views as important to us as a provider of information technology services and solutions.

24	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Robert C. Kovarik, Jr.

Director Since: 2018 Age: 74 Leidos Committees: ▶Audit and Finance (Chair) ▶Human Resources and Compensation
Mr. Kovarik has held various leadership positions at companies and globally recognized accounting and consulting firms. Mr. Kovarik served on the CareFirst, Inc. Board of Trustees from 2014 to 2021, as the Chair of its Investment and Finance Committee and as a member of its Audit and Compliance Committee. He also served as a member of the Alliance Bankshares Corporation Board of Directors from 2011 to 2012, where he served as its Audit Committee Chair. Mr. Kovarik served as a partner at Ernst & Young LLP (E&Y) from 2002 to 2008, and was part of the E&Y National Professional Practice group from 2005 to 2008, serving as a practice director for the Mid-Atlantic Area. From 2002 to 2005, Mr. Kovarik was an engagement partner for a wide range of corporate clients operating in both the government services and commercial markets. Prior to E&Y, Mr. Kovarik was with Arthur Andersen, LLP for over 25 years. At Andersen he held a variety of leadership positions and served as engagement partner for many large public and private companies with operations in the United States and around the world. Mr. Kovarik has served as an adjunct professor at both the University of Maryland and the University of Virginia.

EXPERTISE
Mr. Kovarik brings to our Board broad experience advising government and commercial clients, and his financial and accounting expertise is important to our Board in fulfilling its oversight responsibilities. Mr. Kovarik is an “audit committee financial expert,” as defined by SEC rules.

Harry M. J. Kraemer, Jr.

Director Since: 1997 Age: 69 Leidos Committees: ▶Audit and Finance ▶Corporate Governance and Ethics
Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chair of Baxter International, Inc., a healthcare products, systems and services company, from 2000 until 2004, as Chief Executive Officer of Baxter from 1999 until 2004, and as President of Baxter from 1997 until 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from 1993 to 1997.

EXPERTISE
Mr. Kraemer brings comprehensive executive management experience to our Board as a former Chair, Chief Executive Officer and Chief Financial Officer of a major global corporation. His investment and health expertise, background in commercial and international business, qualification as an “audit committee financial expert,” as defined by SEC rules, and thought leadership as a distinguished educator at a leading business school provide valuable contributions to our Board.

Current Public Company Directorships: ▶Option Care Health, Inc. Former Directorships During Past Five Years: ▶Dentsply Sirona

LEIDOS	25

PROPOSAL 1: ELECTION OF DIRECTORS

Gary S. May

Director Since: 2015 Age: 59 Leidos Committees: ▶Human Resources and Compensation ▶Technology and Information Security
Dr. May serves as the 7th Chancellor of the University of California at Davis. He previously served as the Dean of the College of Engineering at the Georgia Institute of Technology from 2011 to 2017. Prior to this, Dr. May served as the Chair of the School of Electrical and Computer Engineering from 2005 to 2011 and was the executive assistant to Georgia Tech President G. Wayne Clough from 2002 to 2005. Dr. May was a National Science Foundation graduate fellow and an AT&T Bell Laboratories graduate fellow and worked as a member of the technical staff at AT&T Bell Laboratories. He is a former member of the National Advisory Board of the National Society of Black Engineers.

EXPERTISE
Dr. May is a distinguished researcher in the field of computer-aided manufacturing of integrated circuits (IC). He has authored over 200 articles and technical presentations in the area of IC computer-aided manufacturing and has been honored with numerous awards and distinctions for his work. As an accomplished engineer with leadership experience at a prominent academic institution and expertise in areas relevant to our business, including technology and cybersecurity, Dr. May brings to our Board special insight and perspectives that the Board views as important to us as a leading science and technology company.

Surya N. Mohapatra

Director Since: 2016 Age: 74 Leidos Committees: ▶Human Resources and Compensation ▶Technology and Information Security
Dr. Mohapatra has held senior leadership positions in the healthcare industry for more than 30 years, most recently as the Chair, President and Chief Executive Officer of Quest Diagnostics Inc., a leading provider of diagnostic testing, information and services where he had been a senior executive since 1999. Dr. Mohapatra is a past board member of the ITT Corporation and Xylem Inc. He is also a Trustee of The Rockefeller University and an Executive in Residence at the Columbia Business School.

EXPERTISE
Dr. Mohapatra’s extensive executive leadership experience in the healthcare industry, his service on other major public company boards and experience in technology and cybersecurity bring to our Board valuable perspectives.

Former Directorships During Past 5 Years: ▶Xylem Inc.

26	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Nancy A. Norton

Director Since: 2024 Age: 59
Vice Admiral Norton is the retired Director of the Defense Information Systems Agency (DISA), a U.S. Department of Defense combat support agency, and commander, Joint Force Headquarters Department of Defense Information Network, positions she held from February 2018 through February 2021 after serving as Vice Director of DISA from August 2017 through February 2018. Vice Admiral Norton served over 34 years of active duty service as an officer in the U.S. Navy. She served as the director, Command, Control, Communications and Cyber Directorate, U.S. Pacific Command; director of Warfare Integration for Information Warfare; and held commands and posts in multiple international locations. She is the recipient of numerous personal and campaign awards, including the National Security Agency’s Frank B. Rowlett Award for individual achievement in information security.

EXPERTISE
Vice Admiral Norton’s distinguished military career, public company board experience, and expertise in cybersecurity, information technology, national security and defense bring to our Board leadership experience enabling her to provide critical perspectives important to our business sectors.

Current Public Company Directorships: ▶FedEx Corp.

Patrick M. Shanahan

Director Since: 2022 Age: 61 Leidos Committees: ▶Human Resources and Compensation ▶Technology and Information Security
Mr. Shanahan is the President and CEO of Spirit AeroSystems, a leading aerostructure supplier for commercial and defense OEMs, since September 2023. He has also served on Spirit AeroSystems’ Board of Directors since November 2021. Mr. Shanahan served as the 33rd Deputy Secretary of Defense from July 2017 to January 2019, and Acting Secretary of Defense from January 1, 2019, to June 23, 2019. Mr. Shanahan helped lead the development of several key Department of Defense policies and strategies. Mr. Shanahan also championed several digital and technological advancements for the Department, including modernization in cybersecurity, artificial intelligence, cloud computing and command, control and communication. In June 2018, Mr. Shanahan established the Joint Artificial Intelligence Center and published the Department’s Artificial Intelligence Strategy. Mr. Shanahan was previously at The Boeing Company, where he served for over 30 years in various senior roles, including as Senior Vice President, Supply Chain & Operations, Senior Vice President of Commercial Airplane Programs, Vice President and General Manager of the 787 Dreamliner, Vice President and General Manager of Boeing Missile Defense Systems and Vice President and General Manager of Boeing Rotorcraft Systems.

EXPERTISE
Mr. Shanahan brings to our Board extensive experience as a senior leader in government, strategic planning background, extensive and in-depth knowledge of our industry, deep operational experience in aerospace and defense, significant public company management and board experience and broad expertise in cybersecurity, information technology, artificial intelligence, cyber operations and global security issues. He provides our Board with unique insights into key areas of our business as a provider of services and solutions to U.S. government customers, as well as international governments and broader commercial markets.

Current Public Company Directorships: ▶Spirit AeroSystems Holdings, Inc. ▶CAE, Inc. Former Directorships During Past 5 Years: ▶Eve Holding, Inc. (formerly Zanite Acquisition Corp.)

LEIDOS	27

PROPOSAL 1: ELECTION OF DIRECTORS

Robert S. Shapard

Director Since: 2013 Age: 68 Independent Chair Leidos Committees: ▶Audit and Finance ▶Corporate Governance and Ethics (Chair)
Mr. Shapard currently serves as Chair of the Board of Directors of Leidos Holdings, Inc. and Oncor Electric Delivery Company LLC, where he also served as Chief Executive Officer from April 2007 until March 2018. He previously served as a strategic advisor to Oncor, helping to implement and execute growth and development strategies. Between March and October 2005, he served as Chief Financial Officer of Tenet Healthcare Corporation, one of the largest for-profit hospital groups in the United States, and was Executive Vice President and Chief Financial Officer of Exelon Corporation, a large electricity generator and utility operator, from 2002 to February 2005. Before joining Exelon, Mr. Shapard was Executive Vice President and Chief Financial Officer of Ultramar Diamond Shamrock, a North American refining and marketing company. Previously, from 1998 to 2000, Mr. Shapard was CEO and Managing Director of TXU Australia Pty. Ltd., a subsidiary of the former TXU Corp., which owned and operated electric generation, wholesale trading, retail, and electric and gas-regulated utility businesses.

EXPERTISE
As an experienced executive in the energy industry, Mr. Shapard brings to our Board a unique perspective on issues that are important to our business. In addition, his previous experience as a Chief Financial Officer provides expertise critical to his role as a member of our Board’s Audit and Finance Committee. He is an “audit committee financial expert,” as defined by SEC rules.

Current Public Company Directorships: ▶NACCO Industries, Inc.

Susan M. Stalnecker

Director Since: 2016 Age: 71 Leidos Committees: ▶Audit and Finance ▶Technology and Information Security
Ms. Stalnecker was employed by E.I. du Pont de Nemours & Co. (currently DuPont de Nemours, Inc.) from 1977 to 2016, serving in numerous senior roles during her tenure, including ten years as Vice President and Treasurer and most recently as Vice President, Corporate Productivity and Hospitality. Ms. Stalnecker previously served on the Board of Directors of PPL Corporation, a public holding company of PPL Electric Utilities Corporation, from December 2001 to January 2009, and on the Board of Trustees of Duke University from 2003 to 2015. She currently serves on the Board of Directors of Bioventus Inc., where she is also the chair of the Audit Committee. In addition, Ms. Stalnecker serves on the Board of Directors of the Macquarie Optimum Fund Trust, where she is the chair of the Audit Committee, and on the Board of Directors of the Duke University Health System, Inc., where she is the Chair of the Audit and Compliance Committee. She is also a Senior Adviser to the Boston Consulting Group, specializing in restructuring, finance transactions, activism and executive coaching.

EXPERTISE
Ms. Stalnecker brings to our Board diverse business experience, including financial acumen important to our Board’s Audit and Finance Committee. She is an “audit committee financial expert,” as defined by SEC rules.

Current Public Company Directorships: ▶Bioventus Inc. ▶Macquarie Optimum Fund Trust

28	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Majority Voting Standard in Uncontested Director Elections
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected. Abstentions and broker non-votes are not counted as votes cast. As provided in our bylaws, a “contested election” is one in which the number of nominees exceeds the number of directors to be elected. The election of directors at the 2024 annual meeting is uncontested.
If an incumbent director receives more “against” than “for” votes, then such director is expected to offer to resign, effective upon the Board’s acceptance, in accordance with our Corporate Governance Guidelines. The Corporate Governance and Ethics Committee will consider whether or not to accept the tendered resignation or to take some other action, taking into account the best interests of the Company and its stockholders, and make a recommendation to the Board. The Board will consider the Committee’s recommendation and take action within 90 days from the date of the certification of the election results and disclose its decision to accept or reject the tendered resignation in a press release, Current Report on Form 8-K or some other public announcement.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “for” each nominee. If any of the nominees listed above become unable to stand for election at the annual meeting, the proxy holders intend to vote for any person designated by the Board to replace the nominee unable to serve, or the Board may reduce its size.
Limitations on Other Board Service
The Corporate Governance and Ethics Committee reviews the director selection process annually. The Board expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to our Company. The Committee has adopted policies so that the independent directors may not serve on the boards of directors of more than three other publicly-traded companies. Employee directors may not serve on the board of more than one other public company, and any board membership of employee directors must be approved in advance by the Chief Executive Officer or the Independent Chair of the Board, as appropriate. We expect our directors to advise the Chair of the Corporate Governance and Ethics Committee and the Chair of the Board before accepting membership on other boards of directors, accepting membership on any audit committee or other significant committee assignment (such as a lead or presiding director role) on any other board of directors, or establishing or materially changing other significant relationships with businesses, institutions, governmental units or regulatory entities that may result in significant time commitments or a change in the director’s relationship to the Company. Moreover, directors are expected to act ethically at all times and adhere to the Code of Business Conduct of the Board of Directors.
Director Independence
The Board annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are independent of management and free from any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization with which we have a relationship). The Board has established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange, or NYSE.
All members of the Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit and Finance Committee and the Human Resources and Compensation Committee must also satisfy separate independence requirements, which require that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of ours or any of our subsidiaries.

LEIDOS	29

PROPOSAL 1: ELECTION OF DIRECTORS
Each year, our directors are obligated to complete a questionnaire that requires them to disclose any transactions with us in which the director or any member of such director’s immediate family might have a direct or potential conflict of interest. We also conduct internal diligence on our businesses related to transactions, relationships or arrangements between Leidos and our directors. Based on its review of an analysis of this information, the Board determined that Mr. Dahlberg, Mr. Fubini, Ms. Geer, Dr. John, Mr. Kovarik, Mr. Kraemer, Dr. May, Dr. Mohapatra, Vice Admiral Norton, Mr. Shanahan, Mr. Shapard and Ms. Stalnecker are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment. Mr. Krone was not deemed independent because of his role as our Chief Executive Officer until May 2, 2023. Mr. Bell has also not been deemed independent because of his role as our Chief Executive Officer, effective May 3, 2023.
Director Nomination Process
The Corporate Governance and Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, the criteria for board membership described in this proxy under the caption “Corporate Governance—Criteria for Board Membership,” and our current and future needs.

1 Collect Candidate Pool
▶When vacancies on the Board are anticipated or after a director leaves, the Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management.
▶The Committee will consider candidates with a diversity of race, ethnicity and/or gender and will ensure that such candidates are included in each pool from which Board nominees are chosen.
▶The Committee may also retain a professional search firm to assist in developing a list of qualified candidates.
▶The Corporate Governance and Ethics Committee would also consider any stockholder recommendations for director nominees that are properly received.

2 Candidate Review
▶The Committee screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board with its recommendations.

3 Recommendation to the Board
▶The Board then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or appoint the director candidate to fill a vacancy on the Board.

Each nominee is a current Board member who was elected by stockholders at the 2023 annual meeting of stockholders, other than Vice Admiral Norton, whom the Board has nominated for election by our stockholders at the 2024 annual meeting of stockholders upon recommendation of non-management directors.
Stockholder Recommendations and Nominations of Director Candidates
The Corporate Governance and Ethics Committee considers stockholder recommendations for candidates for the Board of Directors using the same criteria described above under “Corporate Governance — Criteria for Board Membership.” The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve if elected, and a description of any ownership of shares of our common stock must be sent to: Leidos Holdings, Inc., Office of the Corporate Secretary, 1750 Presidents Street, Reston, Virginia 20190. Any stockholder nominating a person for election as a director must comply with the procedures set forth in our bylaws.

30	2024 PROXY STATEMENT

Corporate Governance
Corporate Governance Highlights
Leidos recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies:
▶Independent Chair with robust and well-defined responsibilities
▶Executive session during every Board meeting led by the Independent Chair without management present
▶No supermajority stockholder voting requirements in our charter or bylaws
▶Proxy access right for stockholders
▶Annual election of all directors
▶Majority voting with resignation policy for directors in uncontested elections
▶Annual Board and Committee evaluations, periodic, third-party facilitated evaluations
▶Risk oversight by Board and Committees
▶Independent directors focus on executive succession planning
▶Independent Committee chairs
▶Annual advisory vote on executive compensation
▶Meaningful stock ownership requirements for directors and executives
▶Robust board refreshment process, including a focus on skills, diversity and ethics
▶Annual review of Committee charters and Corporate Governance Guidelines
In 2023, the Board split the roles of CEO and Chair, and appointed Mr. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this leadership structure is appropriate at this time because it will effectively and efficiently allocate authority, responsibility, and oversight between management and independent members of our Board.
Corporate Governance Guidelines
Our Board recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. Our Board has adopted Corporate Governance Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Governance.” In addition, the Board recognizes that observing good corporate governance practices is an ongoing responsibility. The Corporate Governance and Ethics Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines and other corporate governance documents as necessary to promote our stockholders’ best interests and to support our compliance with all applicable laws, regulations and stock exchange requirements.

LEIDOS	31

CORPORATE GOVERNANCE
Board and Committee Structure
BOARD LEADERSHIP STRUCTURE
The Board is currently led by Robert S. Shapard as the independent, non-executive Chair of the Board. Our Board believes that this leadership structure is appropriate at this time because it effectively and efficiently allocates authority, responsibility, and oversight between management and independent members of our Board and supports the independence of our non-management directors.
Our Board believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the most qualified and appropriate individual to serve as Chair of the Board, whether that person is an independent director or the Chief Executive Officer.
We believe that our Board leadership structure provides for strong independent and effective oversight of our business through Mr. Shapard, our Independent Chair, independent Board committee chairs, experienced and committed directors and frequent executive sessions without management in attendance. The Independent Chair also plays a key role in managing risk matters, and, in consultation with the Board, may override the CEO as necessary. Our Board believes that these elements, taken together, provide for objective, independent Board leadership, effective engagement with and oversight of management, and a voice that is independent from management and accountable to stockholders and other stakeholders.
The Board selects the Chair annually and, in 2023, has decided to separate the roles of Chair of the Board and Chief Executive Officer. The Board may, if appropriate, change that structure at any time in the future. Maintaining flexibility on this decision allows the Board to choose the leadership structure that will best serve the interests of the Company and its stockholders at any particular time. In cases where the Board determines it is in the best interests of our stockholders to combine the positions of Chair and Chief Executive Officer, the Corporate Governance and Ethics Committee nominates an independent director to serve as “Independent Lead Director,” who then must be approved by at least a majority of the independent directors.

INDEPENDENT CHAIR: Robert S. Shapard
Our Independent Chair is empowered with, and exercises robust, well-defined duties, which include:
▶Presiding over and managing the meetings of the Board;
▶Supporting a strong Board culture by fostering an environment of open dialogue, ensuring effective information flow and constructive feedback among the members of the Board and senior management, facilitating communication among the Chair, the Board as a whole, Board committees, and senior management, and encouraging director participation in discussions;
▶Approving the scheduling of meetings of the Board, leading the preparation of the agenda for each meeting, and approving the agenda and materials for each meeting;
▶Calling and chairing all meetings of the independent directors;
▶Serving as a liaison between management and independent directors;
▶Representing the Board at annual meetings of stockholders and being available, when appropriate, for consultations and direct communication with stockholders and other key stakeholders;
▶Acting as an advisor to the CEO on strategic aspects of the business; and
▶Such other duties as prescribed by the Board.

Our Board is committed to strong corporate governance and believes that Board independence and oversight of management are effectively maintained with an Independent Chair. The Board’s Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees are each led by and comprised entirely of independent directors.

32	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD COMMITTEES
The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are four standing committees of the Board. Each independent director serves on at least two committees, and we expect to appoint Vice Admiral Norton to two committees as part of our annual committee composition review in April 2024. The key oversight responsibilities of the committees, the current committee memberships, and the number of meetings held during 2023 are described below.
The Board has adopted charters for each of the Audit and Finance Committee, the Corporate Governance and Ethics Committee, the Human Resources and Compensation Committee, and the Technology and Information Security Committee. The charters of these committees are available on our website at www.leidos.com by clicking on the links entitled “Investors,” “Governance,” and then “Documents & Charters.” You may also obtain printed copies of these charters by writing to our Corporate Secretary at the Company’s headquarters. From time to time, the Board may also establish ad hoc committees to address particular matters. For example, in November 2021, our Board established a special committee of independent directors to oversee an internal investigation, with the assistance of external legal counsel, related to certain conduct that may have violated the Company’s Code of Conduct and potentially applicable laws, including the U.S. Foreign Corrupt Practices Act. This special committee is comprised of Ms. Geer, Mr. Kovarik and Mr. Shapard (Chair), and held four meetings in 2023.
Listed below are the members of each of the four standing committees as of the date of this proxy statement:

	Audit and Finance	Human Resources and Compensation	Corporate Governance and Ethics	Technology and Information Security
Thomas A. Bell
Gregory R. Dahlberg
David G. Fubini
Noel B. Geer		C
Miriam E. John(1)				C
Robert C. Kovarik, Jr.*	C
Harry M. J. Kraemer, Jr.*
Gary S. May
Surya N. Mohapatra
Nancy A. Norton(2)
Patrick M. Shanahan
Robert S. Shapard*			C
Susan M. Stalnecker*

Committees:
* Audit Committee Financial Expert	Audit and Finance	Corporate Governance and Ethics
C Chair	Human Resources and Compensation	Technology and Information Security
(1)Dr. John is retiring and will not be standing for re-election.
(2)We expect to appoint Vice Admiral Norton to two Board committees as part of the Board’s annual committee composition review in April 2024.

LEIDOS	33

CORPORATE GOVERNANCE
COMMITTEE RESPONSIBILITIES
Following are descriptions of the primary areas of responsibility for each of the four standing committees:

AUDIT AND FINANCE COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Appoints and evaluates independent auditor and pre-approves fees;
▶Pre-approves audit and permitted non-audit services;
▶Reviews any audit problems;
▶Reviews adequacy of internal controls over financial reporting and disclosure controls and procedures;
▶Reviews and updates the internal audit plan;
▶Reviews any significant risks and exposures and steps taken to minimize risks;
▶Reviews quarterly and annual financial statements prior to public release;
▶Reviews critical accounting policies or changes in accounting policies;
▶Reviews periodically legal matters that may significantly impact the financial statements; and
▶Reviews and makes any necessary recommendations to the Board and management concerning:
–capital structure, including the issuance of equity and debt securities and the incurrence of indebtedness;
–payment of dividends, stock splits and stock repurchases;
–financial projections, plans and strategies;
–general financial planning, cash flow and working capital management, capital budgeting and expenditures;
–tax planning and compliance;
–mergers, acquisitions and strategic transactions; and
–investor relations programs and policies.

CHAIR: Robert C. Kovarik, Jr.* NUMBER OF MEETINGS IN LAST FISCAL YEAR: 4 MEMBERS: Gregory R. Dahlberg Harry M. J. Kraemer, Jr. * Robert S. Shapard * Susan M. Stalnecker * * Financial Expert

CORPORATE GOVERNANCE AND ETHICS COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Evaluates, identifies and recommends director nominees;
▶Reviews the composition and procedures of the Board;
▶Makes recommendations regarding the size, composition and charters of the Board’s committees;
▶Reviews and develops long-range plans for CEO and management succession;
▶Develops a set of corporate governance principles;
▶Recommends an independent director to serve as non-executive Chair of the Board or as Independent Lead Director;
▶Oversees Leidos’ political engagement;
▶Reviews policies and practices regarding ethical responsibilities and monitors the effectiveness of our ethics, compliance and training programs;
▶Reviews our approach to corporate responsibility and public policy, including legislative and regulatory trends and ESG issues that may affect our business operations, reputation or relations with employees, customers, stockholders and other constituents;
▶Develops and oversees an annual self-evaluation process of the Board and its committees; and
▶Reviews policies and procedures related to the Company's business outside the United States, United Kingdom and Australia.

CHAIR: Robert S. Shapard NUMBER OF MEETINGS IN LAST FISCAL YEAR: 4 MEMBERS: Gregory R. Dahlberg David G. Fubini Noel B. Geer Miriam E. John(1) Harry M. J. Kraemer, Jr.

34	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

HUMAN RESOURCES AND COMPENSATION COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Determines CEO compensation and approves compensation of our other executive officers;
▶Exercises all rights, authority and functions under our stock, retirement and other compensation plans;
▶Approves non-employee director compensation;
▶Reviews and approves the annual report on executive compensation for inclusion in our proxy statement;
▶Reviews compensation risk; and
▶Periodically reviews our human resources strategy, policies and programs.

CHAIR: Noel B. Geer NUMBER OF MEETINGS IN LAST FISCAL YEAR: 6 MEMBERS: David G. Fubini Robert C. Kovarik, Jr. Gary S. May Surya N. Mohapatra Patrick M. Shanahan

TECHNOLOGY AND INFORMATION SECURITY COMMITTEE

PRIMARY RESPONSIBILITIES:
▶Reviews our approach to the integration of technology and innovation;
▶Assesses trends or potential disruptions, including emerging technologies, that may influence our strategy with respect to technology and innovation;
▶Assists the Board in overseeing risks relating to technology development, information security and the effectiveness of our processes to identify, monitor and mitigate these risks; and
▶Reviews issues related to our security of enterprise-wide information technology-related risks.

CHAIR: Miriam E. John(1) NUMBER OF MEETINGS IN LAST FISCAL YEAR: 4 MEMBERS: Thomas A. Bell Gary S. May Surya N. Mohapatra Patrick M. Shanahan Susan M. Stalnecker

(1)Dr. John is retiring and will not be standing for re-election.

LEIDOS	35

CORPORATE GOVERNANCE
DIRECTOR ENGAGEMENT
BOARD OF DIRECTORS MEETINGS

6
Meetings held of the entire Board during fiscal 2023	Our Board recognizes that its oversight of our strategic priorities and responsibility to stockholders requires a personal and professional commitment that extends beyond regularly scheduled Board meetings. Ongoing and meaningful engagement with the business is critical to staying informed and provides insights that allow our directors to provide effective guidance to our leadership team and to engage in constructive dialogue with each other.

75%+
Director attendance at 2023 Board and committee meetings	During fiscal 2023, no director attended fewer than 75% of the aggregate of the meetings of the Board and committees of the Board on which they served.

100%
Director attendance at the 2023 annual meeting	It is our policy to encourage all directors to attend our annual meeting, and all of our directors attended our 2023 annual meeting.

SELECTED GOVERNANCE TOPICS FROM 2023 BOARD MEETINGS

	▶Board Effectiveness Discussions ▶Director Independence Assessment ▶Board Self-Evaluations	▶Committee Membership Discussions ▶Board Leadership Discussions ▶Board Strategy Discussions
▲			▼

	▶Compliance Programs Review ▶Annual Operating Plan Review ▶Governance Documents Review	▶Diversity, Equity and Inclusion Discussions ▶Stockholder Engagement Updates ▶Group Strategy Discussions

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Our directors are expected to keep current on issues affecting Leidos and our industry and on developments with respect to their general responsibilities as directors. In addition, the Board encourages directors to participate annually in continuing director education programs, and the Company reimburses directors for their expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions and as stand-alone information sessions outside of meetings. We also conduct orientation programs to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing Leidos and industry knowledge to optimize their service on the Board. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.

36	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS
The Board believes that establishing and maintaining a robust evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Corporate Governance and Ethics Committee annually evaluates the performance of the Board and its committees.

1 Review of Evaluation Process
The Corporate Governance and Ethics Committee develops and oversees an annual self-evaluation process of the Board and its committees and determines whether it is appropriate for the evaluations to be conducted internally or by an independent consultant each year. While the Committee generally leads the process, the Board is committed to periodically engaging a third-party consulting firm to bring an outside perspective. For fiscal 2023, the evaluation process was conducted internally, and we expect to conduct the fiscal 2024 process with the assistance of a third party.

2 Written Questionnaires	This process is supported by written questionnaires used to facilitate the assessments, which are reviewed annually to reflect areas of focus as the Committee determines appropriate, and include topics such as:
	▶Board’s Performance ▶Board Composition, Skills, and Diversity ▶Board and Committee Meetings and Structure ▶Management Relations	▶Risk Oversight by Board and Committees ▶Duties and Responsibilities ▶Processes and Resources ▶Areas of Focus ▶Culture

3 Seek Feedback	For fiscal 2023, the evaluation process sought direct feedback from each director.

4 Board Review
Results from the evaluation were reported to and discussed with each committee and the Board. The discussion covered an assessment of the Board’s strengths and areas of opportunities, including a discussion regarding the Board’s oversight of corporate strategy, Board and committee composition and structure, succession planning and oversight duties.

The Board’s Role in Corporate Oversight
KEY AREAS OF BOARD OVERSIGHT

RISK MANAGEMENT	GOVERNANCE	HUMAN CAPITAL	STRATEGY

BOARD’S ROLE IN OVERSIGHT OF STRATEGY
Led by our CEO, senior management develops and executes our business strategy. They manage our operations and work on our business’ success, modeling our culture, establishing accountability, and controlling risk. Our CEO and senior management align our structure, operations, people, policies, and compliance efforts with our mission and strategy. Overseeing management’s development and execution of our strategy is one of the Board’s primary responsibilities. The Board also engages directly with Leidos’ sector leaders and regularly reviews the business’ strategic and operational priorities, competitive environment, market challenges, economic trends and regulatory developments.

LEIDOS	37

CORPORATE GOVERNANCE

Each year, senior management discusses strategy and business priorities with the Board during dedicated strategy sessions.
Throughout the year, the Board receives regular business and strategy updates and assesses the strategic alignment of our annual operating plan and strategic acquisitions, divestitures and integration processes.

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
As part of its oversight function, the Board and its committees monitor risk as part of their regular deliberations throughout the year. When granting authority to management, approving strategies, making decisions and receiving management reports, the Board considers, among other things, the risks facing the Company. The Board believes its approach to risk oversight ensures that the Board can choose many leadership structures while continuing to effectively oversee risk.
The Board also oversees risk in particular areas through its committee structure:

BOARD Responsible for the oversight of risk management as a whole and through its committees.

AUDIT AND FINANCE COMMITTEE
Evaluates the Company’s guidelines and policies regarding risk assessment and risk management, including risks related to internal control over financial reporting, the Company’s major financial risk exposures, including financial, capital investment and insurance risks, and the steps management has taken to monitor and control such exposures.

CORPORATE GOVERNANCE AND ETHICS COMMITTEE
Oversees risks associated with governance and other ESG risks, including unethical conduct and political, lobbying, social, environmental and reputational risks. Also oversees risks related to the Company's business outside of the United States, United Kingdom and Australia.

HUMAN RESOURCES AND COMPENSATION COMMITTEE Evaluates risks potentially arising from the Company’s human capital management and compensation policies and practices.
TECHNOLOGY AND INFORMATION COMMITTEE
Assists the Board in overseeing the Company’s risk posture as it relates to technology development and application activities and information security and related exposures, including cybersecurity and artificial intelligence.

MANAGEMENT
The committees coordinate among each other as necessary to support optimal oversight of risks; each Committee reports its activities to the Board and facilitates discussions among directors. Company management also maintains an Enterprise Risk Management council, comprised of the Chief Executive Officer and senior executives that, among other things, establishes the overall corporate risk strategy and reviews policies, systems, processes and training with the goal of identifying and addressing appropriate risk matters within the company. This management committee reports regularly to the Audit and Finance Committee and annually to the full Board on its activities and findings, highlighting the key risks we face and management’s actions to address those risks.

38	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD’S ROLE IN OVERSIGHT OF CYBERSECURITY AND RELATED RISKS
Information security is critical to maintaining the trust of our customers and business partners, and we are committed to mitigating risks and protecting our data and systems. We maintain comprehensive technologies and programs intended to ensure our systems are effective and prepared for data privacy and cybersecurity risks, including regular oversight of our programs for security monitoring for internal and external threats to safeguard the confidentiality, availability, and integrity of our information assets. We regularly perform evaluations of our security program and continue to invest in our capabilities to keep our customers, partners, and information assets safe. As a government contractor and a provider of information technology services, we are entrusted with highly sensitive information, and we are continuously exposed to unauthorized attempts to compromise this information through cyberattacks, the risk of insider threats and other information security risks.

CYBERSECURITY GOVERNANCE SPOTLIGHT

▶Management provides our Board and the Technology and Information Security Committee with regular updates about emerging risks and trends, including the use of artificial intelligence in our business, our cybersecurity and related risk exposures, our policies and procedures to mitigate such exposures and the status of projects to strengthen our information security infrastructure and defend against and respond to threats at least quarterly.
▶We require our employees to take annual training on information security, including cybersecurity and global data privacy requirements and compliance measures.
▶We also conduct periodic internal and third-party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy notices, policies and procedures regarding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches. Leidos has rigorous controls in place to monitor personal and confidential information distributed electronically by its employees.
▶We maintain a dedicated cybersecurity disclosure committee to evaluate materiality and disclosure considerations around cybersecurity incidents.
▶We carry insurance that provides protection against the potential losses arising from cybersecurity incidents.
▶In the last three years, we have not experienced a material information security incident.

LEIDOS	39

CORPORATE GOVERNANCE
BOARD’S ROLE IN OVERSIGHT OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

BOARD

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Our Board and the committee regularly review with management our human capital management practices, diversity and inclusion initiatives, recruitment, training and development efforts, as well as employee benefits and resources, and discuss metrics relating to such initiatives at least quarterly.

CORPORATE GOVERNANCE AND ETHICS COMMITTEE
▶Our Board and the committee regularly review with management ESG issues that may significantly impact our business operations, reputation or relations with employees, customers, supplier partners, stockholders and other stakeholders, at least twice a year.
▶Our Board and the committee are also responsible for reviewing practices and policies in the areas of corporate responsibility, including environmental safety, protection, risk, and other environmental issues that affect the business, operations, performance, business continuity planning, and public image or reputation.
▶Our lobbying, trade association, and political engagement policies and disclosures are the result of careful ongoing consideration and analysis by our management and the committee. We provide robust and periodically updated disclosures on our public policy and lobbying activities, trade association participation, and other key elements of our approach to policy engagement.
▶The committee reviews and recommends policies and procedures to maintain a business environment committed to high standards of ethics, integrity and legal compliance.

AUDIT AND FINANCE COMMITTEE	The committee reviews with management our programs for compliance with laws and regulations, including those relating to our compliance with ESG reporting requirements.

SUSTAINABILITY WORKING GROUP (SWG)
Actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth.
▶Comprised of senior leaders from across the Company, including customer-facing sustainability experts.
▶Conducts biannual reviews of internal climate-related risk register in accordance with best practices.
▶Conducts biannual review of climate-related operational opportunities and manages those opportunities with outside experts.
▶Actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth.
▶Conducts scenario analysis into the Leidos climate-related risk assessment process, conducting a risk review alongside the Company’s enterprise risk management team.
▶Climate-related business opportunities are generally managed initially by the business lines and are reviewed quarterly.

Leidos is guided by a conviction to do what is right every day, especially during challenging times. While navigating these challenges, we prioritize the health and mental well-being of our global workforce, delivering critical environmental and sustainability-driven support to customers, and create an inclusive environment where employees are respected, valued and heard. We expect our management and employees to share a common understanding of our commitment and, accordingly, have established teams within the enterprise to address our ESG goals.

40	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Transparency and Accountability
The Board believes that transparency and accountability are a critical part of our ESG strategy. Leidos publishes reports annually in accordance with the latest GRITM Sustainability Reporting Standards and strives for continuous improvement, alignment with industry best practices and leadership in corporate sustainability and responsibility. The Company periodically re-evaluates and updates its sustainability and corporate responsibility programs and how it shares progress with stakeholders.
▶In 2019, Leidos produced its first Sustainability Accounting Standards Board (SASB) Disclosure Supplement.
▶In 2021, Leidos partnered with outside experts to conduct a formal ESG assessment, including a stakeholder engagement initiative. This engagement, alongside an analysis of internal and external trends and aligned with business priorities, helped us develop our “Next Level Leidos” ESG Goals. The goals will form the basis of the Company’s Sustainability Management Plan and drive progress in priority areas.
▶In 2023, Leidos released its 14th Annual Report covering the calendar year 2022, integrating its GRITM Index and SASB Standards into one document to provide a comprehensive view of corporate practices in this area.
▶Leidos publishes its annual EEO-1 report, which includes information regarding its workforce diversity.
We provide additional information regarding our ESG goals on our corporate website at https://www.leidos.com/company/ responsibility-and-sustainability/. The reports mentioned above, or any other information from our website, are not part of, or incorporated by reference into this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.
BOARD’S ROLE IN OVERSIGHT OF SUCCESSION PLANNING
The Board of Directors believes it is critical to the success of the Company that continuity of leadership is ensured and that a succession plan exists for the Chief Executive Officer and other key officers. The Corporate Governance and Ethics Committee evaluates and makes recommendations to the Board on candidates for the position of Chief Executive Officer in the event that a vacancy arises or is anticipated to arise, through the death, disability, retirement or resignation of the Company’s Chief Executive Officer. The Corporate Governance and Ethics Committee, in coordination with the Human Resources and Compensation Committee, is also responsible for ensuring that processes are in place for management development and succession throughout the leadership ranks. The Chief Executive Officer annually provides the Board and/or the Corporate Governance and Ethics Committee with an assessment of other senior managers and their potential to succeed them, as well as an assessment of persons considered potential successors to certain other senior management positions.
The selection and appointment of Thomas A. Bell as Chief Executive Officer in 2023 demonstrate the Board’s active role in succession planning. As part of a planned succession process, Mr. Bell succeeded Roger A. Krone, who retired as Chair at the time of the Company’s 2023 annual meeting of stockholders, and as Chief Executive Officer as of May 3, 2023. The Board appointed Robert S. Shapard as independent, non-executive Chair after the 2023 annual meeting of stockholders and also nominated Mr. Bell to the Board.

LEIDOS	41

CORPORATE GOVERNANCE
STOCKHOLDER ENGAGEMENT
During the past year, we engaged with our stockholders, as well as a broad range of our stakeholders, on a variety of topics.

70 million We engaged with stockholders owning nearly 70 million of our shares	70% We engaged with 70% of our top 20 stockholders

Stockholder Engagement Topics	Sustainability Engagement with Stakeholders	Commitment to Transparency

Management and, where appropriate, directors engage with stockholders through various means, including in the boardroom, at conferences, and via video conference and telephone on a variety of topics. The exchanges we and our Board have had with stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share views with them.

We welcome the views of a broad range of stakeholders who serve as critical partners in identifying our key sustainability areas of impact. We regularly engage with these stakeholders to better understand their views and sustainability concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.
Our website disclosures address critical matters of interest to our stakeholders, including our commitment to social responsibility.
▶Business strategy ▶Compensation practices ▶Political engagement ▶Human capital management ▶Talent and culture ▶Sustainability ▶Risk oversight ▶Board refreshment ▶Diversity, equity and inclusion	▶Stockholders ▶Employees, financial institutions, vendors and customers ▶Suppliers ▶Governments and regulators ▶International organizations ▶Community and non-governmental organizations	▶Human Rights Statement ▶Modern Slavery Statement ▶Center for Inclusive Growth ▶Political engagement ▶Sustainability Report ▶Diversity, equity and inclusion ▶Talent and culture ▶Privacy and data protection

Engagement and Transparency

ASSESS AND PREPARE
Our Board analyzes the results of our annual meetings, continuous stockholder feedback, and trends in corporate governance and compensation. This analysis guides the development of our stockholder engagement priorities. Additionally, our directors and management team participate in various conferences throughout the year to stay informed about corporate governance trends.

REACH OUT AND ENGAGE
We extend invitations to our stockholders for engagement sessions at least twice a year. We also establish connections with stockholder proponents to understand the concerns they raise. During these engagements, we share crucial updates about our corporate governance and other aspects, and actively seek feedback from our stockholders.

RESPOND TO STOCKHOLDER FEEDBACK
In response to stockholder feedback, we enhance our policies, practices, and disclosures, guided by our ongoing conversations with our stockholders. We communicate significant updates and improvements made during the fiscal year through our proxy statement.

 EVALUATE STOCKHOLDER FEEDBACK
Our Board regularly reviews stockholder feedback and identifies key themes. It also assesses opportunities to respond to stockholders, taking into account relevant best practices and trends in corporate governance.

42	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Key Topics	What We Heard from Stockholders	How the Company Responded

Human Capital Management
▶Stockholders were interested in discussing the Board’s oversight of human capital management.
▶The discussions included the Human Resources and Compensation Committee oversight role and the type and frequency of information reviewed by the Board and the committee.
▶Additionally, we discussed with stockholders how they measure progress in management’ human capital strategy and the need for ongoing collaboration with the Board to identify areas where progress can be made.

▶We discussed our human capital management practices, including key workforce metrics.
▶We reported in our Annual Sustainability Report and Form 10-K information about our corporate culture and values, diversity, equity and inclusion initiatives, talent acquisition practices, and career mobility, development and growth programs.

Succession Planning	▶Stockholders were interested in discussing the Board’s oversight over succession planning policies and practices, including the appointment of Mr. Bell as Chief Executive Officer.	▶We discussed the Board’s active role in the CEO succession planning, including the Board's review of Mr. Bell’s extensive expertise and qualifications.

Executive Compensation
▶Stockholders were interested in discussing various aspects of the Company’s overall executive compensation program, including performance metrics and the program’s alignment to stockholder interests.
▶Stockholders provided feedback on the adoption of a negative absolute TSR cap in our long-term incentive program.

▶Acting on feedback from our stockholders, the Board’s Human Resources and Compensation Committee has approved modifications to our executive compensation program described in the ”Compensation Discussion and Analysis” section, commencing on page 50.

Political Engagement	▶In response to a stockholder proposal, stockholder sought to understand the Company’s policies and practices with respect to political engagement and related spending.
▶We have proactively implemented substantial enhancements to our website to increase transparency regarding our political engagement. This includes detailed disclosures about our policies and expenditures related to trade associations, as well as contributions made by the Leidos Political Action Committee.

Corporate Governance	▶In response to a stockholder proposal, stockholders sought to discuss the Company’s views with respect to the separation of the Chair and CEO roles.	▶We discussed our corporate governance practices and appointment of Mr. Shapard as our independent Board Chair following our 2023 annual meeting of stockholders.

LEIDOS	43

CORPORATE GOVERNANCE
COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND INVESTOR RELATIONS
Stockholders and other interested parties may communicate with the Board of Directors, the independent directors as a group or any of the independent directors, including Committee Chairs and the Independent Chair, by using the following address:
Leidos Holdings, Inc.
Office of the Corporate Secretary
1750 Presidents Street
Reston, Virginia 20190
Each communication should specify the intended recipient(s). The Office of the Corporate Secretary will initially process the communications, summarize lengthy or repetitive communications and forward them to the applicable member(s) of the Board as appropriate. Communications may also be referred to other departments within the Company for action and resolution. The Company will refrain from forwarding to the Board any communication that it determines to be primarily commercial in nature, mass mailings, resumes or job inquiries, any communication that relates to an improper or irrelevant topic, or that requests general information about the Company.
To reach out to our Investor Relations department, please send us an email at ir@leidos.com. Please continue to share your thoughts or concerns with us.
Other Governance Policies and Practices
CODES OF CONDUCT
All of our employees, including our executive officers, are required to comply with our Code of Conduct, which describes our standards for protecting company and customer assets, fostering a safe and healthy work environment, dealing fairly with customers and others, conducting international business properly, reporting misconduct and protecting employees from retaliation. This code forms the foundation of our corporate policies and procedures designed to promote ethical behavior in all aspects of our business.
Our directors are required to comply with our Code of Business Conduct of the Board of Directors, which describes areas of ethical risk, provides guidance to directors and helps foster a culture of honesty and accountability. This code addresses areas of professional conduct relating to service on our Board, including conflicts of interest, protection of confidential information, fair dealing and compliance with all applicable laws and regulations.
These documents are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Governance.” We intend to post on our website any material changes to or waivers from our Code of Conduct and Code of Business Conduct of the Board of Directors.
RELATED PARTY TRANSACTIONS
Our Policy and Procedures
The Board has adopted written policies and procedures for the review and approval of transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board has delegated to the Audit and Finance Committee the authority to review and approve the material terms of any proposed related party transaction. If a proposed related party transaction involves a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chair of the Board and the Chair of the Audit and Finance Committee.

44	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
In determining whether to approve or ratify a related party transaction, the Audit and Finance Committee considers, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the related party or us. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources and Compensation Committee. If a related party transaction will be ongoing, the Audit and Finance Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit and Finance Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they comply with the Committee’s guidelines and that the related party transaction remains appropriate.
We engage in transactions and have relationships with many entities, including educational, charitable and professional organizations, in the ordinary course of our business. Some of our directors, executive officers or their immediate family members may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these firms on customary terms.
Related Party Transactions
Gerard A. Fasano is Leidos’ Chief Growth Officer. Mr. Fasano’s brother, Matthew Fasano, is a program manager at Leidos and received compensation of approximately $239,202 in 2023, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit and Finance Committee.
M. Victoria Schmanske is Leidos’ President, Commercial and International Sector. Ms. Schmanske’s brother-in-law, Paul Schmanske, is an infrastructure lead at Leidos and received compensation of approximately $205,784 in 2023, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit and Finance Committee.
Director Compensation
We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, we consider the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. Frederic W. Cook & Co. (FW Cook) provides competitive compensation data and director compensation program recommendations to the Human Resources and Compensation Committee for review to assist in determining its recommendation. The competitive compensation data includes information regarding the compensation (cash, equity and other benefits) of the non-employee directors within our compensation peer group that is further described in “Comparable Market Compensation“ on page 60. The Human Resources and Compensation Committee considers this information and recommends to the Board the form and amount of compensation to be provided. The director compensation described below represents the total compensation received by our directors for their service as directors for both Leidos Holdings, Inc. and Leidos, Inc. Annual retainer amounts are prorated based on time served on the Board or in a committee chair role during the year. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director. We do not pay separate meeting fees. Our employee director does not receive additional compensation for service as a director. In 2023, FW Cook proposed to the Committee that the equity retainer for each of our directors be increased by $10,000, and for the Chair of the Committee by $5,000. These recommendations were made with the aim of aligning director compensation more closely with the market median. The Committee approved these recommendations, which were subsequently approved by the Board. The following is a summary of our annual compensation program for our non-employee directors, as paid for service in 2023:

LEIDOS	45

CORPORATE GOVERNANCE

ADDITIONAL CASH RETAINERS
INDEPENDENT CHAIR(4) $200,000	COMMITTEE CHAIR FEES Audit and Finance Committee Chair $25,000 Human Resources and Compensation Committee Chair $20,000 All Other Committees(5) $15,000

(1)Vesting on the earlier of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant
(2)If a non-employee director retires due to our mandatory retirement policy, equity awards continue to vest as scheduled and options remain exercisable for the remainder of the original full option term
(3)$125,000 in restricted stock units and $50,000 in stock options
(4)Prior to Mr. Shapard’s appointment as independent Chair following our 2023 annual meeting, the Lead Director retainer was $50,000, an increase from the previous $35,000 based on benchmarking with our peer group
(5)An annual cash retainer is paid to the members of the Special Committee, consisting of $15,000 for the Chair and $10,000 for each other member
DEFERRAL PLANS
Non-employee directors are eligible to defer all or any portion of their cash retainers or certain equity compensation into our Keystaff Deferral Plan or Key Executive Stock Deferral Plan, or both. These plans are described in further detail under the caption “Executive Compensation—Nonqualified Deferred Compensation” below.
Stock Ownership Guidelines and Policies
The Board believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate.

OWNERSHIP REQUIREMENTS	DIRECTORS ●●●●● At least 5x annual cash retainer

All of our directors continue to observe this holding requirement. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our policy requires directors to obtain preclearance for all transactions in our securities. In 2023, no directors were granted an exception to these requirements.

46	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
The following table sets forth information regarding the compensation paid to our directors for service in fiscal 2023:

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Total ($)
Gregory R. Dahlberg	125,000	125,054	50,007	300,061
David G. Fubini	125,000	125,054	50,007	300,061
Noel B. Geer	155,000	125,054	50,007	330,061
Miriam E. John	140,000	125,054	50,007	315,061
Robert C. Kovarik, Jr.	160,000	125,054	50,007	335,061
Harry M. J. Kraemer, Jr.	—	125,054	50,007	175,061
Gary S. May	125,000	125,054	50,007	300,061
Surya N. Mohapatra	125,000	125,054	50,007	300,061
Nancy A. Norton(1)	—	—	—	—
Patrick M. Shanahan	125,000	125,054	50,007	300,061
Robert S. Shapard	314,615	125,054	50,007	489,676
Susan M. Stalnecker	125,000	125,054	50,007	300,061
(1)Thomas A. Bell, our Chief Executive Officer, is not included in this table because he did not receive additional compensation for his services as a director. Mr. Bell’s compensation is disclosed in the “Summary Compensation Table“ on page 74. Vice Admiral Norton was appointed to the Board effective January 1, 2024.
(2)Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director for annual retainer fees, independent lead director fees, and committee and/or chair fees. Non-employee directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. Mr. Kraemer elected to defer all of his fees earned in fiscal 2023 into our Key Executive Stock Deferral Plan.
(3)Amounts in this column reflect the grant date fair value of awards granted in 2023 computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, see Note 17 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on February 13, 2024. Non-employee directors are eligible to defer such awards into our Key Executive Stock Deferral Plan. Mr. Kraemer and Mr. Shapard elected to defer all of their restricted stock units granted in fiscal 2023 into our Key Executive Stock Deferral Plan.
At the end of fiscal 2023, the following non-employee directors held the following number of unvested stock units, including unvested stock units in our Key Executive Stock Deferral Plan:

Name	Unvested stock units (#)
Gregory R. Dahlberg	1,574
David G. Fubini	1,574
Noel B. Geer	1,574
Miriam E. John	1,574
Robert C. Kovarik, Jr.	1,574
Harry M. J. Kraemer, Jr.	1,574
Gary S. May	1,574
Surya N. Mohapatra	1,574
Nancy A. Norton	—
Patrick M. Shanahan	1,574
Robert S. Shapard	1,574
Susan M. Stalnecker	1,574
(4)At the end of fiscal 2023, our non-employee directors held vested options to purchase the following number of shares of our common stock:

Name	Aggregate shares subject to outstanding options (#)
Gregory R. Dahlberg	18,391
David G. Fubini	6,188
Noel B. Geer	18,391
Miriam E. John	18,391
Robert C. Kovarik, Jr.	13,412
Harry M. J. Kraemer, Jr.	18,391
Gary S. May	18,391
Surya N. Mohapatra	13,603
Nancy A. Norton	—
Patrick M. Shanahan	4,434
Robert S. Shapard	18,391
Susan M. Stalnecker	18,391

LEIDOS	47

PROPOSAL 2	Advisory Vote on Executive Compensation

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

We are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
We urge stockholders to read our Compensation Discussion and Analysis (CD&A), which describes in detail how we seek to closely align the interests of our named executive officers with the interests of our stockholders. As described in the CD&A, our compensation programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results, if an executive is involved in misconduct or failure to manage or monitor conduct or risk, as determined by the Committee;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.
The Human Resources and Compensation Committee of the Board believes that these programs and policies are effective in implementing our pay for performance philosophy and achieving its goals. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you, as a stockholder, the opportunity to advise whether you approve of our executive compensation program and policies by voting on the following resolution:
RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and narrative discussion contained in the “Executive Compensation” section.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in the CD&A and Executive Compensation sections of this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Human Resources and Compensation Committee of the Board. Our Board values the opinions of our stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Human Resources and Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Vote Required
The affirmative vote of a majority of the voting power of common stock present or represented either in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote. This advisory vote on executive compensation is non-binding on the Board.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

48	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Letter from the Human Resources and Compensation Committee
Dear Fellow Stockholders,
The “Compensation Discussion and Analysis” section outlines Leidos’ fiscal 2023 executive compensation program. This program is designed to link executive compensation with the successful implementation of Leidos’ key financial and strategic objectives as the management team, led by Tom Bell, guides Leidos through its next decade. Amidst a challenging landscape and an increasingly complex industry, the focus remains on strategically positioning Leidos for sustained growth. The Committee is confident that the 2023 program’s design effectively motivates the management team to fulfill these goals.
In the design of our fiscal 2023 executive compensation program, we emphasized a structure that strongly favors performance-based elements and aligns executive compensation with the interests of our stockholders. We have also incorporated feedback from our stockholders gathered through our engagement program. As a result, the 2023 executive compensation program is characterized by restrained fixed compensation, a pronounced emphasis on equity-oriented pay, and a robust focus on predetermined financial performance targets and stock price growth.
In 2023, the Committee approved a select set of retention bonuses for key executives, underlining our commitment to reward the top-tier talent essential for positioning Leidos to successfully develop and execute its future strategies. Additionally, the Committee was closely involved in succession planning, as we successfully completed our CEO transition and welcomed Tom Bell as Leidos’ Chief Executive Officer.
For fiscal 2024, we will continue to require robust performance for payouts linked to our short-term and long-term incentive plans. We will also introduce new financial performance metrics that we believe are more closely aligned with how our stockholders assess Leidos’ performance.
Our stockholders continue to support our executive compensation program, as evidenced by our say-on-pay voting results. We were pleased by the substantial support for the fiscal 2022 program, which received approval from approximately 95% of the votes cast at the 2023 Annual meeting. We look forward to continue working with the Board of Directors and executive team in supervising and implementing our strategic objectives.
Sincerely,

NOEL B. GEER (Chair)	DAVID G. FUBINI	ROBERT C. KOVARIK, JR.	GARY S. MAY	SURYA N. MOHAPATRA	PATRICK M. SHANAHAN

LEIDOS	49

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis, or CD&A, and the tables and narrative that follow provide important information about our executive compensation programs for the prior fiscal year. In this proxy statement, the term “named executive officers” or “NEOs“ refers to the following executive officers:

Thomas A. Bell(1)	Roger A. Krone(1)	Christopher R. Cage	Gerard A. Fasano(2)	Elizabeth M. Porter(3)	Roy A. Stevens(4)

Chief Executive Officer	Former Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Growth Officer	President, Health and Civil Sector	President, National Security Sector

(1)Upon Mr. Krone’s retirement, Mr. Bell assumed the position of Chief Executive Officer, effective May 3, 2023.
(2)Mr. Fasano served as President, Defense Group, until December 31, 2023, when he was appointed Executive Vice President and Chief Growth Officer. Mr. Fasano’s compensation was not modified as a result of his transition to Executive Vice President, Chief Growth Officer.
(3)Ms. Porter served as President, Health Group, until December 31, 2023, when she was appointed President, Health and Civil Sector. Ms. Porter’s compensation was not modified as a result of her transition to President, Health and Civil Sector.
(4)Mr. Stevens served as President, Intelligence Group, until December 31, 2023, when he was appointed President, National Security Sector. Mr. Stevens’ compensation was not modified as a result of his transition to President, National Security Sector.
In this CD&A, the “Committee” refers to the Human Resources and Compensation Committee of the Board of Directors, which is responsible for overseeing the compensation programs for all of our executives. The tabular disclosures following this CD&A provide data on all of our named executive officers.
Our executive compensation programs are designed to align the interests of senior management with stockholders by tying a significant portion of their potential compensation to the achievement of challenging financial performance goals, which include adjusted operating income, total backlog, operating cash flow, revenue and relative total shareholder return. A small portion is also contingent on personal and leadership goals and behaviors. We believe these factors contribute to a top-tier workplace environment, improve our efficiency and effectiveness, help us to win key business opportunities and ultimately drive long-term value for stockholders.
Table of Contents

Executive Summary
In this section, we discuss our business performance highlights for 2023 relating to pay, our executive compensation philosophy, provide an overview of our pay program, summarize changes to our compensation for 2024, and highlight certain of our compensation practices.
▶See Page 51

How We Determine Total Direct Compensation
In this section, we discuss roles and responsibilities in determining compensation, our processes to determine total direct compensation, summarize previous stockholder advisory votes, and discuss our assessment of risks in our compensation programs.
▶See Page 56

Compensation Decisions for Fiscal 2023 In this section, we discuss each compensation element of our 2023 program, including financial and personal performance factors.	▶See Page 62

Other Policies and Considerations
In this section, we discuss our equity award grant practices, stock ownership guidelines, hedging and short-term or speculative transactions policy, compensation recoupment policy and tax deductibility of executive compensation.
▶See Page 72

50	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
BUSINESS PERFORMANCE HIGHLIGHTS FOR 2023 RELATED TO PAY
Our business performance in 2023 was strong. We ended fiscal 2023 with reported revenues of $15.4 billion, an increase of 7% compared to the prior fiscal year. Our performance builds on Leidos’ success as a leading provider of inventive solutions, with the goal of addressing the world’s most vexing challenges in national security and health. Our diversified and resilient portfolio and our investments in technology and innovation are positioning us for growth in key customer missions, including digital modernization, cyber operations, mission software systems, integrated systems and mission operations. In fiscal 2023, we delivered on our financial commitments to investors, allocated capital to deliver value for our stockholders, won programs that position us for future growth, and grew our talent base.
The data set forth below include the performance metrics that form a significant part of our 2023 compensation targets. We achieved 101.4% of our book-to-bill compensation target, demonstrating a strong foundation for growth. Adjusted operating income reached 107.8% of compensation target. We also achieved 166.4% of our operating cash flow compensation target, reflecting strong performance across the enterprise. We provide additional information regarding these compensation metrics, including a definition of such metrics and adjustments made for our compensation programs from the reported metrics, in “Annual Cash Incentive Awards for Fiscal 2023” on page 62.(1)(2)

Giving us a strong foundation for growth, we achieved:(1)		5-YEAR COMPARISON OF CUMULATIVE TOTAL RETURN
ADJUSTED OPERATING INCOME	BOOK-TO-BILL

$250
$200
$150
$100
$50
$0
12/28/2018
1/3/2020
1/1/2021
12/31/2021
12/30/2022
12/29/2023
Leidos Holdings, Inc.
S&P 500 Composite Index
S&P 500 IT Services Index

$1.55 billion	1.07x

Reflecting strong performance across all our operational segments, we achieved:

OPERATING CASH FLOW	REVENUE

$1.17 billion	$15.4B or 7% increase compared to FY22

(1)Amounts shown for fiscal 2023, other than revenue, are adjusted metrics as used in our compensation targets.
(2)We use financial measures in this proxy statement that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. We provide a reconciliation of non-GAAP measures used as compensation targets in this proxy statement on page 64.

LEIDOS	51

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION PHILOSOPHY
We believe that executive pay should be largely variable, equity-based, and tied to preset performance goals, and this is demonstrated in our pay mix and design.

LIMITED FIXED COMPENSATION	PREDOMINANTLY EQUITY-BASED PAY	FOCUS ON PRE-SET FINANCIAL PERFORMANCE GOALS AND STOCK PRICE APPRECIATION

Base salary is the only component of “fixed” compensation for our named executive officers and represents a significantly smaller portion of executive pay than “variable” compensation—representing a range between 16% for our Chief Executive Officer and 24% for the highest non-CEO NEO.

The majority of executive pay takes the form of long-term equity incentives—a mix of performance shares, PRSUs, and stock options-ranging from 52% to 59% of target total direct compensation. This reflects our belief that equity should comprise the largest component of executive pay.

The vast majority of the annual cash incentive—80% of the target opportunity—is tied to preset, quantifiable goals. Similarly, 80% of the target opportunity for long-term incentives are tied to preset goals: 50% in the form of three-year performance share program awards, and 30% in the form of PRSUs. The remaining 20% of the target opportunity for long-term incentives is in the form of stock options, which will not yield value unless the stock price increases from the stock price on the grant date.

52	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PAY AT A GLANCE
The following table summarizes the elements of our executive compensation program for 2023:

Pay Element	CEO	Other NEOs	Description and Purpose	Time Period	Metrics
			▶Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience. ▶Reviewed annually and adjusted when appropriate.	Current pay	Pay aligned to experience and job scope, generally targeted to median of applicable market data.
			▶Variable cash compensation based on performance against annually established targets and individual performance.	1-year performance period	Financial (80%) ▶Adjusted Operating Income (40%) ▶Operating Cash Flow (30%) ▶Book-to-Bill (30%)
▶Designed to reward executives for annual performance on key operational and financial measures, as well as individual performance.
Personal (20%)
▶Personal Achievements—Adjustment factor of 0% to 200% applied based on evaluation of leadership values, such as ethics and integrity, personal development and engagement.
▶Engage Modifier—Modifier of 80% to 115% applied to the personal score based on how leaders connect, develop and empower our people to thrive and do their best work.

Distributed in shares of our common stock and designed to encourage and reward longer-term growth, profitability and stock price appreciation by tying share payouts to the achievement of key financial goals.
				3-year performance period	▶Relative Total Shareholder Return (50%) ▶Revenue (50%)

Distributed in shares of our common stock and designed to drive sustainable performance that delivers long-term value to stockholders while directly aligning interests of executives and stockholders; enhances executive retention.
				3-year ratable annual vesting subject to the achievement of a performance hurdle	Adjusted earnings per share hurdle must be met with respect to the first year following the date of grant for units to be eligible for vesting.
			Rewards longer-term stock price appreciation.	3-year ratable annual vesting with a 7-year term	Stock price appreciation (100%)

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pay Composition
The chart below depicts each principal element of target compensation as a percentage of total direct compensation for each of our named executive officers for 2023.
(1)Percentages shown for Mr. Bell exclude his cash sign-on bonus, as this was a one-time compensation decision associated with his hiring.
(2)Base salary disclosed does not reflect hourly rate associated with consulting employee status.
(3)Percentages shown for Mr. Cage, Mr. Fasano, Ms. Porter and Mr. Stevens do not include a one-time retention award of restricted stock units granted on August 8, 2023. This award has a grant date fair value of $1 million and a cliff vesting period of three years.
2024 COMPENSATION CHANGES AT A GLANCE
▶Each year, we perform a comprehensive review of our executive compensation program in consideration of our performance, the performance of our peer group, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design.
▶We believe the changes for the 2024 compensation program are in the best interest of Leidos’ stockholders, and are aligned with our pay for performance philosophy and the dynamic nature of executive compensation practices and developments in our business and industry.

Changes to Short-Term Incentive Plan
2023 Program		2024 Program
Metric	Weight	Metric	Weight
Adjusted Operating Income	40%	Adjusted EBITDA Margin (%)	40%
Operating Cash Flow	30%	Operating Cash Flow	30%
Book-to-Bill	30%	Revenue	30%
▶We will introduce a +/- 20% modifier to our short-term incentive plan. This modifier will be assessed based on personal goals and behaviors, and measure the employees on how they lead their teams, business, work and themselves. The evaluation of these behaviors and actions will be conducted within the context of the Company’s six core values: integrity, inclusion, innovation, agility, collaboration, and commitment. When warranted, we may apply downward discretion to the modifier. We believe that these changes will further align our executive compensation program with sustained stockholder performance and hold our executives accountable for making progress towards our commitment to fostering a strong, inclusive culture at Leidos.

Enterprise Functions

Enterprise Financial Results (100%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

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Sector Presidents

Enterprise Financial Results (25%)	+	Sector Financial Results (75%)	+/-	Modifier (20%)	=	Annual Cash Incentive Award

In 2024, we will refine our long-term incentive program by introducing Cumulative Adjusted EBITDA ($) as a new metric which will replace revenue. This change is designed to encourage the acquisition of high-quality contracts over an extended period.

Changes to Long-Term Incentive Plan
2023 Program		2024 Program
Metric	Weight	Metric	Weight
Revenue	50%	Cumulative Adjusted EBITDA Dollar ($)	50%
Relative Total Shareholder Return	50%	Relative Total Shareholder Return	50%
The chart below shows our performance share plan payout scale considering the changes above:

	Payout	Cumulative Adjusted EBITDA($)*	Relative TSR Achievement
Threshold	50%	80% of 3-Year Target	30th Percentile of Peer Group
Target	100%	3-Year Target	50th Percentile of Peer Group
Maximum	200%	120% of 3-Year Target	75th Percentile of Peer Group
We will continue to utilize a negative Total Shareholder Return (TSR) cap. This means that if the Company’s absolute TSR is negative, the payout will be limited to 100%. This structured approach ensures that the executives are incentivized based on the Company’s performance against predetermined targets and industry benchmarks. It also aligns the interests of stockholders with the Company’s growth objectives, promoting a long-term perspective and accountability in achieving financial and stockholder return goals.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION HIGHLIGHTS
Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:
▶Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes will promote the creation of long-term stockholder value and will position the company for long-term success;
▶Target total direct compensation at approximately the median among companies with which we compete for executive talent;
▶Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct or fails to manage or monitor conduct or risk, as determined by the Committee;
▶Require our executives to own a significant amount of our stock;
▶Avoid incentives that encourage unnecessary or excessive risk-taking; and
▶Compete effectively for talented executives who will contribute to our long-term success.
The following table summarizes certain highlights of our executive compensation practices and policies:

What We Do	What We Don’t Do

  Use predominantly equity-based pay
  Use rigorous goal setting aligned with pre-established targets
  Use “clawback” provisions to promote accountability
  Use balanced performance metrics that consider absolute and relative performance
  Conduct annual compensation review and risk assessment
  Use meaningful equity ownership guidelines
  Retain an independent compensation consultant
  Minimum one-year vesting requirement for all equity award types

  No excessive perquisites
  No “golden parachutes”
  No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control
  No multi-year guaranteed incentive awards for senior executives
  No excise tax “gross-ups” upon a change in control
  No discounting, reloading or repricing of stock options without stockholder approval
  No liberal share recycling

HOW WE DETERMINE TOTAL DIRECT COMPENSATION
The Committee’s framework for determining executive compensation supports and reinforces our pay-for-performance philosophy and incorporates the following key steps:

SET PRIORITIES	ESTABLISH AND APPROVE

▶The Committee sets annual performance priorities, including both financial and non-financial performance metrics for the Company and its businesses.
▶The Committee establishes target incentive ranges, which are informed by Company performance, peer group performance, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information to assess the program, executive compensation levels and pay design.

ASSESS PERFORMANCE	DETERMINE COMPENSATION

▶The Committee assesses Company and individual performance at year end, including progress in achieving our strategic objectives and annual performance priorities.
▶The Committee determines executive compensation after year end based on its performance assessment and discussion with the Board.
▶The Committee determines compensation elements that support the Company's key compensation objectives.

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ROLES AND RESPONSIBILITIES

ROLE OF INDEPENDENT CONSULTANT

The Committee has retained FW Cook as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. FW Cook serves the Committee in an advisory role only and does not decide or approve any compensation actions. The consultant reports directly to the Committee and does not perform any services for management. The consultant’s duties include the following:

▶Reviewing our total compensation philosophy, compensation peer group, and target competitive positioning for reasonableness and appropriateness;
▶Reviewing our overall executive compensation program and advising the Committee on evolving best practices;

▶Providing independent analyses and recommendations to the Committee on executive officers’ compensation and new programs that management submits to the Committee for approval; and
▶Reviewing the Compensation Discussion and Analysis for our Proxy Statement.

The consultant interacts directly with members of management only on matters under the Committee’s oversight and with the knowledge and permission of the Committee. The Committee has assessed the independence of FW Cook pursuant to applicable SEC and NYSE listing rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.

ROLE OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

The role of the Committee is to have direct responsibility relating to the following:

▶Executive compensation;
▶Evaluation and approval of compensation plans, policies and programs, including incentive compensation and equity-based plans for employees and officers;
▶Preparation of reports on executive compensation for inclusion in the Company’s proxy statement or Annual Report on Form 10-K;

▶Reviewing and making recommendations to the Board of Directors regarding director compensation; and
▶Ensuring that the Company’s human resources policies and practices are consistent with the Company’s values and long-term objectives.

ROLE OF MANAGEMENT

The CEO presents the Committee with performance assessments and compensation recommendations for each NEO, other than himself. The Committee reviews these recommendations with FW Cook to assess whether they were reasonable compared with the market for executive talent and meets in executive session to discuss the performance of the CEO and the other NEOs and to determine their compensation. In addition, the Committee and Board review proposed NEO incentive compensation with the CEO, and the Committee reviews CEO compensation with the Board (other than the CEO).

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How We Determine Total Direct Compensation

Establishing Criteria
In determining the amounts of total direct compensation (base salary, annual and long-term incentives) to be awarded to our NEOs, we considered the:
▶Company’s overall performance;
▶Performance of operating units under the NEO’s management;
▶Individual performance as measured against performance goals and criteria; and
▶Competitive market data for our compensation peer group as well as third-party survey data for the general industry and the technology industry.

Review of Criteria
Company and Operational Group Performance
Our overall enterprise performance (or a combination of company enterprise and business group performance for NEOs with operational responsibilities) determines the payout for 80% of the target amount of any annual cash incentive awards and for 100% of any PSUs and PRSUs. Payout amounts are principally determined based upon the Company’s or group’s achievement of financial and operating objectives set at the beginning of the fiscal year, but the Committee retains the discretion to reduce the payouts when appropriate. The maximum score for performance on any of the financial metrics for the cash incentive awards and the performance share program awards is 200%. The earnings per share metric for the PRSUs is a hurdle that, when met, results only in continued time-vesting of the PRSUs; results for this metric do not result in an adjustment to the amount of the PRSUs.
Individual Performance
Individual performance is a factor in setting base salaries, and individual leadership behaviors and the achievement of personal goals determine 20% of the target amount of any annual cash incentive award to be paid upon completion of the fiscal year for all of our NEOs. In determining base salaries, the Committee reviews a performance assessment for each of our NEOs, as well as compensation recommendations provided by the Chief Executive Officer for the other NEOs.
The Committee also considers market data and information provided by FW Cook. In addition, in determining annual incentive amounts, the Committee considers whether the NEO has achieved predetermined personal goals applicable to their organization, and the way in which those personal goals were achieved, as demonstrated through leadership behaviors.
Personal performance goals and leadership behaviors relate to ethics and integrity, maintaining a top-tier workplace environment, collaboration, achieving customer satisfaction and retention, business development in strategic areas and other financial and operating goals as appropriate. In addition, we apply an ”Engage” modifier as part of the ”personal goals” portion of our short-term incentive plan. The modifier is measured as against the Company’s efforts to increase representation of female and ethnically diverse employees (measured against the “Next Level Leidos” goal of a 10% increase by 2030), improve employee retention and engagement metrics, and technical upskilling of our workforce.
For purposes of the 2023 annual cash incentive, personal performance is scored on a range from 0% to 200% with a threshold of 50%. Performance below threshold with respect to personal goals would result in no payout (0%) related to the portion of the cash incentive based on personal performance. Performance of between 50% and 200% with respect to these goals for 2023 would result in a payout that is interpolated linearly between the 50% and 200% payout opportunity. Performance above the 200% level would not result in any additional payout.

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Assessing Chief Executive Officer Performance
In determining compensation for our Chief Executive Officer, the Committee meets in executive session and evaluates his performance based on his achievement of performance objectives that were established and agreed upon at the beginning of the fiscal year. Input is received from the independent directors. The Committee also considers the Chief Executive Officer’s general leadership contributions towards the Company’s performance, including financial and operating results, development and achievement of strategic objectives, progress in building capability among the senior management team and leadership in ESG. The Committee also considers market data and information provided by FW Cook. The Committee determines the Chief Executive Officer’s compensation and then reviews his evaluation and compensation with the Board’s independent directors. The Independent Lead Director and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the Chief Executive Officer.
At the beginning of each fiscal year, the Committee reviews and approves:
▶The amount of base salary and target incentive opportunities to be provided for the upcoming year;
▶The payout range for the annual cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined;
▶The payout range for PSUs that may be earned for the performance period beginning in that fiscal year and the performance goals and criteria upon which the amounts of the PSUs and PRSU awards for the relevant performance period will be determined; and
▶The mix and amount of long-term incentive awards (including PSUs, PRSUs and stock options) to be granted to our NEOs.

Approval of Awards
The Committee reviews and approves the amount of direct compensation to be provided to our NEOs for each fiscal year. NEOs do not propose their own compensation.
In approving payout ranges for our incentive programs, we determine the levels of performance that must be achieved in order to receive a threshold, target and maximum payout amount for each goal. Upon completion of each fiscal year, the Committee approves the payment, if any, of cash incentive awards and the number of performance shares, if any, that are earned based upon the achievement of the predetermined performance goals and criteria for the performance cycles just completed.

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COMPARABLE MARKET COMPENSATION
The Committee compares the amount of direct compensation that we provide to our NEOs to that provided by companies with whom we compete for executive talent in similar roles and with similar responsibilities. To assist with this effort, FW Cook conducts an annual review and benchmarking analysis of each element of target total direct compensation (including salary, cash and equity incentives) provided to our executive officers. In October 2022, FW Cook compared the target compensation provided to members of senior management against that provided by other publicly traded engineering, information technology, consulting and defense companies, which we refer to as our “compensation peer group,” as well as third-party survey data for the general industry and the technology industry.
Compensation peer group companies are chosen for having a similar industry focus as ours and for competing with us for talent, as well as for business and stockholder investment. Furthermore, the compensation peer group is initially structured so that no company within the group has annual revenues smaller than 40% or greater than 250% of our annual revenue and a market capitalization within a reasonable range.
The Committee periodically reviews and updates the compensation peer group to ensure that the companies in our compensation peer group are strong business and talent competitors and are comparable in size. In July 2022, the Committee consulted with FW Cook and reviewed the compensation peer group to be used for setting fiscal 2023 target compensation. At the time the compensation peer group for fiscal 2023 was approved, the Company was at the 74th percentile for revenue and the 55th percentile for market capitalization as compared to the compensation peer group. The Company’s peer group remained consistent with no alterations from the previous fiscal year.
Our Fiscal 2023 Compensation Peer Group

AECOM Booz Allen Hamilton CACI International Cerner Corporation CGI	Cognizant Technology Solutions Fluor Corporation Huntington Ingalls Industries Jacobs Engineering Group KBR	L3Harris Technologies Northrop Grumman Corporation SAIC Textron

The Committee considers market data and analysis when evaluating appropriate levels of target total direct compensation. To be competitive in the market for our executive-level talent, we generally:
▶Target overall compensation for our NEOs at the market median, although the actual cash paid and equity incentive awards earned will vary based on actual financial and individual performance and may therefore generate compensation that is higher or lower than the market median; and
▶Award higher levels of compensation, when appropriate, in recognition of the importance or uniqueness of the role of an executive officer or to address retention concerns.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
STOCKHOLDER ADVISORY VOTE
At our last annual stockholders’ meeting in April 2023, we held a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of stockholder votes cast in favor of our say-on-pay resolution.

2023 SAY-ON-PAY
As we evaluated our compensation practices during fiscal 2022, we considered the support our stockholders expressed for our pay for performance compensation philosophy and that influenced our decision not to make any significant changes to our executive compensation programs in 2023. We continued to emphasize short- and long-term incentive compensation, targeted at competitive market median levels, with a substantial majority of total compensation based on the achievement of financial performance goals designed to deliver value for our stockholders.

At our 2023 annual meeting of stockholders, our stockholders expressed a preference for an annual, non-binding advisory vote on executive compensation, in accordance with our Board’s recommendation. Consistent with our stockholders’ preference in this regard, we expect to continue holding an advisory stockholder vote on the compensation of our named executive officers each year.
ASSESSMENT OF RISKS IN OUR COMPENSATION PROGRAMS
During fiscal 2023, management undertook a risk assessment of our compensation programs, which FW Cook reviewed. In conducting the assessment, we reviewed our pay practices and incentive programs to identify any potential risks inherent in our compensation programs. We also reviewed the risks facing the company and evaluated whether our compensation practices and programs could be expected to increase or help mitigate these risks. The finding of the assessment, with which the Committee concurred, was that our compensation programs are effectively designed to help mitigate excessive risk-taking that could harm our value or inadvertently reward poor judgment by our executives or other employees. The factors considered in reaching this conclusion include:
▶Short-term incentive measures that are balanced among different financial measures, with targets that are intended to be achievable upon realistic levels of performance;
▶Significant weighting toward long-term incentive compensation that promotes long-term decision-making and discourages short-term risk-taking;
▶Maximum payouts that are capped at levels that do not reward excessive risk-taking;
▶Goals that are based on company and group performance measures, which mitigates excessive risk-taking within any particular business unit;
▶Leadership behaviors, such as ethics and integrity, that are specifically addressed in our short-term incentive programs;
▶Our compensation recoupment policy that allows us to recover compensation based on financial results that are subsequently restated, if fraud or intentional misconduct or failure to manage or monitor conduct or risk, as determined by the Committee, is involved; and
▶Our stock ownership guidelines that encourage a long-term perspective.

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COMPENSATION DECISIONS FOR FISCAL 2023
BASE SALARY
The Committee reviews executive officers’ base salaries annually or at the time of promotion or a substantial change in responsibilities based on the criteria described above. For fiscal 2023, the Committee considered FW Cook’s analysis of salary levels for comparable positions in the compensation peer group based on proxy and survey data. Individual base salary amounts also reflect the Committee’s judgment with respect to each executive officer’s level of responsibility, individual performance, experience and other factors, including internal equity considerations, the individual’s historical compensation and any retention concerns.
At the beginning of 2023, the Committee approved increases in the base salaries for our named executive officers in order to bring them closer to the market median of our compensation peer group.

	2022 Salary	2023 Salary(1)	% Increase	$ Increase
Thomas A. Bell(2)	$—	$1,250,000	—%	$—
Roger A. Krone(3)	$1,274,000	$1,274,000	—%	$—
Christopher R. Cage(4)	$600,000	$760,000	27%	$160,000
Gerard A. Fasano	$610,000	$630,000	3%	$20,000
Elizabeth M. Porter(5)	$525,000	$595,000	13%	$70,000
Roy E. Stevens	$525,000	$546,000	4%	$21,000
(1)Annual salary increases become effective in March of each year. Accordingly, amounts shown may differ from the annual salary information included in the “Summary Compensation Table” on page 74.
(2)Mr. Bell was appointed Chief Executive Officer, effective May 3, 2023, and received a base salary level of $1,250,000 annually.
(3)Salary disclosed in this base salary table does not reflect hourly rate associated with consulting employee status. In connection with his retirement from Chair and Chief Executive Officer of the Company and his assistance with the transition of his roles, Mr. Krone entered into a retirement agreement with the Company, dated as of March 28, 2023. Pursuant to the retirement agreement, Mr. Krone became a Consulting Employee on August 1, 2023 and received an hourly rate of $1,000 per hour.
(4)As part of the annual salary adjustments in March 2023, Mr. Cage’s compensation was increased to $685,000. Subsequently, his base salary was further raised to $760,000 on August 7, 2023. The increase reflects a market adjustments to reflect positioning that was below the desired market levels.
(5)As part of the annual salary adjustments in March 2023, Ms. Porter’s compensation was increased to $565,000. Subsequently, her base salary was further raised to $595,000 on August 7, 2023. The increase reflects a market adjustments to reflect positioning that was below the desired market levels.
ANNUAL CASH INCENTIVE AWARDS FOR FISCAL 2023
Payout under the fiscal 2023 annual cash program is based primarily on financial results against our metrics (80%) with an additional (20%) on the achievement of personal performance goals. In addition, we apply an ”Engage” modifier as part of the ”personal goals” portion of our short-term incentive plan. The modifier is measured as against the Company’s efforts to increase representation of female and ethnically diverse employees (measured against the “Next Level Leidos” goal of a 10% increase by 2030), improve employee retention and engagement metrics, and technical upskilling of our workforce. The financial metrics are further weighted as follows: Adjusted Operating Income of “AOI“ (40%), Operating Cash Flow (30%) and Book-to-Bill (30%).

Financial Goals (80%)						Personal Goals (20%)

Adjusted Operating Income (40%)	+	Operating Cash Flow (30%)	+	Book-to-Bill (30%)	+	Personal Goals	×	“Engage” Modifier (1.07x in FY2023)	=	Annual Cash Incentive Award

We provided annual cash incentive awards to executives for performance during fiscal 2023 based on the achievement of pre-established financial and personal performance goals and other relevant factors.

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Performance Measures and Weightings. Our annual cash incentive plan for fiscal 2023 was designed to incentivize and reward both Company financial performance and individual contributions to enterprise goals. The intended purpose and relative weightings of the performance goals are shown below:

Book-to-Bill means the ratio of Net Bookings to Revenue where Net Bookings divided by Revenue equals Book-to-Bill. We calculate net bookings as the year’s ending backlog, plus the year’s revenues, less the prior year’s ending backlog and any impacts from foreign currency or acquisitions and divestitures.
Operating Cash Flow measures the amount of cash generated by a company’s normal business operations. It indicates whether a company can generate sufficient positive cash flow to maintain and grow its operations. Operating cash flow equals net income, plus or minus non-cash adjustments, plus or minus changes in working capital.
Adjusted Operating Income (AOI) measures growth and core operating performance and is strongly correlated with potential stockholder value.
AOI is operating income adjusted for non-recurring or discrete items that do not reflect core operating performance, such as net non-operating expenses, restructuring costs, and non-cash accounting charges.
If we fail to achieve at least 70% of our adjusted operating income goal, there is no payout to executives for any of the 80% portion of the bonus pool represented by financial goals.
Personal Goals are based on integrity, inclusion, innovation, agility, collaboration, and a commitment to our customers and our team, which we believe contributes to financial performance.

Financial Performance Targets. Because our financial results are considered the most important factors in setting pay and are objectively measurable, we weigh these metrics most heavily; financial goals represent 80% of the target opportunity under our annual cash incentive program. To the extent that performance for a financial metric is less than 80% of target (threshold performance) no bonus amount would be paid with respect to that metric. Maximum payout (200% of target) for each component is provided for performance at or above 125% of target. The Committee generally seeks to set financial performance goals for the annual cash incentive program at levels that reflect improvement over the prior year’s results. For 2023, the Committee established and approved goals that generally targeted improvement over 2022 results. A new book-to-bill target was established, mirroring the results of the previous fiscal year. The adjusted operating income target was raised, indicating an anticipation of increased revenue while preserving consistent margins. A new operating cash flow target was also introduced for fiscal 2023, taking into account the expected adverse effects of (i) modifications to Section 174 of the U.S. Tax Code, which curtailed the expensing provisions for qualifying research and development costs, and (ii) and the payment of payroll taxes related to the CARES Act. In the absence of these factors, the 2023 operating cash flow target was higher than 2022 results.

($ in millions) (except book-to-bill)	2022 Results	2023 Target	% Change
Book-to-Bill	1.07x	1.06x	(1%)
Adjusted Operating Income	$1,374	$1,434	4%
Operating Cash Flow	$986	$700	(29)%
Personal Goals. We believe that individual contributions towards other enterprise goals are responsible for the achievement of our financial goals over time. Accordingly, non-formulaic personal goals represent 20% of the target opportunity under our annual cash incentive program, in order to encourage individual efforts in an array of areas that we believe will ultimately lead to improved financial performance for the company. We adopted an “Engage“ modifier to the personal performance portion of our short-term incentive plan. The modifier, which is included as part of the “personal goals“ portion of our short-term incentive plan, is measured against the Company’s efforts to increase representation of female and ethnically diverse employees, improve employee retention and engagement metrics, and upskill our technical workforce. For fiscal 2023, the enterprise met or exceeded its goals for employee retention, diversity, employee engagement and technical upskilling. The overall target in all four categories was 7, with a maximum of 10. The average result of 8.4 was interpolated to an “Engage“ modifier of 1.07x.
Award Payout Ranges. Payout opportunities for our named executive officers for fiscal 2023 ranged from 80% to 200% of base salary rates. Potential for each financial goal ranged from 60% at threshold performance (paid only when at least 80% of the objective is achieved) to 200% at maximum performance (paid when 125% or more of the objective is achieved), with the

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payout for performance between these levels using interpolation between the data points. In addition, failure to achieve threshold performance of at least 70% of our annual adjusted operating income goal for the fiscal year would result in no payout for the financial goals portion of the annual cash incentive.
Annual Incentive Payout Determination for Fiscal 2023
Financial Achievement Levels. The Committee established the performance targets for our annual cash incentive program at the beginning of the fiscal year. For our named executive officers, the targeted enterprise financial performance and actual performance for fiscal 2023 were:

Performance Measures	Weightings	Threshold	Target	Maximum	Award Level

Book-to-Bill (24%)
Operating Cash Flow (24%)
Adjusted Operating Income (32%)(1)
Weighted Financial Performance Award Level
(1)Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (GAAP) in the United States. We believe that adjusted operating income provides useful information to management and stockholders as it provides another measure of the Company’s profitability after adjusting for the impact of discrete events. For purposes of our compensation program, Adjusted Operating Income is defined as GAAP Operating Income (Loss) from continuing operations, adjusted to exclude the impact of amortization of acquired intangible assets (i.e., amortization of the fair value of the acquired intangible assets), acquisition, integration and restructuring costs (integration, lease termination, and severance costs related to the Company’s acquisitions), goodwill impairment charges, asset impairment charges (i.e., impairments of long-lived tangible assets), and operating income from acquired entities. A reconciliation of adjusted operating income to the most comparable GAAP measure is set forth below:

($ in millions)
GAAP Operating Income	$621
Acquisition, Integration and restructuring costs	36
Amortization of acquired intangibles	202
Asset impairment charges	91
Goodwill impairment charges	596
Adjusted Operating Income	$1,546
Personal Performance Results
In analyzing personal performance results, the Committee reviewed each individual’s level of achievement and also considered input from the Chief Executive Officer — or the independent directors with respect to the Chief Executive Officer’s performance. Any circumstance considered relevant by Committee members — or by the independent directors, or in the case of named executive officers other than the CEO, by the CEO — can be a factor in the determination, including the degree of success, the difficulty of achieving personal performance goals and their leadership behavior. For each of the strategic objectives below, goals are established each year. The annual update process starts by evaluating the metric set to ensure it fairly represents enterprise performance objectives. Metrics are added or modified to reflect changing enterprise goals and objectives. Once the metric set is established, we develop a time-phased performance baseline for each metric. Lastly, a scoring methodology and performance thresholds are developed for each metric. In accordance with Mr. Krone’s retirement agreement, the Committee has determined his personal performance score to be 100%.

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Criteria	How Measured
Engage	To be successful, all employees must embody the Vision, Mission, and Values of Leidos. People, the foundation of our company, must have a great place to work and be provided opportunities and paths to grow and develop. We must attract and retain the best talent in the industry. Leidos is committed to growing an inclusive and diverse workforce, where employees are engaged and cared for.
Differentiate	In an ever-changing and evolving marketplace, Leidos continues to stand out among industry competitors as a market leader. Our employees provide cutting edge, innovative and collaborative solutions to our customers’ most complex problems. As we grow, we will continue to mature our systems and processes.
Grow	Successfully executing our growth strategies, efficiently bidding and winning new work, and pursuing on contract growth.
Execute	It is everyone’s responsibility to deliver on the promises we make to each other and our customers. Meeting quarterly financial commitments will provide us the necessary resources to grow the enterprise and give confidence and a fair return to our investors. Most importantly, if we make our customers successful through flawless program performance, they will give us more opportunities to serve them.

Thomas A. Bell

Chief Executive Officer
Key Results
▶Mr. Bell has made an immediate positive impact on Leidos. His leadership and demonstrated values quickly won the respect of the management team.
▶From the beginning of his start in May, he focused on strategy planning and providing renewed leadership, a creative new vision, and fresh organizational approaches that hold great promise for generating dynamic corporate development and growth.
▶Mr. Bell is an exceptional role model and his values have had a significant positive impact on the culture of the Company. He has clearly demonstrated he is a strong values-based leader.
▶Mr. Bell’s fresh energy, perspectives, and management style have clearly refocused the team and reenergized key team members, which resulted in a renewed sense of excitement about the future. The Executive Leadership Team is reinvigorated and leaning in to developing a compelling strategic vision, which is a credit to Mr. Bell’s leadership.
▶Mr. Bell is a very effective communicator and Board member. He communicates expectations well and holds people accountable. He models the phrase “Promises made; promises kept.”
▶Mr. Bell is the consummate team player, and his leadership style is well-received by the company and the Board. He delivered on all promises and exceeded expectations on financial performance.

LEIDOS	65

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Christopher R. Cage

Executive Vice President and Chief Financial Officer
Key Results
▶Under Mr. Cage’s leadership, the Finance organization achieved one of the highest employee engagement scores across Leidos.
▶Mr. Cage also improved their diverse and female representation over the year while achieving voluntary addressable turnover that is several points below the company average.
▶Mr. Cage’s team completed key succession plans, upskilling programs, and a successful finance leadership development program.
▶Mr. Cage’s organization is the leading function in the Company in the use of robotic process automation.
▶Mr. Cage participated in or led multiple, unique investor relation conferences, bus tours, and numerous additional engagements following quarterly earnings calls. This messaging has been consistent and effective, which resulted in strong performance.
▶Mr. Cage led our capital deployment initiatives, which included reducing our debt to achieve a gross debt-to-adjusted EBITDA ratio of 2.8x, raising our quarterly dividend by 5.6%, and repurchasing $225 million of Company shares.

Gerard A. Fasano

Executive Vice President, Chief Growth Officer
Key Results
▶Mr. Fasano is a strong leader and is a strong advocate for inclusion and supporting his team.
▶Mr. Fasano led a robust engagement strategy that included weekly staff meetings, quarterly all-hands and leadership roundtables, new leadership calls, senior leadership forums, engagements for first-line leaders, and an annual leadership conference.
▶Based upon these engagement efforts, the Defense Group, led by Mr. Fasano, experienced a decrease in attrition by 17% from the prior year.
▶Mr. Fasano’s engagement survey scores also had a very favorable rating; and he outperformed industry benchmarks in a majority of categories.
▶Mr. Fasano’s focus on inclusion and diversity resulted in diverse candidate representation in key positions. Thirty team members were also external awards recipients. He also established an Inclusion Council for the Defense Group that delivered multiple inclusion playbooks.
▶Mr. Fasano was the recipient of the 2023 Wash100 Award for his leadership over the Company’s continued efforts to bring technological capabilities and services to the national defense mission.
▶Mr. Fasano also co-sponsored the Leidos Executive Women’s Leadership Forum and co-chaired the Leidos Women’s Network Employee Resource Group.
▶Mr. Fasano’s Defense Group demonstrated strong program performance and key partnerships.

66	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Elizabeth M. Porter

President, Health and Civil Sector
Key Results
▶Ms. Porter is a strong leader who understands her business and the larger Leidos business.
▶Ms. Porter had a strong focus on employee engagement, which was evident in a steady decrease in voluntary attrition. Ms. Porter focused her efforts on employee development, including the first Emerging Leaders program for the Health Group and identifying employees for upskilling in advance of programs ending, ensuring successful redeployment across Leidos.
▶Ms. Porter also led mental health and opioid initiatives and increased the Company’s position across the Health market by leading a data initiative at the Health Leadership Council, and continuing to interact with Congress and Veteran Service Organizations.
▶Ms. Porter’s efforts were recognized by several external awards, including Women in Technology, Federal Health IT, and the Military Spouse of the year (Feb 2024).
▶On the business development front, Ms. Porter made important changes to drive a culture of transparency and a focus on growth, improving the overall quality of backlog.
▶Through Ms. Porter’s leadership and focus on execution, she enabled her leadership to focus on strategy. She instituted a plan to increase customer engagement at all levels, sharing the “all of Leidos” message through Customer Tech Exchanges and white papers.
▶Ms. Porter demonstrates exceptional customer engagement, discriminating offerings, and strong business development acumen that led to demonstrable results.

Roy A. Stevens

President, National Security Sector
Key Results
▶Mr. Stevens is a strong leader who understands his business and the larger Leidos business.
▶Mr. Stevens had a strong focus on connecting, developing, and empowering his people to do their best work. He leaned into this effort both internally and externally. Within Leidos, he made significant efforts to continue to develop a strong leadership culture, running two cohorts of a leadership program across the Intelligence Group. The team also developed a leadership expectations model, which had substantial influence on a larger model for Leidos. In addition, almost 1,000 of his technical employees participated in technical upskilling.
▶Externally, Mr. Stevens represents Leidos in the local community as a member of the Cornerstones Board and recently was elected to the INSA Board as part of the intelligence business community.
▶Mr. Stevens was a model leader in volunteering for numerous efforts and encouraging his team to participate as well. For example, they engaged in several community events including Generosity Feeds days.
▶Mr. Stevens also participated on industry panels and led an effort around the mental health stigma in the Intelligence community.
▶Mr. Stevens also focused on collaboration, which is a core Leidos value. He leaned into internal partnerships with other Leidos business leaders to help secure a key win that will position the company for future business.
▶Mr. Stevens has also made significant contributions to innovation. In coordination with our Office of Technology, Mr. Stevens closed a strategic partnership to leverage AI/ML to significantly reduce software development timelines and manpower. The company will leverage this innovation on future programs.
▶Under Mr. Steven’s leadership, the Intelligence Group submitted a high number of white papers and substantially increased the amount of customer technical exchanges to shape new work.

LEIDOS	67

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Total Executive Payouts
The chart below provides the target annual cash incentive amounts established for each named executive officer by the Committee at the beginning of the year, as well as their actual payout amounts determined by the Committee at the end of the year. Because we surpassed the adjusted operating income goal threshold of 70% of target by achieving 107.8%, the Committee approved the payout of awards under the annual incentive plan. Actual payout amounts for fiscal 2023 ranged between 76% and 139% of target. Information on all of the annual cash incentive payouts for fiscal 2023 is provided below:

	Target ($)	Payout from Financial Score ($)	Payout from Personal Score ($)(3)	Total Payout ($)
Thomas A. Bell(1)	1,875,000	2,056,500	481,500	2,538,000
Roger A. Krone(2)	1,911,000	1,226,497	223,650	1,450,147
Christopher R. Cage	760,000	833,568	178,904	1,012,472
Gerard A. Fasano	630,000	647,136	148,302	795,438
Elizabeth M. Porter	595,000	675,920	152,796	828,716
Roy E. Stevens	546,000	619,383	134,371	753,754
(1)In connection with his appointment as the Chief Executive Officer, Mr. Bell received a target short-term cash incentive valued at $1,875,000 for the remainder of fiscal 2023 (not subject to proration), with the actual payout determined by the Committee based on the achievement of the performance criteria set forth in the Company’s short-term cash incentive program for fiscal 2023.
(2)Pursuant to Mr. Krone’s retirement agreement, the annual target bonus for 2023 was set at $1,911,000, provided that his personal score was not less than 100%. This bonus is pro-rated for the period from December 31, 2022, up to his full-time employment end date on August 1, 2023.
(3)The payout derived from the personal score incorporates an “Engage“ modifier of 1.07x. Mr. Krone’s payout from the personal score did not include a modifier.
LONG-TERM INCENTIVE AWARD GRANTS IN 2023
Long-term incentive awards are granted to motivate future performance, create long-term alignment with stockholders, and for retention purposes. For fiscal 2023, each named executive officer received a mix of long-term incentive awards comprised of PSUs (50%), PRSUs (30%) and stock options (20%). The grant date fair value of each award was determined based on market data and consideration of each executive officer’s level of experience, position and responsibilities. We do not generally consider an executive officer’s current stock holdings or outstanding awards in making annual grants.

Performance Share Unit Awards. For all of our named executive officers, 50% of the targeted total value of long-term incentive awards granted was in the form of three-year PSUs. Shares are issued under those awards at the end of the three-year performance period (from fiscal 2023 through fiscal 2025 for awards granted in fiscal 2023) only to the extent that the company achieves two specific three-year financial performance goals:
▶50% of the award is tied to the achievement of relative total stockholder return goals, a measurement of growth in stockholder value; and
▶50% of the award is tied to achievement of revenue goals.
Performance for each of these goals is measured on a cumulative basis over the total performance period rather than annually for each year of the performance period. PSUs strengthen the alignment between the compensation of our named executive officers and the Company’s performance by linking the ultimate payout to pre-established absolute and relative performance goals.

Performance Restricted Stock Units. PRSUs comprise 30% of the targeted total value of long-term incentive awards granted to our named executive officers. We changed the vesting schedule starting in 2023 to 3-year ratable vesting, but shares are forfeited if we fail to achieve a pre-established performance goal for the first year. The performance goal for fiscal 2023 was adjusted earnings per share of at least $3.32. The Committee determined that this goal was met and therefore the PRSUs granted in fiscal 2023 will be eligible to vest over three years (with such time-vesting to have begun on the date that the PRSU was granted).

Stock Options. The final 20% of targeted total long-term incentive award value granted to our named executive officers is in stock options. Stock options are an effective means of linking rewards to the creation of stockholder value over a longer term. We believe that stock options motivate our executives to build stockholder value because they may realize value only if our stock appreciates during the option term. The vesting schedule for options also changed in 2023 to 3-year ratable vesting, and options continue to expire on the seventh anniversary of the grant date.

68	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Total 2023 Equity Grant Values. The following table sets forth the target value and corresponding number of shares for the long-term incentive awards granted to our named executive officers in 2023. Details about these grants can be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement.

	Performance Shares		Performance RSUs		Stock Options
	Target Value ($)	Target Shares	Target Value ($)	Units Granted	Target Value ($)	Options Granted	Total 2023 Equity Value ($)
Thomas A. Bell	2,250,000	28,320	1,350,000	16,992	900,000	43,083	4,500,000
Roger A. Krone	2,025,000	22,229	1,215,000	13,337	810,000	33,920	4,050,000
Christopher R. Cage(1)	856,250	8,832	513,750	5,300	342,500	12,872	1,712,500
Gerard A. Fasano(1)	708,750	7,311	425,250	4,387	283,500	10,654	1,417,500
Elizabeth M. Porter(1)	635,625	6,557	381,375	3,934	254,250	9,555	1,271,250
Roy E. Stevens(1)	614,250	6,336	368,550	3,802	245,700	9,234	1,228,500
(1)On August 8, 2023, long-term equity retention incentive awards, in the form of restricted stock units with a grant date fair value of $1 million, were granted to Mr. Cage, Mr. Fasano, Ms. Porter, and Mr. Stevens. These awards are not represented in this table as they are subject to a time-based vesting schedule over a three-year cliff period.
Performance Equity Vesting in 2023
Determination of Performance Shares Earned for the 2021–2023 Performance Period. In February 2021, the Committee established long-term performance goals for the performance share program measuring the three-year performance period covering fiscal years 2021 through 2023. The vesting and payout for these performance shares were contingent on the achievement of a relative total shareholder return metric (weighted 50%) and a revenue goal (weighted 50%), with all metrics measuring cumulative results over the three-year performance period.
At its February 2024 meeting, the Committee approved a payout score of 81.8% for the 2021 through 2023 performance period. The tables below show the relative total shareholder return and revenue goals at target, and the actual results for the three-year performance period:
TOTAL STOCKHOLDER RETURN TSR RELATIVE TO COMPENSATION PEER GROUP MEDIAN(1)

Threshold 50%	Target 100%	Maximum 150%	Achievement Level

ACHIEVEMENT OF REVENUE GOALS(2)

(1)Our relative TSR score reflects the aggregate change in the 20-day average closing price of our stock compared to the median of our performance share peer group, as measured at the beginning and end of the three-year performance period, taking into account the value returned to stockholders in the form of dividends, assumed to be reinvested on the distribution date on a pre-tax basis. Our total stockholder return during the three-year period from 2021 to 2023 was 5.7%, compared to 35.5% for the median of our compensation peer group, resulting in a payout factor of 70.2%. Our performance share peer group includes 26 companies primarily in the IT services, aerospace and defense, consulting services and engineering and construction industries.
(2)Revenues of $43.6 billion were reported in the Company’s Form 10-Ks for the 3-year period. $43.4 billion is the adjusted compensation actual. For purposes of our compensation program, we exclude revenues from acquired companies that were not originally included in the calculation of compensation targets. A reconciliation of revenue as used in our compensation program to our reported revenue is set forth below:

($ in billions)
Revenues (as reported)	$43.6
Revenues from Acquisitions	(0.2)
Revenues (adjusted)	$43.4

LEIDOS	69

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
SIGN-ON AWARDS AND COMPENSATION PACKAGE
As part of his appointment as Chief Executive Officer, Mr. Bell received:
▶Base salary of $1,250,000 annually;
▶Target short-term cash incentive compensation level of $1,875,000 (not subject to proration), with the actual payout determined by the Committee based on the achievement of the performance criteria set forth in the short-term cash incentive program for the fiscal year approved by the Committee;
▶Long-term equity incentive awards having an aggregate grant date fair value of $4,500,000 to be comprised approximately of 50% three-year cliff vesting PSUs, 30% three-year annual vesting PRSUs, and 20% three-year annual vesting stock options;
▶One-time sign-on award consisting of $1,450,000 payable in cash upon commencement of employment to compensate him for equity awards forfeited from his former employer, subject to a clawback if he resigns without Good Reason (as defined in his employment agreement) or is terminated for Cause (as defined in his employment agreement) before May 3, 2025; and
▶Other benefits made available by the Company to executive officers generally.
RETENTION AWARDS
▶On August 4, 2023, Mr. Cage, Mr. Fasano, Ms. Porter, and Mr. Stevens each received a long-term equity retention incentive. This incentive was awarded in the form of restricted stock units with a grant date fair value of $1 million. These restricted stock units are subject to a three-year cliff vesting schedule, in each case subject to the applicable named executive officer’s continued employment through the cliff vesting date. The Committee believes that these awards are an important tool to incentivize these leaders during a year where the Company completed a CEO transition, reinforcing their commitment to the Company’s success and aligning their interests with those of the stockholders.
RETIREMENT AGREEMENT
▶In connection with his retirement from Chair and Chief Executive Officer of the Company and his assistance with the transition of his roles, Mr. Krone entered into a retirement agreement with the Company, dated as of March 28, 2023 (the “Retirement Agreement”). The Retirement Agreement provided that, while Mr. Krone was providing services to the Company prior to July 31, 2023, he continued to receive his current base salary and participate in the Company’s benefit plans.
▶Mr. Krone was also eligible for a prorated bonus for the 2023 fiscal year, with the target amount being $1,911,000 for the full year and the proration to be based on a fraction, the numerator of which is the number of days between January 1, 2023 and July 31, 2023, and the denominator of which is 364. The actual bonus for fiscal 2023 (subject to proration) was determined based on the Company’s actual performance on the same basis as for other senior executives of the Company.
▶In addition, Mr. Krone was granted a prorated equity grant for 2023 (with an initial value of $4,050,000) that is subject to customary terms applicable to equity grants by the Company, including retirement treatment since Mr. Krone has satisfied the requirements for such treatment.
▶From July 31, 2023, through March 29, 2024, Mr. Krone will be paid at the rate of $1,000 per hour for any consulting services he provides. The Company has also agreed to reimburse Mr. Krone for legal fees and expenses of up to $30,000 for services provided with respect to the Retirement Agreement.
Other Compensation
Other Benefits
In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:
Health and Welfare Benefits
Our NEOs are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. In addition, our NEOs can elect to participate in a comprehensive voluntary annual health screening program. We believe that these health and welfare benefits are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent. For 2023, Mr. Cage, Ms. Porter and Mr. Stevens waived participation in the health screening program.

70	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Retirement and Financial Advisory Benefits
Our NEOs are entitled to participate in the same tax-qualified defined contribution retirement plan that is generally available to all of our eligible employees, subject to certain limits on the amounts that each participant may contribute each year. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their “eligible compensation” under applicable rules. We believe that this retirement program assists our NEOs in saving for their retirement in a tax-effective manner. We also provide financial advisory services to our NEOs. Mr. Fasano waived participation in the financial advisory services program.
Deferred Compensation Plans
To provide other tax-deferred means to save for retirement, we maintain certain deferred compensation plans that allow our named executive officers and other eligible participants to elect to defer all or a portion of any cash or certain equity incentive awards granted to them under our cash incentive or stock plans. In addition, we maintain a deferred compensation plan that allows our named executive officers and other eligible participants to elect to defer a portion of their eligible salary. The deferred balances under the plans are fully vested and will be paid upon retirement or termination or are held in specified date accounts, which pay out in the year specified by the participant, including years prior to termination. These plans are described in more detail under “Nonqualified Deferred Compensation.”
Post-Employment Benefits
We do not maintain a defined benefit or other supplemental retirement plan that would entitle our executive officers to receive company-funded payments if they leave the company.
Upon certain terminations of employment, including death, disability, retirement or a change in control, our named executive officers may be eligible for continued vesting of equity awards on the normal schedule or accelerated vesting in full or on a pro-rata basis, depending on the nature of the event and the type of award. The purpose of these provisions is to recognize the named executive officer’s service through the specified event, and, in the case of acceleration, the named executive officer’s loss of an opportunity to continue serving the company through the vesting period. Because these termination provisions are contained in our standard award agreements for all recipients and relate to previously granted or earned awards, we do not consider these potential termination benefits as a separate item in compensation decisions for our named executive officers. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. For more information about potential post-employment benefits, see “Executive Compensation—Potential Payments Upon Termination or a Change in Control.”
Potential Change in Control and Severance Benefits
We have adopted a severance plan that would provide our named executive officers with payments and benefits if their employment is involuntarily terminated by the company or is terminated following the acquisition of our company. These severance benefits are further described in this Proxy Statement under “Executive Compensation—Potential Payments Upon Termination or a Change in Control.” We believe that our severance plan provides an important benefit to us by helping alleviate any concern that the executive officers might have when contemplating a potential change in control of our company and permitting them to focus their attention on our business. In addition, we believe that this plan is an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.
Our named executive officers, other than Mr. Bell and Mr. Krone, do not have any employment agreements with us. Mr. Bell and Mr. Krone’s employment agreements provide that if their employment is terminated by us for reasons other than cause or by Mr. Bell or Mr. Krone for good reason, they would receive an amount equal to one times the sum of their base salary and target bonus. Such payment will be subject to Mr. Bell and Mr. Krone’s agreement to release us from any claims. However, if such termination is within three months prior to a change in control or within 24 months after a change in control, Mr. Bell and Mr. Krone would receive an amount equal to a maximum of two and one half times the sum of their base salary and target bonus and payment for certain benefits, depending on whether the termination occurs during a change in control period. The Committee approved these severance benefits after considering the potential costs, as an inducement for Mr. Bell and Mr. Krone to join the company. Mr. Krone’s employment agreement was superseded by his retirement agreement.
We have described the change in control and other termination benefits offered to Mr. Bell and Mr. Krone and our other named executive officers in the section entitled “Executive Compensation—Potential Payments Upon Termination or a Change in Control” in the tables following this CD&A.

LEIDOS	71

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
OTHER POLICIES AND CONSIDERATIONS
EQUITY AWARD GRANT PRACTICES
The Committee is responsible for the administration of our equity incentive programs pursuant to our 2017 Omnibus Incentive Plan in which our named executive officers participate. The Committee set the equity award fiscal 2023 grant dates for new and existing employees, including executive officers, in October 2022. These grant dates were selected to occur after the dates when we anticipate releasing our annual and quarterly financial results. We generally grant equity incentive awards to our executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee set three quarterly dates on which any additional equity incentive awards could be made to eligible executive officers or other employees in connection with a new hire, a promotion, for retention or otherwise.
The Committee approves all equity awards made to our directors and executive officers. The exercise price of any option grant is determined by reference to the fair market value of the shares on the grant date, which the 2017 Omnibus Incentive Plan defines as the closing sales price of our common stock on the NYSE on the previous trading day.
STOCK OWNERSHIP GUIDELINES
We require our named executive officers to own significant amounts of our stock so that they are motivated to maximize our long-term performance and stock value. Under our established stock ownership guidelines, our named executive officers are required to accumulate and maintain stock holdings in the following amounts:

	CEO	Other NEOs
Ownership Requirement
	6X annual cash salary	5X annual cash salary

WHAT COUNTS AS OWNERSHIP	WHAT DOES NOT COUNT AS OWNERSHIP

  shares owned outright
  shares a named executive officer has deferred pursuant to our nonqualified deferred compensation plans shares (or share equivalents) an executive officer holds in our 401(k) plan unvested PRSUs (once their performance hurdle has been met)
unvested performance share awards unexercised stock options
Because they must hold all after-tax shares acquired under our equity incentive programs until they meet this ownership requirement, which we expect will take several years, we do not have specific time-based holding periods following the exercise of stock options or vesting of other equity awards.
In 2023 no executive officers were granted an exception to our stock ownership requirement.
POLICY ON HEDGING AND SHORT-TERM OR SPECULATIVE TRANSACTIONS
We have established policies applicable to all designated insiders under our Insider Trading Policy, including all of our directors and named executive officers, that prohibit certain short-term or speculative transactions in our securities. We believe that these prohibited transactions carry a greater risk of liability for insider trading violations and may create an appearance of impropriety. With respect to our securities, our directors, executive officers and other designated insiders are prohibited from engaging in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. They are also prohibited from engaging in hedging or other monetization transactions such as cashless collars, forward contracts, equity swaps or similar transactions involving our securities, and from holding company securities in a margin account or pledging securities as collateral for a loan. In addition, our executive officers are required to obtain preclearance for all transactions in our securities.

72	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMPENSATION RECOUPMENT POLICY
Under our compensation recoupment policy, the Committee may require members of senior management including our NEOs to return incentive compensation if there is a material restatement of the financial results upon which the incentive compensation was originally based. Our recoupment policy applies to all incentive compensation, including both cash and equity. If the Committee determines that recovery is appropriate, the company will seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid, if any, based on the restated financial results.
The policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial result, or any employee who fails in their individual responsibility to manage or monitor the applicable conduct or risks within their business unit or reporting line, as determined by the Committee, where such failure results in either a violation of law or of the Company’s policies or procedures that has a negative impact on the Company’s financial position or results of operations or results in serious reputation harm to the Company. In such situations, the Committee would exercise its business judgment to determine what action it believes is appropriate under the circumstances.
We may seek to recover the applicable amount of compensation from incentive compensation paid or awarded after the adoption of the policy, from future payments of incentive compensation, cancellation of outstanding equity awards and reduction in or cancellation of future equity awards. In cases of fraud, misconduct or failure in responsibilities, we may also seek recovery from incentive compensation paid or awarded prior to the adoption of the policy.
We also adopted additional recoupment provisions in accordance with Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, effective on October 26, 2023, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our executive officers on or after October 26, 2023, if Leidos has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated named executive officers. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017, that is not modified in any material respect after that date under the American Rescue Plan Act signed into law on March 11, 2021, the applicability of Section 162(m) will be expanded to also include the Company’s next five highest paid employees for tax years beginning on or after January 1, 2027.
We do not expect the disallowance of a deduction for compensation paid to our named executive officers in excess of $1 million as a result of these changes to Section 162(m) to significantly alter our compensation programs. The Committee considers it important to design compensation programs that are in the best long-term interests of our company and our stockholders.
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with our management the CD&A included in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

NOEL B. GEER (Chair)	DAVID G. FUBINI	ROBERT C. KOVARIK, JR.	GARY S. MAY	SURYA N. MOHAPATRA	PATRICK M. SHANAHAN

LEIDOS	73

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Executive Compensation
SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our named executive officers for service to us during fiscal 2023 and, if applicable, fiscal 2022 and fiscal 2021:

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas A. Bell Chief Executive Officer	2023	817,308	1,450,000	(2)	3,468,492	900,004	2,538,000	13,737	9,187,541
Roger A. Krone Former Chief Executive Officer	2023	767,500	—		3,375,875	810,010	1,450,147	301,372	6,704,904
	2022	1,266,308	—		8,365,863	1,950,017	1,932,404	34,300	13,548,892
	2021	1,227,462	—		7,582,531	1,900,370	2,134,278	31,366	12,876,007
Christopher R. Cage Executive Vice President, Chief Financial Officer	2023	697,500	—		2,454,747	342,524	1,012,472	35,127	4,542,370
	2022	590,385	—		1,158,458	270,023	610,320	30,250	2,659,436
	2021	457,885	—		858,516	220,033	475,278	29,500	2,041,212
Gerard A. Fasano Executive Vice President, Chief Growth Officer	2023	626,154	—		2,204,190	283,503	795,438	20,310	3,929,595
	2022	606,154	—		1,046,997	244,002	540,765	15,800	2,453,718
	2021	584,231	—		941,718	236,018	626,580	18,742	2,407,289
Elizabeth M. Porter President, Health and Civil Sector	2023	568,846	—		2,079,948	254,259	828,716	32,206	3,763,975
Roy E. Stevens President, National Security Sector	2023	541,962	—		2,043,617	245,717	753,754	31,900	3,616,950
(1)Compensation is provided only for fiscal years for which an individual qualified as a named executive officer in accordance with SEC rules.
(2)Mr. Bell received a one-time sign-on award consisting of $1,450,000 payable in cash upon commencement of employment to compensate him for equity awards forfeited from his former employer, subject to a clawback if he resigns without Good Reason (as defined in his employment agreement) or is terminated for Cause (as defined in his employment agreement) before May 3, 2025.
(3)These columns reflect the grant date fair value of each award granted in the stated fiscal years computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The awards shown in the “Stock Awards” column in the above table include restricted stock units and performance share awards. Values for all performance share awards are computed based upon the probable outcome of the performance conditions as of the grant date of the award. Assuming the highest level of the performance conditions is achieved, the value of the fiscal 2023 performance shares in the “Stock Awards” column would be as follows: Mr. Bell, $5,586,970; Mr. Krone, $5,536,751; Mr. Cage, $3,395,620; Mr. Fasano, $2,983,021; Ms. Porter, $2,778,456; and Mr. Stevens, $2,718,591. The awards shown in the “Option Awards” column are not subject to performance conditions.
(4)For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculation of these amounts, please refer to Note 17 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 13, 2024.
(5)Amounts shown in this column represent the actual amounts paid to the named executive officers under our cash incentive award programs for the stated fiscal years. The threshold, target and maximum payouts are shown in the “Grants of Plan-Based Awards” table under the column headed “Estimated future payouts under non-equity incentive plan awards.”
(6)Amounts shown in this column for fiscal 2023 represent company contributions that we made on behalf of the named executive officers under the Leidos Retirement Plan as follows: Mr. Krone, $16,500; Mr. Cage, $16,500; Mr. Fasano, $16,500; Ms. Porter, $16,500; and Mr. Stevens $16,500. The column also includes the value of executive financial planning for Mr. Bell, Mr. Krone, Mr. Cage, Ms. Porter and Mr. Stevens and annual health screenings for Mr. Bell, Mr. Krone and Mr. Fasano. The Company may also make available unused tickets from sponsorship agreements for personal use. Tickets are included in sponsorship agreements and typically result in no incremental costs to the Company. In 2023, there were no incremental costs associated with the NEOs’ personal use of tickets to Leidos-sponsored events. All NEOs received upgraded frequent flyer status, at no incremental cost to Leidos, pursuant to arrangements with Leidos’ preferred airline vendor. This column also includes $213,640 paid to Mr. Krone for his accrued balance of unused comprehensive leave time. In connection with Mr. Krone’s retirement, the Company provided retirement gifts to him in recognition for his nearly ten years of service. The total cost incurred by the Company was $51,593 (including travel expenses of approximately $29,487, event tickets, and commemorative gifts). In addition, the Company made a charitable donation in the amount of $10,000 to a non-profit organization for the establishment of a scholarship fund in honor of Mr. Krone. In connection with Mr. Cage’s 25 years of service, the Company provided a commemorative gift valued in the total amount of $3,576.

74	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding the cash and equity incentive awards made to our named executive officers in fiscal 2023 pursuant to our 2017 Omnibus Incentive Plan, including any portion of such awards deferred into our Key Executive Stock Deferral Plan and Keystaff Deferral Plan.

Name	Award type	Grant Date	Estimated Future Payouts under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Option Awards; Number of Securities Underlying Options(3) (#)	All Other Stock Awards; Number of Shares of Stock or Units(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Bell	Cash	2/7/2024	1,087,500	1,875,000	2,812,500	—	—	—	—	—	—	—
	Options	5/5/2023	—	—	—	—	—	—	43,083	—	79.45	900,004
	PRSU	5/5/2023	—	—	—	—	16,992	—	—	—	—	1,350,014
	PSU	5/5/2023	—	—	—	14,160	28,320	56,640	—	—	—	2,118,478
Mr. Krone	Cash	2/7/2024	1,108,380	1,911,000	2,866,500	—	—	—	—	—	—	—
	Options	3/29/2023	—	—	—	—	—	—	33,920	—	91.10	810,010
	PRSU	3/29/2023	—	—	—	—	13,337	—	—	—	—	1,215,001
	PSU	3/29/2023	—	—	—	11,115	22,229	44,458	—	—	—	2,160,875
Mr. Cage	Cash	2/7/2024	440,800	760,000	1,140,000	—	—	—	—	—	—	—
	Options	3/3/2023	—	—	—	—	—	—	12,872	—	96.95	342,524
	PRSU	3/3/2023	—	—	—	—	5,300	—	—	—	—	513,835
	PSU	3/3/2023	—	—	—	4,416	8,832	17,664	—	—	—	940,873
	RSU	8/4/2023	—	—	—	—	—	—	—	10,163	—	1,000,039
Mr. Fasano	Cash	2/7/2024	365,400	630,000	945,000	—	—	—	—	—	—	—
	Options	3/3/2023	—	—	—	—	—	—	10,654	—	96.95	283,503
	PRSU	3/3/2023	—	—	—	—	4,387	—	—	—	—	425,320
	PSU	3/3/2023	—	—	—	3,656	7,311	14,622	—	—	—	778,831
	RSU	8/4/2023	—	—	—	—	—	—	—	10,163	—	1,000,039
Ms. Porter	Cash	2/7/2024	345,100	595,000	892,500	—	—	—	—	—	—	—
	Options	3/3/2023	—	—	—	—	—	—	9,555	—	96.95	254,259
	PRSU	3/3/2023	—	—	—	—	3,934	—	—	—	—	381,401
	PSU	3/3/2023	—	—	—	3,279	6,557	13,114	—	—	—	698,508
	RSU	8/4/2023	—	—	—	—	—	—	—	10,163	—	1,000,039
Mr. Stevens	Cash	2/7/2024	316,680	546,000	819,000	—	—	—	—	—	—	—
	Options	3/3/2023	—	—	—	—	—	—	9,234	—	96.95	245,717
	PRSU	3/3/2023	—	—	—	—	3,802	—	—	—	—	368,604
	PSU	3/3/2023	—	—	—	3,168	6,336	12,672	—	—	—	674,974
	RSU	8/4/2023	—	—	—	—	—	—	—	10,163	—	1,000,039
(1)As described in our CD&A, cash incentive awards paid to our named executive officers for performance during fiscal 2023, were based on achievement of pre-established goals. The actual payouts for the fiscal 2023 performance period are provided in the “Summary Compensation Table” in the column headed “Non-Equity Incentive Plan Compensation.”
(2)The PRSUs in these columns represent restricted stock units which are subject to a performance goal (which, the Committee determined, was met in fiscal 2023) and the following vesting requirement: 34% of the award vests on the first anniversary of the grant date and 33% on the second and third anniversaries of grant date. The PSUs in these columns represent the threshold, target and maximum number of shares issuable under three-year performance share awards, subject to the Human Resources and Compensation Committee’s discretion to decrease the number of shares that are ultimately issued at the end of the three-year performance period. The grant date fair value of these awards is provided in the “Summary Compensation Table” in the column headed “Stock Awards.”
(3)Amounts in this column represent the number of shares of our common stock underlying options issued in fiscal 2023. Options vest 34%, 33% and 33% respectively on anniversary of the grant date.
(4)Amounts in this column represent a one-time retention grant of restricted stock units to Mr. Cage, Mr. Fasano, Ms. Porter, and Mr. Stevens on August 8, 2023. This award has a grant date fair value of $1 million and a cliff vesting period of three years.
(5)The 2017 Omnibus Incentive Plan defines “fair market value” as the closing sales price of our common stock on the NYSE on the trading day before the grant date, and requires the exercise price of options issued under the plan to be at least equal to the fair market value.
(6)Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. For PRSUs and PSUs, the amount in this column is based on the probable outcome of the performance conditions, excluding the effect of any estimated forfeitures. These amounts do not reflect the value that may actually be realized by the recipient and do not reflect changes in our stock price after the date of grant.

LEIDOS	75

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding options, restricted stock units, performance restricted stock units and performance share awards issued pursuant to our 2017 Omnibus Incentive Plan and our 2006 Equity Incentive Plan that were held by our named executive officers at the end of fiscal 2023, including awards previously deferred under our Key Executive Stock Deferral Plan.

	Option Awards(1)					Stock Awards
Name	Grant date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Award Type	Number of Shares or Units of Stock that have Not Vested (#)(2)	Market Value of Shares or Units of Stock that have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(3)
Mr. Bell	5/5/2023	—	43,083	$79.45	5/4/2030	5/5/2023	PRSU	—	—	16,992	1,839,214
						5/5/2023	PSU	—	—	28,320	3,065,357
Mr. Krone	3/2/2018	92,461	—	$63.76	3/1/2025	3/6/2020	PRSU	5,928	641,647	—	—
	3/8/2019	122,915	—	$62.43	3/7/2026	3/5/2021	PRSU	16,000	1,731,840	—	—
	3/6/2020	62,439	20,813	$107.57	3/5/2027	3/5/2021	PSU	—	—	53,333	5,772,764
	3/5/2021	47,485	47,486	$89.08	3/4/2028	3/4/2022	PRSU	19,976	2,162,202	—	—
	3/4/2022	19,971	59,915	$105.08	3/3/2029	3/4/2022	PSU	—	—	46,394	5,021,687
	3/29/2023	—	33,920	$91.10	3/28/2030	3/29/2023	PRSU	—	—	13,337	1,443,597
						3/29/2023	PSU	—	—	22,229	2,406,067
Mr. Cage	3/3/2017	2,774	—	$53.54	3/2/2024	3/6/2020	PRSU	226	24,462	—	—
	3/2/2018	2,419	—	$63.76	3/1/2025	3/5/2021	PRSU	576	62,346	—	—
	3/8/2019	3,333	—	$62.43	3/7/2026	3/5/2021	PSU	—	—	1,920	207,821
	3/6/2020	2,379	794	$107.57	3/5/2027	8/6/2021	PRSU	1,207	130,646	—	—
	3/5/2021	1,709	1,710	$89.08	3/4/2028	8/6/2021	PSU	—	—	4,022	435,341
	8/6/2021	3,861	3,861	$94.25	8/5/2028	3/4/2022	PRSU	2,892	313,030	—	—
	3/4/2022	2,765	8,297	$105.08	3/3/2029	3/4/2022	PSU	—	—	6,424	695,334
	3/3/2023	—	12,872	$96.95	3/2/2030	3/3/2023	PRSU	—	—	5,300	573,672
						3/3/2023	PSU	—	—	8,832	955,976
						8/4/2023	RSU	10,163	1,100,043	—	—
Mr. Fasano	3/6/2020	8,227	2,743	$107.57	3/5/2027	3/6/2020	PRSU	781	84,535	—	—
	3/5/2021	—	5,898	$89.08	3/4/2028	3/5/2021	PRSU	1,987	215,073	—	—
	3/4/2022	2,499	7,497	$105.08	3/3/2029	3/5/2021	PSU	—	—	6,624	716,982
	3/3/2023	—	10,654	$96.95	3/2/2030	3/4/2022	PRSU	2,613	282,831	—	—
						3/4/2022	PSU	—	—	5,806	628,441
						3/3/2023	PRSU	—	—	4,387	474,849
						3/3/2023	PSU	—	—	7,311	791,343
						8/4/2023	RSU	10,163	1,100,043	—	—
Ms. Porter	3/3/2017	3,268	—	$53.54	3/2/2024	3/6/2020	RSU	134	14,504	—	—
	3/2/2018	2,524	—	$63.76	3/1/2025	8/7/2020	PRSU	536	58,017	—	—
	3/8/2019	3,240	—	$62.43	3/7/2026	3/5/2021	PRSU	1,634	176,864	—	—
	3/6/2020	1,410	470	$107.57	3/5/2027	3/5/2021	PSU	—	—	5,445	589,367
	8/7/2020	5,088	1,697	$91.01	8/6/2027	3/4/2022	PRSU	2,249	243,432	—	—
	3/5/2021	4,848	4,848	$89.08	3/4/2028	3/4/2022	PSU	—	—	4,997	540,875
	3/4/2022	2,151	6,453	$105.08	3/3/2029	3/3/2023	PRSU	—	—	3,934	425,816
	3/3/2023	—	9,555	$96.95	3/2/2030	3/3/2023	PSU	—	—	6,557	709,730
						8/4/2023	RSU	10,163	1,100,043	—	—

76	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

	Option Awards(1)					Stock Awards
Name	Grant date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Award Type	Number of Shares or Units of Stock that have Not Vested (#)(2)	Market Value of Shares or Units of Stock that have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(3)
Mr. Stevens	3/2/2018	2,774	—	$63.76	3/1/2025	3/6/2020	PRSU	471	50,981	—	—
	3/8/2019	10,536	—	$62.43	3/7/2026	3/5/2021	PRSU	1,474	159,546	—	—
	3/6/2020	4,958	1,653	$107.57	3/5/2027	3/5/2021	PSU	—	—	4,912	531,675
	3/5/2021	4,373	4,373	$89.08	3/4/2028	3/4/2022	PRSU	2,249	243,432	—	—
	3/4/2022	2,151	6,453	$105.08	3/3/2029	3/4/2022	PSU	—	—	4,997	540,875
	3/3/2023	—	9,234	$96.95	3/2/2030	3/3/2023	PRSU	—	—	3,802	411,528
						3/3/2023	PSU	—	—	6,336	685,809
						8/4/2023	RSU	10,163	1,100,043	—	—
(1)Information in these columns relates to options to purchase shares of common stock held by our named executive officers at the end of fiscal 2023. Options granted prior to 2023 vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Options granted in 2023 vest 34% on the first anniversary of the grant date and 33% on the second and third anniversaries of grant date.
(2)Information in this column relates to restricted stock units held by our named executive officers at the end of fiscal 2023, including restricted stock units subject to performance conditions which have been met. Performance restricted stock units granted prior to 2023 vest 25% on the first, second, third and fourth anniversaries of the grant date in each case if the applicable performance condition is met. Performance restricted stock units granted in 2023 vest 34% on the first anniversary of the grant date and 33% on the second and third anniversaries of grant date if the applicable performance condition is met.
(3)Based on $108.24, the closing sales price of our common stock on the NYSE on December 29, 2023.
(4)Amounts in this column represent the target shares for performance share awards granted in 2021, 2022 and 2023 and the target shares for the performance restricted stock units granted in fiscal 2023. Performance share unit awards fully vest at the end of the three-year fiscal performance period based on achievement of the applicable performance conditions, subject to the Committee’s negative discretion.
OPTION EXERCISES AND STOCK VESTING
The following table sets forth information regarding shares of common stock acquired by our named executive officers during fiscal 2023 upon the exercise of stock options and the vesting of restricted stock units, including awards deferred into our Key Executive Stock Deferral Plan.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercises (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Mr. Bell	—	—	—	—
Mr. Krone	—	—	64,602	6,547,112
Mr. Cage	—	—	3,644	367,525
Mr. Fasano	17,650	565,243	8,507	868,023
Ms. Porter	—	—	6,400	650,861
Mr. Stevens	3,592	171,123	5,449	554,999
	21,242	736,366	88,602	8,988,520
(1)Based on the closing price of our common stock on the day before the date of exercise.
(2)Includes accrued dividends and includes stock units deferred into our Key Executive Stock Deferral Plan that vested during fiscal 2023. Any stock awards that vested in the current year and were deferred by our named executive officers are reflected in the table under the caption “Nonqualified Deferred Compensation.”
(3)Based on the closing price of our common stock on the day before the date of vesting. Includes accrued dividends.

LEIDOS	77

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
NONQUALIFIED DEFERRED COMPENSATION
We provided benefits to our named executive officers during fiscal 2023 under the following nonqualified deferred compensation plans, which are summarized below:
The Leidos Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of salary and any cash bonus granted to them under our cash incentive plan. We make no contributions to participants’ accounts under the Keystaff Deferral Plan. Participants can direct their deferrals into investment options similar to those available in the Leidos Retirement Plan other than the Leidos Stock Funds. Distributions under the Keystaff Deferral Plan are then made to participants in cash. Deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.
The Leidos Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or certain equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals in other forms are converted to stock units of our common stock. Participant accounts are credited with additional units corresponding to their outstanding account balance for each company dividend payable. We make no contributions to participants’ accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are then made to participants in shares of common stock corresponding to the number of vested stock units held for the participant. Vested deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.
The Leidos 401(k) Excess Deferral Plan (Excess Plan) is a pre-tax savings plan that, through December 31, 2016, allowed eligible participants to defer up to 20% of their eligible compensation after meeting the annual IRS contribution limit for the Leidos Retirement Plan. Bonuses were not eligible for deferral to the Excess Plan. The investment options in the Excess Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Vested deferred balances under this plan will generally be paid following separation from service.
The Leidos Deferred Compensation Plan for Former IS&GS Employees (Deferred Compensation Plan) is a pre-tax savings plan that allowed eligible participants to defer salary and receive certain company contributions. Salary deferrals in this plan did not start until after an eligible participant met the annual IRS contribution limit for the Leidos Retirement Plan for Former IS&GS Employees. Bonuses were not eligible for deferral to this plan. The investment options in the Deferred Compensation Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Deferred balances under this plan will generally be paid following separation from service.
The Leidos Deferred Bonus Plan for Former IS&GS Employees (Deferred Bonus Plan) is a pre-tax savings plan that allowed eligible participants to defer their annual cash incentive awards. The investment options in the Deferred Bonus Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Deferred balances under this plan will generally be paid following separation from service.

78	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2023 through our nonqualified deferred compensation plans in which our named executive officers participate. Mr. Bell did not participate in these plans in fiscal 2023.

Name	Plan	Executive Contributions ($)(1)	Registrant Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(3)
Mr. Bell		—	—	—	—	—
Mr. Krone	Keystaff Deferral Plan	997,911	—	946,353	—	6,644,583
	Key Executive Stock Deferral Plan	2,207,584	—	1,385,761	—	26,666,807
	Excess Plan	—	—	23,858	—	177,685
Mr. Cage	Keystaff Deferral Plan	—	—	58,120	—	397,209
	Key Executive Stock Deferral Plan	45,342	—	114,893	—	2,565,523
	Excess Plan	—	—	10,129	—	61,440
Mr. Fasano	Deferred Compensation Plan	—	—	5,854	—	42,459
Ms. Porter	Deferred Compensation Plan	—	—	8,674	—	41,700
Mr. Stevens	Keystaff Deferral Plan	—	—	48,111	—	324,781
	Key Executive Stock Deferral Plan	—	—	8,298	—	192,711
	Deferred Bonus Plan	—	—	9,971	—	72,312
	Deferred Compensation Plan	—	—	19,383	—	131,231
(1)Amounts in this column represent the value of cash or stock awards deferred during fiscal 2023. These amounts are also included as compensation in the applicable column in the “Summary Compensation Table” for prior years. The following amounts shown were included in the Option Exercises and Stock Vesting and were deferred into the Key Executive Stock Deferral Plan: Mr. Krone $2,207,584 and Mr. Cage $45,342.
(2)With respect to the Keystaff Deferral Plan, Excess Plan, Deferred Bonus Plan and Deferred Compensation Plan, amounts in this column represent aggregate returns on the diverse investment options available to eligible participants based on individual participant investment elections. With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the aggregate increases or decreases in the value of stock units corresponding to shares of our common stock during fiscal 2023. The market value of the shares is based upon $108.24, the closing sales price of our common stock on the NYSE on December 29, 2023.
(3)Amounts in this column represent the value of the holder’s accounts at the end of fiscal 2023. With respect to the Key Executive Stock Deferral Plan, the amounts represent the value of stock units corresponding to shares of common stock held by the named executive officer based on $108.24 per share, the closing sales price of our common stock on the NYSE on December 29, 2023. All amounts in this column were reported as compensation in the “Summary Compensation Table” for prior years. Our named executive officers held the following number of stock units at the end of fiscal 2023 in the Key Executive Stock Deferral Plan: Mr. Krone 246,367, Mr. Cage 23,702, and Mr. Stevens 1,780.
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
THOMAS A. BELL, CHIEF EXECUTIVE OFFICER
Mr. Bell’s employment agreement provides severance benefits to him if his employment is terminated by us for reasons other than for cause, or by Mr. Bell for good reason. However, if such termination is within three months prior to or within 24 months after a change in control of the company (the “change in control period”), Mr. Bell would receive a higher level of benefits. In addition, Mr. Bell would be entitled to receive certain benefits and outplacement services in the event of a qualifying termination under his employment agreement. Severance benefits under this agreement in connection with a change in control, or CIC, are “double trigger” and any payments under this agreement are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a non-disparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for 24 months following termination of employment. Finally, pursuant to the terms of the equity awards Mr. Bell received under the Leidos 2017 Omnibus Incentive Plan, if Mr. Bell is terminated by us for reasons other than for cause, by him for good reason, or by reason of his death or disability, he would be entitled to accelerated vesting, or pro-rated vesting, of his long-term incentive awards, depending on whether the termination is during a change in control period. The chart below provides the amounts that Mr. Bell would be entitled to under these various termination scenarios.

LEIDOS	79

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
MR. CAGE, MR. FASANO, MS. PORTER AND MR. STEVENS
All of our named executive officers, other than Mr. Bell and Mr. Krone, are covered by the Leidos Holdings, Inc. Executive Severance Plan, effective July 27, 2023 (Severance Plan).
The Severance Plan provides for the following in the event of a qualifying termination without Cause in the absence of a Change in Control or CIC:
▶A cash lump sum severance benefit of 1.0 times base salary plus a pro rata bonus based on actual performance;
▶A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 12 months; and
▶Twelve months of outplacement services.
The Severance Plan is designed to provide enhanced severance benefits to executive officers in certain cases where their employment is terminated involuntarily without cause, with a separate set of benefits for an involuntary termination without cause or resignation for good reason that occurs within three months prior to or within 24 months following a CIC, with benefits in such circumstances to be:
▶A cash lump sum severance benefit of 1.5 times the sum of (i) base salary and (ii) target bonus;
▶Pro-rata annual bonus for the year of termination based on target performance;
▶A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 18 months;
▶Continued financial planning services for the year in which the termination occurs if the officer is participating in such program prior to the termination date; and
▶Twelve months of outplacement services.
Benefits under this plan in connection with a CIC are “double trigger” and any payments under this plan are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a non-disparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for (i) 12 months following termination of employment in the case of a qualifying termination of employment in the absence of a CIC and (ii) 18 months following termination of employment in the case of a qualifying termination of employment in connection with a CIC.
Following a CIC, our executive officers would also vest in certain of their outstanding equity awards, if the CIC meets the definition in our Equity and Deferred Compensation Plans and subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a covenant not to compete and a covenant not to solicit employees or customers for 12 months after termination of employment. Finally, pursuant to the terms of the equity awards they received under the Equity Plan, if they terminated employment involuntarily not for cause, or by reason of their death or disability, they would be entitled to accelerated vesting, or pro-rated vesting, of certain long-term incentive awards. The charts below provide the amounts that these named executive officers would be entitled to under various termination scenarios.

80	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

		Involuntary Termination/Good Reason
	Retirement	Without Cause or for Good Reason ($)(1)	Change in Control ($)(2)	Death ($)	Disability ($)
Thomas A. Bell
Severance and Pro-rata Bonus(3)	—	6,965,083	10,350,500	2,538,000	2,538,000
Restricted Stock Units(4)	—	405,440	1,851,448	1,851,448	1,851,448
Stock Options(5)	—	271,634	1,240,360	1,240,360	1,240,360
Performance Share Awards(6)	—	1,036,535	3,085,747	3,085,747	1,036,535
Benefits & Perquisites(7)	—	21,748	185,291	—	—
Applicable Scaleback(8)	—	—	—	—	—
Total(9)	—	8,700,440	16,713,346	8,715,555	6,666,343
Roger A. Krone
Severance and Pro-rata Bonus(3)	1,450,147	5,441,147	11,427,647	1,450,147	1,450,147
Restricted Stock Units(4)	6,133,248	6,133,248	6,133,248	6,133,248	6,133,248
Stock Options(5)	1,694,497	1,694,497	1,694,497	1,694,497	1,694,497
Performance Share Awards(6)	9,153,183	9,153,183	12,532,719	12,454,718	9,153,183
Benefits & Perquisites(7)	—	34,444	257,171	—	—
Applicable Scaleback(8)	—	—	—	—	—
Total(9)	18,431,075	22,456,519	32,045,282	21,732,610	18,431,075
Christopher R. Cage
Severance and Pro-rata Bonus(3)	—	1,772,472	3,040,000	1,012,472	1,012,472
Restricted Stock Units(4)	—	323,436	2,228,232	2,228,232	2,228,232
Stock Options(5)	—	72,172	258,854	258,854	258,854
Performance Share Awards(6)	—	1,344,472	2,237,917	2,220,059	1,344,472
Benefits & Perquisites(7)	—	36,426	48,389	—	—
Applicable Scaleback(8)	—	—	—	—	—
Total(9)	—	3,548,978	7,813,392	5,719,617	4,844,030
Gerard A. Fasano
Severance and Pro-rata Bonus(3)	—	1,425,438	2,520,000	795,438	795,438
Restricted Stock Units(4)	—	376,752	2,184,225	2,184,225	2,184,225
Stock Options(5)	—	87,793	258,818	258,818	258,818
Performance Share Awards(6)	—	1,307,766	2,065,473	2,050,154	1,307,766
Benefits & Perquisites(7)	—	44,939	61,159	—	—
Applicable Scaleback(8)	—	—	—	—	—
Total(9)	—	3,242,688	7,089,675	5,288,635	4,546,247
Elizabeth M. Porter
Severance and Pro-rata Bonus(3)	—	1,423,716	2,380,000	828,716	828,716
Restricted Stock Units(4)	—	299,730	2,041,829	2,041,829	2,041,829
Stock Options(5)	—	85,577	250,709	250,709	250,709
Performance Share Awards(6)	—	1,111,802	1,783,455	1,769,946	1,111,803
Benefits & Perquisites(7)	—	18,988	22,231	—	—
Applicable Scaleback(8)	—	—	—	—	—
Total(9)	—	2,939,813	6,478,224	4,891,200	4,233,057
Roy E. Stevens
Severance and Pro-rata Bonus(3)	—	1,299,754	2,184,000	753,754	753,754
Restricted Stock Units(4)	—	295,576	1,987,227	1,987,227	1,987,227
Stock Options(5)	—	69,819	209,538	209,538	209,538
Performance Share Awards(6)	—	1,054,816	1,710,100	1,696,863	1,054,815
Benefits & Perquisites(7)	—	36,602	48,653	—	—
Applicable Scaleback(8)	—	—	(4,857)	—	—
Total(9)	—	2,756,567	6,134,661	4,647,382	4,005,334

LEIDOS	81

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(1)Amounts in this column represent the benefits that the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination that is not in connection with a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Bell) or Leidos Executive Severance Plan (for named executive officers other than Mr. Bell).
(2)Amounts in this column represent the benefits that the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination following a transaction that occurred on December 29, 2023, that constituted a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Bell) or Leidos Executive Severance Plan (for named executive officers other than Mr. Bell).
(3)Amounts in this row represent cash payments for (a) lump sum severance and (b) pro-rated annual bonuses for the year of termination. Severance amounts for Mr. Bell are equal to one times (in the event of termination without a CIC), and 2.5 times (in the event of termination in connection with a CIC), the sum of Mr. Bell’s year-end salary and bonus at target. Severance amounts for other executives reflect one year of annual base salary (for termination without a CIC), and 1.5 times the sum of annual base salary and target bonus (for termination in connection with a CIC). Mr. Bell’s pro-rated annual bonus would be payable based on actual performance for the period ended December 29, 2023, in all scenarios. For the other executives, with respect to the termination without a CIC, and death and disability scenarios, the bonus would be based on actual performance through December 29, 2023, and the number of days that elapsed during the performance period ended December 29, 2023. In the CIC scenario, the bonus amount is based on target performance results.
(4)For a termination not in connection with a CIC, the value reflects a portion of the named executive officer’s RSUs (granted beginning in March 2020), pro-rated based on the number of days elapsed between the grant date and December 29, 2023, including accrued cash dividends as of December 29, 2023. For terminations in connection with a CIC, death, and disability, amounts represent the value of accelerated vesting of shares of all RSUs, including accrued dividends as of December 29, 2023, pursuant to the Leidos Equity and Deferred Compensation Plans. The retirement and non-termination scenarios for Mr. Bell assumes the termination would qualify as a special retirement and amounts include the awards that would continue to vest. For more information regarding the number of shares of unvested RSUs held by the executive officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”
(5)For a termination without a CIC, the table reflects pro-rated amounts of stock options granted beginning in March 2020 that would vest based on the number of days elapsed between the grant date and December 29, 2023. The retirement and non-termination scenarios for Mr. Krone assumes the termination would qualify as a special retirement and amounts include the awards that would continue to vest after departure. For a termination in connection with a CIC, or upon death or disability, represents the value of accelerated vesting of all unvested options held by the named executive officer at the end of the year issued pursuant to the Leidos Equity Plans. For more information regarding the number of shares and exercise prices underlying unvested options held see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”
(6)For a termination without a CIC and for disability, the values represent a pro-rata amount of performance share awards, including accrued cash dividends, based on actual performance as of December 29, 2022. Since Mr. Krone qualifies for special retirement, he would be entitled to pro-rated vesting (including accrued dividends) that would apply as a result. In the CIC and death scenarios, awards reflect full vesting, including accrued cash dividends, as of December 29, 2023; assumes target performance results for death and also in the event of a CIC for the 2022 and 2023 awards; the 2021 awards are assumed paid based on actual performance results as of December 29, 2023, in the event of a CIC.
(7)Amounts in this row reflect the total of (a) lump sum cash payments in lieu of providing benefits to the executives, and (b) cost estimates for providing outplacement benefits following a qualifying termination of employment. Benefit lump sums for all named executive officers other than Mr. Bell and Mr. Krone are equal to 12 months of COBRA premiums for medical, dental and vision coverage for terminations not in connection with a CIC, and 18 months of COBRA premiums for terminations in connection with a CIC.
Mr. Bell’s amounts reflect 12 months of COBRA premiums for medical, dental and vision coverage following a termination not in connection with a CIC and lump sum payments in lieu of continued life, disability, medical, dental and vision coverage for 30 months for terminations in connection with a CIC.
Mr. Krone’s amounts reflect 12 months of COBRA premiums for medical, dental and vision coverage following a termination not in connection with a CIC and lump sum payments in lieu of continued life, disability, medical, dental and vision coverage for 30 months for terminations in connection with a CIC. Amounts also include estimates for providing outplacement counseling services for 12 months following termination of employment in connection with a CIC.
(8)Estimates the benefits to be reduced to avoid the payment of excess parachute payments pursuant to Section 280G of the Internal Revenue Code.
(9)Amounts in this row represent the gross amount of benefits to be received by the named executive officer. In addition, the named executive officers would also be entitled to be paid for any unused comprehensive leave time accrued.
TREATMENT OF EQUITY AWARDS UPON TERMINATION
With respect to outstanding equity awards, our named executive officers are generally treated in the same way as all other employee award recipients if their employment is terminated due to death, disability, retirement, involuntary without cause departure, or voluntary departure.
In the case of death or disability, restricted stock units and options will vest immediately and options will remain exercisable for the remaining term of the option. For our performance share award program, target shares will be paid out promptly upon death. In the case of disability for all performance share awards, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period.
Under our continued vesting program, employees who retire, including our executive officers, may continue holding and vesting in their stock options if they have held such options for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least 10 years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. When an individual becomes eligible for continued vesting, restricted stock units will continue to vest in accordance with the original vesting schedule. Individuals meeting these qualifications who hold performance share awards will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period. We have the right to terminate continued vesting if an individual violates confidentiality, non-solicitation, non-compete, or similar obligations to us.

82	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In the case of an involuntary termination without cause, all restricted stock units and stock options granted in 2017 or later will vest on a pro-rata basis provided the award has been held for a minimum of six months. In the case of a performance share award, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period, provided the award has been held for a minimum of six months.
In any other case, if the employment of an equity award recipient, including an executive officer, is terminated for any reason, all of that recipient’s unvested restricted stock units, options and performance share awards are forfeited. Vested options remain exercisable for 90 days or until the option expiration date, if earlier.
Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2023:
▶The median of the annual total compensation of all our employees (except our Chief Executive Officer) was $106,046;
▶The annual total compensation of our Chief Executive Officer was $9,627,996; and
▶The ratio of these two amounts was 91 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”
EMPLOYEE POPULATION
To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We selected December 29, 2023, which is within the last three months of fiscal 2023, as the date upon which we would identify the “median employee.” We determined that, as of December 29, 2023, our employee population consisted of 46,957 individuals (of which approximately 89% were located in the United States and 11% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time, part-time, and temporary employees, as described in more detail below.
ADJUSTMENTS TO OUR EMPLOYEE POPULATION
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 1,398 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: 338 employees from Japan, 151 employees from South Korea, 114 employees from Germany, 101 employees from Iraq, 74 employees from Singapore, 70 employees from India, 56 employees from Bahrain, 53 employees from Romania, 43 employees from Italy, 43 employees from Saudi Arabia, 39 employees from Kuwait, 34 employees from Lithuania, 33 employees from China, 28 employees from United Arab Emirates, 27 employees from Canada, 20 employees from Djibouti, 20 employees from Israel, 16 employees from Ireland, 15 employees from Qatar, 15 employees from Spain, 13 employees from Kosovo, 13 employees from the Philippines, 12 employees from Jordan, 8 employees from the Netherlands, 7 employees from Syria, 5 employees from Belgium, 5 employees from Botswana, 5 employees from Hong Kong, 5 employees from Panama, 4 employees from Greece, 4 employees from Greenland, 3 employees from Kenya, 3 employees from Poland, 3 employees from Turkey, 2 employees from Cuba, 2 employees from Honduras, 2 employees from Mexico, 1 employee from Brazil, 1 employee from Colombia, 1 employee from Ecuador, 1 employee from Ethiopia, 1 employee from Finland, 1 employee from France, 1 employee from Latvia, 1 employee from Malaysia, 1 employee from Niger, 1 employee from Portugal, 1 employee from Taiwan, and 1 employee from Thailand. For each jurisdiction where we excluded employees, we excluded all employees in that jurisdiction.
After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 45,559 individuals.

LEIDOS	83

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
DETERMINING OUR MEDIAN EMPLOYEE
To identify our “median employee” from our total adjusted employee population, we compared the annualized salary of our employees as reflected in our human resources system of record. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. After identifying the median employee, that employee’s compensation was restated based on the Summary Compensation Table elements. Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States with base wages for the 12-month period ending December 29, 2023, in the amount of $106,046.
DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO
Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2023 using the same methodology we used for purposes of determining the annual total compensation of our named executive officers for 2023 (as set forth in the “Summary Compensation Table“ in this Proxy Statement).
In determining Mr. Bell’s compensation, we adjusted the compensation reported on the Summary Compensation Table to reflect his compensation as if he were the CEO for the full calendar year, by increasing his base salary and all other compensation as if he were CEO effective January 1, 2023. The base salary used was annualized at the full year CEO rate of $1,250,000. The all other compensation amount used was adjusted to $21,500. For purposes of calculating the CEO Pay Ratio, this resulted in total annual compensation of $9,627,996 for the CEO as opposed to the amount shown on the Summary Compensation Table.
Pay versus Performance Disclosure
This table compares “Pay versus Performance” and prescribes a method to calculate “Compensation Actually Paid” (CAP). The CAP values shown in the table below do not reflect the compensation actually paid to the Principal Executive Officer (PEO) or the Non-PEO NEOs. In addition, while the table shows the Summary Compensation Table (SCT) compensation and CAP values side by side, they are not comparable. As such, the Committee did not consider the information provided in the table structuring or determining compensation for our NEOs. For a complete discussion of our executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section of this Proxy Statement (page 50).
Together with the salary and annual incentive, the SCT values include the accounting fair value of equity awards granted in the year shown (at the time the grant was made), whereas CAP values include a revaluation of the current grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price, and therefore, may be higher or lower than the SCT compensation values.
The actual value of an equity award realized by an executive depends on several factors measured over multiple years, including the stock price, the financial performance of the company, the relative total shareholder return (TSR) performance of the company as compared to a peer group, timing of stock option exercises and other factors.

Year	Summary Compensation Table Total for Bell		Compensation Actually Paid to Bell		Summary Compensation Table Total for Krone		Compensation Actually Paid to Krone		Average Summary Compensation Table Total for Non-PEO NEOs		Average Compensation Actually Paid to Non-PEO NEOs		Total Shareholder Return	Peer Group Total Shareholder Return(9)	Net Income (in millions)(10)	Company Selected Measure (Revenue) (in millions)(11)
2023	$9,187,541	(1)	$11,592,267	(5)	$6,704,904	(1)	$6,065,905	(5)	$3,963,222	(1)	$4,062,218	(5)	$115.41	$139.92	$208	$15,438
2022	$—	(2)	$—	(6)	$13,548,892	(2)	$19,246,307	(6)	$2,723,296	(2)	$3,204,388	(6)	$110.43	$104.33	$693	$14,396
2021	$—	(3)	$—	(7)	$12,876,006	(3)	$5,045,765	(7)	$1,992,327	(3)	$1,000,994	(7)	$91.99	$128.06	$759	$13,737
2020	$—	(4)	$—	(8)	$12,319,624	(4)	$15,873,335	(8)	$2,928,640	(4)	$3,301,799	(8)	$107.21	$122.11	$629	$12,297
(1)Total Compensation as set forth in the Summary Compensation Table (page 74) in this Proxy Statement for the applicable year (2023) for Mr. Bell, Mr. Krone and average total compensation for the applicable year for Mr. Cage, Mr. Fasano, Ms. Porter and Mr. Stevens (Non-PEO NEOs).
(2)Total Compensation as set forth in the Summary Compensation Table (page 74) in this Proxy Statement for the applicable year (2022) for Mr. Krone and average total compensation for the applicable year for Mr. Cage, Ms. Waterston, Mr. Howe, and Mr. Fasano (Non-PEO NEOs).
(3)Total Compensation as set forth in the Summary Compensation Table (page 74) in this Proxy Statement for the applicable year (2021) for Mr. Krone and average total compensation for the applicable year for Mr. Cage, Mr. Reagan, Mr. Fasano, Mr. Howe, and Ms. Schmanske (Non-PEO NEOs).
(4)Total Compensation as set forth in the Summary Compensation Table (page 74) in this Proxy Statement for the applicable year (2020) for Mr. Krone and average total compensation for the applicable year for Mr. Reagan, Mr. Fasano, Mr. Howe, and Mr. King (Non-PEO NEOs).

84	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(5)The Compensation Actually Paid (CAP) is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal 2023. For each outstanding and unvested equity award, we utilized the fiscal year end and vesting date fair values to calculate the equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR-based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $4,368,496 for Mr. Bell, $4,185,885 for Mr. Krone and $2,477,126 for the average total for Non-PEO NEOs. Equity award adjustments total $6,773,222 for Mr. Bell, $3,546,886 for Mr. Krone, and $2,576,122 for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.
(6)The CAP is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal 2022. For each outstanding and unvested equity award, we utilized the fiscal year end and vesting date fair values to calculate the equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $10,315,880 for Mr. Krone and $1,520,126 for the average total for Non-PEO NEOs. Equity award adjustments total $16,013,295 for PEO 2 and $2,001,218 for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.
(7)The CAP is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal year 2021. For each outstanding and unvested equity award during the fiscal years covered in the table, we utilized the fiscal year end and vesting date fair values to calculate these equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $9,482,900 for Mr. Krone and $900,434 or the average total for Non-PEO NEOs. Equity award adjustments total $1,652,659 for PEO 2 and ($90,899) for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.
(8)The CAP is calculated by reducing the total compensation by grant date fair value of stock and options awards from the summary compensation table and adding equity awards adjustments for fiscal year 2020. For each outstanding and unvested equity award during the fiscal years covered in the table, we utilized the fiscal year end and vesting date fair values to calculate these equity award adjustments. The fair value of options were determined by using a Black Scholes model, the relative TSR based PSUs were determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equaling to the stock price on the appropriate measurement date. Amounts deducted from total compensation is $8,854,684 for Mr. Krone and $1,335,955 for the average total for Non-PEO NEOs. Equity award adjustments total $12,408,395 for PEO 2 and $1,709,114 for the average total for Non-PEO NEOs. See table below for detailed calculations of the equity award adjustments made in order to calculate the CAP.

Name	NEO Status	Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Thomas A. Bell	PEO 1	2023	6,740,369	—	—	—	—	32,853	6,773,222
Roger A. Krone	PEO 2	2023	5,084,948	(737,618)	—	(1,015,544)	—	215,100	3,546,886
Christopher R. Cage	PFO	2023	3,069,364	(85,714)	—	(88,795)	—	41,831	2,936,686
Gerard A. Fasano	NEO	2023	2,730,148	(80,625)	—	(151,069)	—	39,260	2,537,714
Roy E. Stevens	NEO	2023	2,512,790	(64,182)	—	(100,707)	—	32,864	2,380,765
Elizabeth M. Porter	NEO	2023	2,561,964	(60,320)	—	(86,822)	—	34,501	2,449,323
Roger A. Krone	PEO 2	2022	10,478,194	2,745,216	—	2,505,001	—	284,884	16,013,295
Christopher R. Cage	PFO	2022	1,450,958	256,775	—	115,592	—	28,753	1,852,078
Gerard A. Fasano	NEO	2022	1,311,309	373,540	—	313,370	—	36,757	2,034,976
Jerald S. Howe, Jr.	NEO	2022	1,363,700	343,225	—	321,646	—	35,495	2,064,066
Maureen Waterston	NEO	2022	2,035,520	—	—	—	—	18,236	2,053,756
Roger A. Krone	PEO 2	2021	8,750,429	(4,076,257)	—	(3,305,033)	—	283,520	1,652,659
Christopher R. Cage	PFO	2021	975,810	(152,120)	—	(94,524)	—	13,343	742,509
James C. Reagan	PFO	2021	—	(908,349)	—	(740,638)	—	43,907	(1,605,080)
Gerard A. Fasano	NEO	2021	1,086,762	(539,721)	—	(480,925)	—	38,610	104,726
Jerald S. Howe, Jr.	NEO	2021	1,022,465	(556,957)	—	(416,102)	—	36,861	86,267
Victoria M. Schmanske	NEO	2021	1,049,957	(480,581)	—	(388,168)	—	35,876	217,084
Roger A. Krone	PEO 2	2020	8,552,406	1,511,104	—	2,128,947	—	215,938	12,408,395
James C. Reagan	PFO	2020	1,826,244	391,885	—	414,791	—	48,902	2,681,822

LEIDOS	85

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Name	NEO Status	Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Gerard A. Fasano	NEO	2020	1,126,950	240,741	—	149,271	—	29,310	1,546,272
Jerald S. Howe, Jr.	NEO	2020	1,074,158	233,932	—	119,768	—	30,153	1,458,011
David A. King	NEO	2020	1,140,580	—	—	—	—	9,772	1,150,352
(9)Based on S&P 500 IT Services Index.
(10)Amounts reported in this column represent net income reflected in the Company’s audited financial statements for the applicable year.
(11)Amounts reported in this column represent revenue reflected in the Company’s audited financial statements for the applicable year.
MOST IMPORTANT PERFORMANCE MEASURES
The table below provides the five most important measures used by the Company to link CAP to our PEO and Non-PEO NEOs in 2023 as set forth in the table above to Company performance. The measures in this table are not ranked:

Revenue	Annual Operating Income	Operating Cash Flow
Relative TSR	Earnings Per Share

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The following charts set forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company’s cumulative TSR, Net Income and Revenue over the four-year period from 2020 through 2023, each as set forth in the table above.

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0,000,000
$130
$104
$78
$52
$26
$0
2020
2021
2022
2023
$12,319,624
$15,873,335
$2,928,640
$3,301,799
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,248,892
$2,723,296
$3,204,388
$9,187,541
$11,592,267
$6,704,904
$6,065,905
$3,963,222
$4,062,218
$122.11
$128.06
$104.33
$139.92
$107.21
$91.99
$110.43
$115.41
Summary Compensation Table Total for Bell
Compensation Actually Paid to Bell
Summary Compensation Table Total for Krone
Compensation Actually Paid to Krone
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

86	2024 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following chart sets forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company’s net income over the four-year period from 2020 through 2023, each as set forth in the table above.

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0,000,000
$800
$700
$600
$500
$400
$300
$200
$100
$0
$629
$759
$693
$208
$12,319,624
$15,873,335
$2,928,640
$3,301,799
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
$9,187,541
$11,592,267
$6,704,904
$6,065,905
$3,963,222
$4,062,218
2020
2021
2022
2023
Summary Compensation Table Total for Bell
Compensation Actually Paid to Bell
Summary Compensation Table Total for Krone
Compensation Actually Paid to Krone
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (in millions)

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our other NEOs and the Company’s revenue over the four-year period from 2020 through 2023, each as set forth in the table above.

$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0,000,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$12,297
$13,737
$14,396
$15,438
$12,319,624
$15,873,335
$2,928,640
$3,301,799
$12,876,006
$5,045,765
$1,992,327
$1,000,994
$13,548,892
$19,246,307
$2,723,296
$3,204,388
$9,187,541
$11,592,267
$6,704,904
$6,065,905
$3,963,222
$4,062,218
2020
2021
2022
2023
Summary Compensation Table Total for Bell
Compensation Actually Paid to Bell
Summary Compensation Table Total for Krone
Compensation Actually Paid to Krone
Average Summary Compensation Table Total for Non-PEO NEOs
Average Compensation Actually Paid to Non-PEO NEOs
Revenue (in millions)

LEIDOS	87

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit and Finance Committee of the Board of Directors has appointed Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 3, 2025. During the fiscal year ended December 29, 2023, Deloitte served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit and Non-Audit Fees” below. Representatives of Deloitte will be at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit and Finance Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit and Finance Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.
Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025.

Evaluation of Independent Registered Public Accounting Firm
The Audit and Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, along with company management and internal auditors:
(i)    the audit firm’s independence and objectivity
(ii)    the capability and experience of the firm’s proposed audit team members
(iii)    the audit firm’s audit quality indicators
(iv)    the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors
(v)    the appropriateness of the audit firm’s fees for audit and non-audit services
(vi)    the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations
(vii)    the audit firm’s performance and proposed approach to auditing the company’s financial statements and the company’s internal controls over financial reporting
(viii)    the size and reputation of the audit firm
After assessing the qualifications, performance, and independence of Deloitte, the Audit and Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending January 3, 2025. Deloitte has been the company’s independent registered public accounting firm since fiscal 2000.

88	2024 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit and Non-Audit Fees
Aggregate fees billed for the 2023 and 2022 fiscal years by our independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2023	2022
Audit fees(1)	$7,003,700	$6,649,100
Audit-related fees(2)	$48,500	$—
Tax fees(3)	$423,200	$295,100
All other fees(4)	$5,700	$5,700
Total fees	$7,481,100	$6,949,900
(1)Audit fees include professional services rendered for the audit of the annual consolidated financial statements (including services rendered for reporting on the Company’s effectiveness of internal control over financial reporting) and reviews of quarterly consolidated financial statements. Audit fees also include services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including statutory audits.
(2)Audit-related fees include professional services rendered to issue comfort letters in connection with bond offerings.
(3)Tax fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing documentation and dispositions.
(4)All other fees relate to the purchase of accounting-related research software and agreed upon procedures.
Pre-Approval Policies and Procedures
The Audit and Finance Committee has considered whether the above services provided by the Deloitte Entities are compatible with maintaining the independence of the Deloitte Entities. The Audit and Finance Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chair of the Audit and Finance Committee has the authority to pre-approve audit and non-audit services, as necessary, between regular meetings of the Audit and Finance Committee, provided that any such services so pre-approved shall be disclosed to the full Audit and Finance Committee at its next scheduled meeting. The Committee or the Committee chair pre-approved all of Deloitte’s 2023 fees and services.
Audit and Finance Committee Report
The Audit and Finance Committee assists the Board in its oversight of: (i) the integrity of the company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) the company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of the company’s internal audit function and independent registered public accounting firm; and (v) financial reporting risk assessment and mitigation. The Audit and Finance Committee’s job is one of oversight and it recognizes that management is responsible for the preparation and certification of the company’s financial statements and the company’s internal controls over financial reporting and that the independent registered public accounting firm is responsible for auditing those financial statements and the company’s internal controls over financial reporting.

LEIDOS	89

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee recognizes that financial management, the internal audit staff and the independent registered public accounting firm have more time, knowledge, and detailed information on the company than do Audit and Finance Committee members. Consequently, in carrying out its oversight responsibilities, the Audit and Finance Committee is not providing any expert or special assurance as to the company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.
The Audit and Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, along with company management and internal auditors, (i) the audit firm’s independence and objectivity, (ii) the capability and experience of the firm’s proposed audit team members, (iii) the audit firm’s audit quality indicators, (iv) the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors, (v) the appropriateness of the audit firm’s fees for audit and non-audit services, (vi) the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations, (vii) the audit firm’s performance and proposed approach to auditing the company’s financial statements and the company’s internal controls over financial reporting, and (viii) the size and reputation of the audit firm. After assessing the qualifications, performance, and independence of Deloitte, the Audit and Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending January 3, 2025. Deloitte has been the company’s independent registered public accounting firm since fiscal 2000.
Deloitte rotates its lead audit engagement partner at least every five years. The Audit and Finance Committee interviews proposed candidates and selects the lead audit engagement partner.
The duties and responsibilities of the Audit and Finance Committee have been set forth in a written charter since 1975. A copy of the current Audit and Finance Committee charter is available on the company’s website at www.leidos.com by clicking on the links entitled “Investors,” “Governance” and then “Documents & Charters.” Each member of the Audit and Finance Committee meets the independence and financial literacy requirements of the SEC and the NYSE. In addition, except for Mr. Dahlberg, all of the Committee members qualify as audit committee financial experts under SEC rules.
In the course of fulfilling its responsibilities, the Audit and Finance Committee has:
▶Met separately with the internal auditor and the independent registered public accounting firm to discuss any matters that the internal auditor, the independent registered public accounting firm or the Committee believed should be discussed privately without members of management present;
▶Met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the independent registered public accounting firm present;
▶Reviewed and discussed with management and Deloitte, the Company independent registered public accounting firm, the audited consolidated financial statements for the fiscal year ended December 29, 2023;
▶Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) Standards and the SEC; and
▶Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence, and has discussed with Deloitte its independence.
Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit and Finance Committee charter, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, for filing with the SEC.

ROBERT C. KOVARIK, JR. (Chair)	GREGORY R. DAHLBERG	HARRY M. J. KRAEMER, JR.	ROBERT S. SHAPARD	SUSAN M. STALNECKER

90	2024 PROXY STATEMENT

PROPOSAL 4
Stockholder Proposal Regarding Special Shareholder Meeting Improvement
▶You will have the opportunity to vote on this stockholder proposal, if properly presented at the meeting.
Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker non-votes have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “AGAINST” the proposal. The proposal is not binding on the Board or the company.
Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote AGAINST this stockholder proposal.
Kenneth Steiner has advised us that he intends to introduce the following resolution:
Proposal 4 - Special Shareholder Meeting Improvement
Shareholders ask our Board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
A 10% stock ownership threshold is reasonable for all Leidos shareholders because a single Leidos shareholder, who owns 10% of Leidos stock, can now call for a special shareholder meeting. There is no reason for one Leidos shareholder, who owns 10% of Leidos stock, to have a greater say at Leidos than a group of shareholders who own 10% of Leidos stock.
It is also important to have a 10% stock ownership threshold because currently a group of Leidos shareholders, who believe it important to call a special shareholder meeting, have the added red tape burden of a requirement that they must be record holder shareholders. The excessive formality of a record holder requirement could give the vast majority of Leidos shareholders cold feet about a special shareholder meeting even when they believe a special shareholder meeting would benefit Leidos.
Please vote yes:
Special Shareholder Meeting Improvement - Proposal 4

LEIDOS	91

PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETING IMPROVEMENT
Board Response to Proposal 4
Our Board believes that this proposal is unnecessary because of the following reasons.
The Board of Directors Continually Evaluates and Maintains Policies and Practices that are Favorable to Stockholder Interests
As part of our commitment to strong corporate governance and responsiveness to stockholders, we work to implement and maintain policies and practices that serve the best interests of all stockholders and the Company. We regularly monitor and evaluate trends in corporate governance and consider feedback from stockholder engagement. We understand that corporate governance practices evolve and are committed to ensuring that the Company is responsive to new developments. Based on this careful and ongoing review, we believe the Company’s existing right of stockholders to call a special meeting, now modified as described below, ensures that the Board and management are accountable to stockholders.
The Board of Directors Has Already Reduced the Ownership Threshold for Special Meeting Rights from 25% to 15%
Prior to receipt of the stockholder proposal, the Company’s Bylaws already provided stockholders with a special meeting right. After careful consideration, the Board amended the Bylaws earlier this year to decrease the ownership threshold for more than one stockholder required to call a special meeting from 25% to 15%. Under the revised Bylaws, one stockholder owning at least 10% of the Company’s stock for at least one year can request a special meeting of stockholders by itself, while stockholders owning at least 15% in the aggregate for at least one year can request such a special meeting. The Board believes that these ownership levels are in the best interests of stockholders and the Company.
A 10% Ownership Threshold Will Risk Giving a Stockholder or Small Group of Stockholders a Disproportionate Amount of Influence Over the Company’s Affairs
Our Bylaws already allowed one stockholder owning at least 10% to call a special meeting. In evaluating the proposal, the Board believes that more than one stockholder in the aggregate should own at least 15% in order to be able to call special meetings, which strikes a reasonable and appropriate balance between enhancing stockholder rights and protecting against the risk that a small group of stockholders, including stockholders with special interests, could call special meetings to promote agenda items relevant to particular constituencies as opposed to stockholders generally. A 15% ownership threshold provides for a meaningful number of long-term stockholders to require the Company to hold a special meeting, an important safeguard since calling special meetings involves significant management commitment of resources, and imposes substantial legal, administrative, and distribution costs. Because special meetings require a considerable investment in resources, they should be limited to circumstances where a reasonable number of stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. We believe a 15% threshold strikes the necessary balance between enhancing our stockholders’ ability to act on important matters and protecting the Company and other stockholders by allowing only a meaningful group of stockholders to exercise this right.
We Have Established Governance Practices and Mechanisms to Ensure Accountability of the Board and Management to Stockholders
The Board believes that its current special meeting right for stockholders should be evaluated in the context of our demonstrated commitment to best practices and accountability to our stockholders. Our robust stockholder engagement program and pro-stockholder governance measures, including annual director elections by majority vote, are meaningful avenues to hold our Board accountable and enhance responsiveness. The Board regularly reviews stockholder feedback, along with corporate governance developments and how best to apply these perspectives and practices to the Company. Our Board has worked hard to understand stockholder concerns and has responded with changes when it believes it is in the best interests of the stockholders. Following the 2023 annual meeting, Mr. Shapard became our Independent Chair, with robust and well-defined responsibilities. Further, we have a robust Board refreshment process, including a focus on skills, diversity and ethics, and we believe the diversity of our Board only enhances Board accountability to our stockholders. In addition, twelve of our thirteen directors are independent.
We actively engage with our stockholders throughout the year, as we describe on page 42 of this proxy statement. Depending on the circumstances, one or more independent directors may also engage in these conversations with stockholders. Our Board receives quarterly reports related to feedback from investors, as well as stockholder voting results. In addition, any stockholder may communicate with our Board through the processes we describe in this proxy statement.
In light of the Company’s response to the proposal, coupled with the Company’s other strong corporate governance practices, the Board believes that adoption of this stockholder proposal is not in the long-term interests of our stockholders.
The Board of Directors recommends that stockholders vote AGAINST this proposal.

92	2024 PROXY STATEMENT

Ownership of Voting Securities
Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than five percent of Leidos common stock. The percentage of beneficial ownership is based on 135,134,158 shares of our common stock outstanding as of February 29, 2024.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001(1)	17,160,742 shares	12.70%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355(2)	15,405,579 shares	11.40%
(1)Based on a Schedule 13G/A (Amendment No. 12) filed with the SEC on January 23, 2024, in which BlackRock, Inc., a holding company filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 16,334,132 shares, shared voting power over 0 shares, sole dispositive power over 17,160,742 shares and shared dispositive power over 0 shares.
(2)Based on a Schedule 13G/A (Amendment No. 11) filed with the SEC on February 13, 2024, in which The Vanguard Group, an investment adviser filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 0 shares, shared voting power over 153,214 shares, sole dispositive power over 14,864,804 shares and shared dispositive power over 540,775 shares.
Stock Ownership of Directors and Officers
The following table sets forth, as of February 29, 2024, the beneficial ownership of our common stock by our directors and the named executive officers, and all of our directors and executive officers as a group. None of these individuals beneficially owns more than one percent of our common stock. As a group, our directors and executive officers beneficially own approximately 0.96% of our common stock. The percentage of beneficial ownership is based on 135,134,158 shares of our common stock outstanding as of February 29, 2024. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares beneficially owned by such person, except for such power that may be shared with a spouse. No shares have been pledged.

LEIDOS	93

OWNERSHIP OF VOTING SECURITIES

Beneficial Owner	Common stock	Stock units(1)	Option shares and RSUs(2)	Total shares beneficially owned
Director Nominees
Thomas A. Bell	6,300	—	—	6,300
Gregory R. Dahlberg	13,833	—	15,177	29,010
David G. Fubini	20,978	—	3,870	24,848
Noel B. Geer	90,227	—	15,177	105,404
Miriam E. John	18,862	80,463	19,965	119,290
Robert C. Kovarik, Jr.	6,028	—	14,986	21,014
Harry M. J. Kraemer, Jr.	81,758	124,377	19,965	226,100
Gary S. May	9,778	—	15,177	24,955
Surya N. Mohapatra	17,515	—	15,177	32,692
Nancy A. Norton	—	—	—	—
Patrick M. Shanahan	1,336	—	6,008	7,344
Robert S. Shapard	52,695	—	19,965	72,660
Susan M. Stalnecker	13,174	—	19,965	33,139
Named Executive Officers
Roger A. Krone	298,468	287,575	100,581	686,624
Christopher R. Cage	17,121	23,702	28,538	69,361
Gerard A. Fasano	70,100	—	26,676	96,776
Elizabeth M. Porter	17,766	—	30,593	48,359
Roy E. Stevens	27,458	1,780	37,172	66,410
All directors and executive officers as a group (26 persons)	583,693	246,816	473,882	1,304,391
(1)Represents vested stock units attributable to the individual or the group in the Key Executive Stock Deferral Plan or Management Stock Compensation Plan. Shares held in these plans are voted by the trustee in the same proportion as all other stockholders collectively vote their shares of common stock.
(2)Shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following February 29, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 and the rules of the SEC require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Our personnel generally prepare and file these reports for our directors and officers on the basis of information obtained from each director and officer and pursuant to a power of attorney. Due to an administrative error, one Form 4 for Mr. Cage was filed one day late. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all of our directors and executive officers and, to our knowledge, beneficial owners of more than 10% of our common stock otherwise complied during fiscal 2023 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

94	2024 PROXY STATEMENT

Frequently Asked Questions
Who is entitled to vote at the annual meeting?
Only stockholders of record of our common stock as of the close of business on our record date of March 6, 2024, are entitled to notice of, and to vote at, the annual meeting. As of March 6, 2024, there were 135,025,976 shares of common stock outstanding and entitled to vote.
We have no other class of capital stock outstanding. A list of stockholders entitled to vote at the meeting will be available for inspection at 1750 Presidents Street, Reston, Virginia for ten days prior to the meeting. Please contact the Office of the Corporate Secretary at (571) 526-6000 if you wish to inspect the list of stockholders prior to the 2024 annual meeting.
Can I attend the annual meeting?
If you held shares of Leidos common stock as of the record date, you may attend the 2024 annual meeting. Because seating is limited, only you and one guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 8:00 a.m. Eastern Time. You must present a valid government-issued picture identification and proof of Leidos stock ownership as of the record date. If you hold Leidos stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy from your bank, broker, trust or other nominee in order to vote. Stockholders of record also may be represented by another person at the annual meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the annual meeting on their behalf. Cameras, recording devices and other large electronic devices such as tablets or laptops, as well as backpacks or other large bags or packages are not permitted in the meeting. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Leidos’ address in the notice.
What constitutes a quorum?
The presence, either in person or by proxy, of the holders of a majority of the voting power of the shares of common stock outstanding as of March 6, 2024, is necessary to constitute a quorum and to conduct business at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.
What is a broker non-vote?
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. In tabulating the voting results for a particular proposal, broker non-votes are not counted as a vote on that proposal. Broker non-votes will not have an effect on the outcome of any matter being voted on at the meeting, assuming a quorum is present.
Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy or provide voting instructions to your broker so your vote can be counted.
How many votes am I entitled to?
Each holder of common stock will be entitled to one vote per share, in person or by proxy, for each share of stock held in such stockholder’s name as of March 6, 2024, on any matter submitted to a vote of stockholders at the annual meeting. There were 135,025,976 shares of our common stock outstanding on March 6, 2024.

LEIDOS	95

FREQUENTLY ASKED QUESTIONS
Is cumulative voting permitted for the election of directors?
No, the Company’s Certificate of Incorporation was amended in 2020 to eliminate cumulative voting in the election of directors.
How do I vote my shares?
Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Board’s recommendations as follows:
▶FOR all of the company’s nominees to the Board;
▶FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
▶FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025; and
▶AGAINST the stockholder proposal regarding special shareholder meeting improvement.
No other business is expected to come before the annual meeting; however, should any other matter properly come before the annual meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.
There are four different ways to vote your shares:
By Internet (prior to the meeting): Go to www.proxyvote.com or scan the QR code on your proxy or voting instruction card with a smart phone.
At the meeting (in person): If you are a record holder of shares of Leidos common stock, you may vote in person at the annual meeting. A record holder must present a valid government-issued picture identification. If you are representing an entity that is a stockholder, you must provide evidence of your authority to represent that entity at the annual meeting. Stockholders of record also may be represented by another person at the annual meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the annual meeting on their behalf. See “Can I attend the Annual Meeting?” above for more information regarding attending the annual meeting. If you hold your shares of Leidos common stock in street name, you must bring a valid government-issued picture identification and a copy of a statement reflecting your stock ownership as of the record date to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the annual meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.
By Telephone: Call 1-800-690-6903.
By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy or voting instruction card in the postage-paid envelope provided.
Submitting a proxy will not prevent you from attending the annual meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to our mailing agent, Broadridge, as described below or by attending the annual meeting and voting in person. The mailing address of our mailing agent is Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Simply attending the annual meeting will not revoke a proxy.
If you hold your shares of Leidos common stock in street name, you should follow the instructions provided by your broker, bank, trust or other nominee.

96	2024 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS
What vote is required for the matters to be voted upon at the meeting?
▶Proposal 1: The election of directors at the 2024 annual meeting is uncontested. In an uncontested election, nominees must receive a majority of votes cast (meaning the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes are not counted as votes cast.
▶Proposal 2: This advisory vote on executive compensation is non-binding on the Board. The affirmative vote of a majority of the voting power of common stock present or represented either in person or by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote.
▶Proposal 3: The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter at the annual meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal. As noted above, brokers that have not received voting instructions from a beneficial owner have discretionary authority to vote on this proposal, meaning there are no broker non-votes.
▶Proposal 4: The affirmative vote of the holders of a majority of the voting power of common stock, present or represented either in person or by proxy and entitled to vote on the matter is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker non-votes have no effect on the outcome of the proposal.
What are the voting deadlines?
For shares not held in the Leidos, Inc. Retirement Plan (the “Leidos Retirement Plan”), the deadline for submitting a proxy using the internet or the telephone is 11:59 p.m. ET on April 25, 2024. For shares held in the Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. ET on April 23, 2024.
How are the shares held by the Leidos Retirement Plan voted?
Each participant in the Leidos Retirement Plan has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the Leidos Retirement Plan (the “Trustee”), on a confidential basis, how to vote such participant’s proportionate interests in all shares of common stock held in the Leidos Retirement Plan. The Trustee will vote all shares held in the Leidos Retirement Plan for which no voting instructions are received in the same proportion as the shares for which voting instructions have been received.
The Trustee’s duties with respect to voting the common stock in the Leidos Retirement Plan are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.
How are the shares held by the Stock Plans voted?
Under the terms of our Management Stock Compensation Plan and Key Executive Stock Deferral Plan, Matrix Trust Company, as trustee of these stock plans, has the power to vote the shares of common stock held in these stock plans. Matrix will vote all such shares in the same proportion that our other stockholders collectively vote their shares of common stock. If you are a participant in these stock plans, you do not have the right to instruct Matrix on how to vote your proportionate interests in the shares of common stock held in these stock plans.

LEIDOS	97

FREQUENTLY ASKED QUESTIONS
What is the difference between a “stockholder of record” and a “beneficial” holder?
These terms describe how your shares are held. If your shares are registered directly with Computershare, our transfer agent, then you are a “stockholder of record” of these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder of these shares. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
Who is soliciting these proxies?
We are soliciting these proxies and the cost of the solicitation will be borne by us, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, virtual communication channels, by telephone or by email.
Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.
We have also hired Morrow Sodali, LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist in the solicitation and distribution of proxies, for which they will receive a fee of $15,000, as well as reimbursement for certain out-of-pocket costs and expenses.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy or voting instruction cards. We do not use householding for any other stockholder mailings.
If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the proxy statement or annual report to you upon request.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement or annual report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.
Where can I find the voting results of the annual meeting?
We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.
May I obtain a copy of the 2023 Annual Report on Form 10-K?
We will provide without charge to any stockholder, upon written or oral request, a copy of our annual report without exhibits. Requests should be directed to Leidos Holdings, Inc., 1750 Presidents Street, Reston, Virginia 20190, Attention: Corporate Secretary or by calling (571) 526-6000.

98	2024 PROXY STATEMENT

Other Matters
Stockholder Proposals for the 2025 Annual Meeting
Any stockholder proposals pursuant to Rule 14a-8 intended to be presented at the 2025 annual meeting of stockholders must be received by us at our principle executive offices at 1750 Presidents Street, Reston, Virginia 20190 (c/o Corporate Secretary) no later than November 12, 2024, in order to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.
Our proxy access bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of common stock for at least three years to submit director nominees for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. To be timely, the notice must be delivered to the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the proxy statement for the annual meeting was sent to stockholders. In the event, however, that the annual meeting is not scheduled to be held within a period that begins 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders, then the notice of nomination must be provided by the later of the close of business on the date that is 180 days prior to the annual meeting or the tenth day following the date such annual meeting is first publicly announced or disclosed. Therefore, in connection with the 2025 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between October 13, 2024, and November 12, 2024. Such notice must comply with the additional requirements of our bylaws.
In addition, Sections 2.07 and 3.03 of our bylaws provide that, in order for a stockholder to propose any matter (including nominations for directors) for consideration at the annual meeting (other than by inclusion in the Proxy Statement), such stockholder must give timely notice to our Corporate Secretary of such stockholder’s intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later. Therefore, in connection with the 2025 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between December 27, 2024, and January 26, 2025. Such notice must comply with the additional requirements of our bylaws.
Internet Availability of Proxy Materials
As permitted by the rules of the SEC, we are using the internet as a means of furnishing proxy materials to our stockholders. We believe this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.
On or about March 12, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy or voting instruction card to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email have received email notification of how to access our proxy materials and vote via the internet or by telephone or have been mailed paper copies of our proxy materials or a proxy and voting instruction card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting To Be Held on April 26, 2024.
The proxy statement and annual report are available at www.proxyvote.com.
Information and reports on our website to which we refer in this proxy statement will not be deemed a part of, or otherwise incorporated by reference into, this proxy statement.

LEIDOS	99

Corporate Headquarters

www.leidos.com

Stock Listing

Leidos Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE) under the trading symbol LDOS.

Transfer Agent and Registrar

Computershare
480 Washington Boulevard
Jersey City, NJ 07310
855-894-5367 (US)
201-680-6961 (International)
Hearing impaired (TTY): (800) 952-9245

www.computershare.com/leidos

Independent Registered Public Accounting Firm

Deloitte & Touche LLP
7900 Tysons One Place
McLean, VA 22102

Annual Report on Form 10-K

Copies of our 2023 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission can be accessed via our website at ir.leidos.com. Copies can also be obtained by contacting our Investor Relations team.

Certifications

The most recent certifications by our CEO and CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 are filed as exhibits to the Form 10-K. We have also filed with the NYSE the most recent Annual CEO Certification in accordance with the NYSE's listing standards.

Investor Relations

Questions from stockholders, analysts, and others can be directed to:

Stuart Davis
Sr. Vice President, Investor Relations Executive
Leidos Holdings, Inc.
1750 Presidents Street
Reston, VA 20190
571-526-6000

ir@leidos.com
ir.leidos.com

leidos

MIX
Paper from responsible sources
FSC®
FSC www.fsc.org

©2023 Leidos, Inc. All Rights Reserved. Leidos and the Leidos logo are trademarks of Leidos, Inc. in the United States and/or other countries.

leidos

ATTN: STOCK PROGRAMS
1750 PRESIDENTS STREET
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the barcode above**
Use the internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to Leidos, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on April 26, 2024 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX. Vote Confirmation is available 24 hours after your vote is received beginning April 13, 2024, with the final vote tabulation remaining available through June 28, 2024.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Leidos in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31390-P07414

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

leidos

1. Nominees:	For ↓	Against	Abstain
1a. Thomas A. Bell	☐	☐	☐
1b. Gregory R. Dahlberg	☐	☐	☐
1c. David G. Fubini	☐	☐	☐
1d. Noel B. Geer	☐	☐	☐
1e. Robert C. Kovarik, Jr.	☐	☐	☐
1f. Harry M. J. Kraemer, Jr.	☐	☐	☐
1g. Gary S. May	☐	☐	☐
1h. Surya N. Mohapatra	☐	☐	☐
1i. Nancy A. Norton	☐	☐	☐
1j. Patrick M. Shanahan	☐	☐	☐
1k. Robert S. Shapard	☐	☐	☐
1l. Susan M. Stalnecker	☐	☐	☐

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

VOTE ON PROPOSAL 2 - The Board of Directors recommends a vote FOR proposal 2.	For ↓	Against	Abstain
2. Approve, by an advisory vote, executive compensation.	☐	☐	☐

VOTE ON PROPOSAL 3 - The Board of Directors recommends a vote FOR proposal 3.	For ↓	Against	Abstain
3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025.	☐	☐	☐

VOTE ON PROPOSAL 4 - The Board of Directors recommends a vote AGAINST proposal 4.	For	Against ↓	Abstain
4. Consider stockholder proposal regarding special shareholder meeting improvement, if properly presented.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

You can view the Leidos Annual Report on Form 10-K and the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com

V31391-P07414

Proxy and Voting Instruction Card for the Annual Meeting of Stockholders - April 26, 2024
This Proxy and Voting Instruction Card are Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas A. Bell, Jerald S. Howe, Jr., and Henrique B. Canarim, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Leidos Holdings, Inc. (the "Company") to be held at the Company's office at 1750 Presidents Street, Reston, VA 20190 on Friday, April 26, 2024, at 9:00 a.m. (local time), and at any adjournment, postponement or continuation thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve) (the "2024 Annual Meeting of Stockholders"), as indicated on the reverse side.

For stockholders who are participants in the Leidos, Inc. Retirement Plan (the "Leidos Retirement Plan"), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of common stock held for the undersigned's account in the Leidos Retirement Plan at the 2024 Annual Meeting of Stockholders, as indicated on the reverse side.

The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. **If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR each of the nominees standing for election as a director, (ii) FOR Proposal 2, (iii) FOR Proposal 3, and (iv) AGAINST Proposal 4, and in the discretion of the proxy holders on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by the proxy and voting instruction card held for the undersigned's account in the Leidos Retirement Plan will be voted in the same proportion as the shares held in the Leidos Retirement Plan for which voting instructions have been received are voted.** The proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

For shares not held in the Leidos Retirement Plan, the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern Time on April 25, 2024. For shares held in the Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. Eastern Time on April 23, 2024.
Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)